Filed pursuant to Rule 424(b)(5)
Registration No. 333-264577

PROSPECTUS SUPPLEMENT
(To prospectus dated September 30, 2022)

Up to $100,000,000

Burning Rock Biotech Limited

American Depositary Shares

(Representing Class A Ordinary Shares)

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to our American Depositary Shares, or ADSs, representing our Class A ordinary shares, offered by this prospectus supplement and the accompanying prospectus. Each ADS represents one Class A ordinary share, par value US0.0002 per share. In accordance with the terms of the sales agreement, we may offer and sell our ADSs having an aggregate offering price of up to $100,000,000 from time to time through or to Cowen acting as our agent.

Our ADSs are listed on the NASDAQ Global Market, or NASDAQ, under the symbol “BNR.” On November 4, 2022, the last reported sale price of our ADSs on NASDAQ was $1.95 per ADSs. Our ADSs also commenced trading on the London Stock Exchange from November 1, 2022, under the same symbol of “BNR.” The ADSs listed on the London Stock Exchange are fully fungible with the ADSs listed on NASDAQ.

Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of ADSs sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any ADSs sold under the sales agreement, unless waived by Cowen under certain circumstances. We have also agreed to reimburse Cowen for Cowen’s legal expenses, including fees and disbursements of counsel incurred by Cowen, up to a maximum aggregate amount of $150,000. See “Plan of Distribution” beginning on page S-73 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our ADSs involve significant risks. These risks are described under the caption “Risk Factors ” beginning on page S-17 of this prospectus supplement, on page 20 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our business through contractual arrangements with the variable interest entity, or VIE, and its subsidiaries. While we do not have the equity ownership of the VIE, these contractual arrangements enable us to receive the economic benefits that could potentially be significant to the VIE in consideration for the services provided by our subsidiaries, and hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The securities offered in this prospectus supplement and the accompanying prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries or the VIEs. As used in this prospectus supplement and the accompanying prospectus, “we,” “us,” “our company,” “our,” or “the Company” refers to Burning Rock Biotech Limited and its subsidiaries, “the VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd., and “the VIEs” refers to the VIE and its subsidiaries.

Pursuant to the Special Administrative Measures for Access of Foreign Investment, or the Negative List (2021 Edition), as issued by the National Development and Reform Commission (NDRC) and the Ministry of Finance (MOFCOM) and amended from time to time, PRC laws and regulations prohibit direct foreign investment in the field of research, development, and application of genomic diagnosis and treatment technology. To comply with PRC laws and regulations, we conduct our operations in China primarily through contractual arrangements with the VIE, which holds the licenses, permits and approvals that are necessary for our business operations in the PRC. The VIE structure is used to replicate foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. Because we do not hold equity interests in the VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding the VIEs and the VIE structure, including regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure. If these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those operations. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. Our holding company, our PRC subsidiaries and the VIE, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our Company as a whole. As a result, the value of our securities may depreciate significantly or become worthless. For a detailed description of the risks associated with our corporate structure, “Item 3. Key Information—Risks Associated with Our Corporate Structure” in our annual report on Form 20-F for 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”) and “Risk Factors—Risks Relating to Our Corporate Structure” in this prospectus supplement and the accompanying prospectus.

Additionally, we are subject to certain legal and operational risks associated with the operations of our subsidiaries and the VIEs in the PRC. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material negative change in our subsidiaries’ and the VIEs’ operations, significant depreciation of the value of our ADSs, or a complete hindrance of our ability to offer or continue to offer our securities to investors, which could cause the value of your securities to become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—Risks Associated with Being Based in or Having the Majority of the Operations in China” in our 2021 Form 20-F and “Risk Factors—Risks Relating to Doing Business in the PRC—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in this prospectus and the accompanying prospectus.

In addition, as early as 2024, our securities could be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect or fully investigate our independent registered public accounting firm located in China for three consecutive years beginning in 2021. The trading prohibition could be accelerated to 2023 if the Accelerating Holding Foreign Companies Accountable Act is enacted. Our independent registered public accounting firm that issued the audit report included in our annual report filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because we have substantial operations within the PRC and the PCAOB is currently unable to conduct full inspections of the work of our independent registered public accounting firm as it relates to those operations without the approval of the Chinese authorities, our independent registered public accounting firm is not currently inspected by the PCAOB. This lack of PCAOB inspections in the PRC prevents the PCAOB from regularly evaluating our independent registered public accounting firm’s audits and its quality control procedures, and our independent registered public accounting firm is therefore subject to the determinations announced by the PCAOB on December 16, 2021. In March 2022, the SEC issued its first “conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https:// www.sec.gov/hfcaa. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. As a result, investors are deprived of the benefits of PCAOB inspections. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement of Protocol. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. For a detailed description of risks related to HFCA Act, see “Item 3. Key Information—Risks Associated with the Holding Foreign Companies Accountable Act” in our 2021 Form 20-F and see “Risk Factors—Risks Relating to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in this prospectus supplement and the accompanying prospectus.

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited.; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third-party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans.

As of the date of this prospectus supplement, none of our PRC subsidiaries nor the VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus supplement, the VIE has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus supplement, Burning Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders. Nevertheless, cash transfers have been made to date between Burning Rock Biotech Limited, our subsidiaries and the VIEs and such cash transfers have been made in one direction only and in the direction to the VIE as of the date of this prospectus supplement. We currently do not have cash management policies that dictate when or how funds are transferred between us, our subsidiaries and the VIEs. For details regarding the payments between us, our subsidiaries and the VIEs, see “Summary—Contractual Arrangement” in this prospectus supplement and “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in the accompanying prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash. For more information related to the condensed consolidating schedule and the consolidated financial statements, see “Summary—Contractual Arrangement” in this prospectus supplement and “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in the accompanying prospectus.

The majority of our income is received in Renminbi, and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny and may limit the ability of Burning Rock Biotech Limited, our Cayman holding entity, to use capital from our PRC subsidiaries. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIEs, restrictions on currency exchanges in China and capital controls the Chinese government may impose, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions from our subsidiaries in China to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could adversely affect our ability to conduct our business,” and “—The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our ordinary shares,” and “—PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business” in the 2021 Form 20-F and relevant risk factors in this prospectus supplement.

For 2019, 2020, 2021 and the six months ended June 30, 2022, Burning Rock Biotech Limited and its subsidiaries provided loans of RMB33.8 million, nil, RMB315.0 million (US$49.4 million) and RMB380.0 million (US$56.7 million), respectively, to the VIE and the VIE’s subsidiaries.

Our outstanding ordinary share capital consists of Class A ordinary shares and Class B ordinary shares. Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer, beneficially owns all of our issued Class B ordinary shares. These Class B ordinary shares constitute approximately 16.4% of our total issued and outstanding share capital and 54.1% of the aggregate voting power of our total issued and outstanding share capital. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary share under any circumstance. Each Class B ordinary share is entitled to six (6) votes and is convertible into one Class A ordinary share at any time by the holder thereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

November 7, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ADSs and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Cowen has not, authorized any other person to provide you with different information. We and Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•

“Burning Rock,” “we,” “us,” “our company” and “our” refer to Burning Rock Biotech Limited, a Cayman Islands exempted company with limited liability, and its subsidiaries and consolidated affiliated entities;

•

“China” or “the PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan; however, when used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of the People’s Republic of China, excluding that of Hong Kong, Macau or Taiwan;

•

“liquid biopsy” refers to a test done on a blood sample that enables the access to the molecular information, by looking for cancer cells from a tumor that are circulating in the blood or for pieces of DNA from tumor cells that are in the blood, throughout all stages of cancer;

•	“MRD” refers to minimal residual disease, a small number of cancer cells left in the body after treatment;

•	“NGS” refers to next-generation sequencing, a DNA sequencing technology used to determine the nucleotide sequence of an individual’s genome;

•	“RMB” or “Renminbi” refers to the legal currency of China;

•	“sensitivity” refers to the percentage of people who test positive for a specific disease or condition among people who actually have the disease or condition;

•	“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.0002 per share;

•	“specificity” refers to the percentage of people who test negative for a specific disease or condition among people who do not have the disease or condition;

•	“U.S. GAAP” refers to accounting principles generally accepted in the U.S.;

•	“US$,” “$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

•	the “VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd.; and

•	the “VIEs” refers to the VIE and its subsidiaries.

We publish our consolidated financial statements in Renminbi. The conversion of Renminbi into U.S. dollars in this prospectus supplement is solely for the convenience of readers. The exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement and the accompany prospectus were made at a rate of RMB6.6981 to US$1.00, the noon buying rate in effect as of June 30, 2022. The Renminbi is not freely convertible into foreign currency. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. On October 28, 2022, the exchange rate was RMB7.2499 to US$1.00.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein by reference include “forward-looking statements” that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995. In some cases, you can identify these forward-looking statements by words such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or similar expressions. This prospectus supplement also contains data that we obtained from various government and private publications. Although we have not independently verified the data, we believe that the publications and reports are reliable. The market data contained in this prospectus supplement and any accompanying prospectus supplement involves a number of assumptions, estimates and limitations. Our industry may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements.

These forward-looking statements include, but are not limited to, statements about:

•	our mission and strategies;

•	trends and competition in China’s cancer genotyping industry;

•	our expectations regarding demand for and market acceptance of our cancer therapy selection products and services and our ability to expand our customer base;

•	our ability to obtain and maintain intellectual property protections for our cancer therapy selection technologies and our continued research and development to keep pace with technology developments;

•

our ability to obtain and maintain regulatory approvals from the National Medical Products Administration (“NMPA”) and the National Center for Clinical Laboratories (“NCCL”) and have our laboratory certified or accredited by authorities including the Clinical Laboratory Improvement Amendments (“CLIA”) and the College of American Pathologists (“CAP”);

•	our future business development, financial condition and results of operations;

•	our ability to obtain financing cost-effectively;

•	potential changes of government regulations, regardless of whether they are directly related to our industry;

•	our ability to hire and maintain key personnel;

•	our relationship with our major business partners and customers; and

•	general economic and business conditions in China and elsewhere.

We do not guarantee that the transactions and events described in this prospectus supplement and the accompanying prospectus will happen as described or that they will happen at all. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements and any related statements made in this prospectus supplement and the documents incorporated by reference are made as of the date of the respective documents. The forward-looking statements obtained from third-party studies or reports are made as of the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before investing in shares of our ADSs. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, the information included under the section entitled “Risk Factors” and the financial statements and the related notes thereto incorporated by reference in this prospectus supplement, before you decide to invest in our ADSs.

Our Company

We aim to transform precision oncology and early cancer detection. We are China’s leading NGS-based cancer therapy selection company. Our cancer therapy selection platform is built upon our advanced proprietary technologies, comprehensive portfolio of products and a two-pronged market-driven commercial infrastructure addressing both larger hospitals through our in-hospital model and smaller hospitals through our central laboratory model.

Our advanced technology platform integrates cutting-edge proprietary cancer therapy selection technologies using both tissue and liquid biopsies, including assay biochemistry, bioinformatics and a patented laboratory information management system. Our proprietary HS library preparation technology allows us to work with poor quality and limited volume samples and enables enhanced sensitivity—capabilities that are critical to effectively deploying NGS-based cancer therapy selection, especially in China. Our in-depth cancer genomics insights, accumulated from the large number of tests we have performed since our inception, enable us to process and accurately analyze genomic information and achieve a median turnaround time of six days.

Our NGS-based cancer therapy selection test products are used to assist physicians in selecting the most effective therapy for cancer patients. We primarily offer 15 NGS-based cancer therapy selection and prognosis prediction tests applicable to a broad range of cancer types, including lung cancer, gastrointestinal cancer, prostate cancer, breast cancer, lymphomas, thyroid cancer, colorectal cancer, ovarian cancer, pancreatic cancer, and bladder cancer, using both tissue and liquid biopsy samples. Our core products, including OncoCompassTM IO, OncoScreenTM IO and OncoCompassTM Target, perform on par with those of our global peers. We launched our minimal residual disease (MRD) product, brPROPHET™, in March 2022, which has demonstrated superior sensitivity and specificity to fixed panel in pre-operative ctDNA detection and post-operative MRD calling among relapsed patients. We are the clear leader in the lung cancer segment of China’s NGS-based cancer therapy selection market. We believe we offer the best NGS-based cancer therapy selection products and services in China, and we have won the trust of pharmaceutical companies, physicians, hospitals and patients with our high quality standards, superior product performance and strong service support. Our products are recognized by the medical, pharmaceutical and scientific communities, as evidenced by (i) the use of our products by oncology key opinion leaders in clinical trials and research studies they initiate, and (ii) our collaborations on clinical trials and research studies with leading pharmaceutical companies including AstraZeneca (NYSE: AZN), Bayer (ETR: BAYN), Johnson & Johnson (NYSE: JNJ), CStone (HKEX: 2616), BeiGene (HKEX: 6160), Abbisko Therapeutics (HKEX: 2256), IMPACT Therapeutics and Merck KGaA (ETR: MRK), primarily by providing central laboratory services and companion diagnostics development services to these pharmaceutical companies. The results of these clinical trials and research studies have been published in over 200 peer-reviewed articles, and the results of research studies using our products have been published in numerous peer-reviewed articles.

We pioneered a two-pronged commercial infrastructure, consisting of both central and in-hospital laboratories, to maximize market penetration and create higher barriers to entry.

•	Central laboratory model: Our central laboratory processes cancer patients’ tissue and liquid biopsy samples delivered to us from hospitals across China and issues test reports. In 2021, approximately

45% of the tests performed under our central laboratory model were conducted on liquid biopsy samples. This model enabled us to become China’s largest provider of NGS-based cancer therapy selection tests while building relationships with over 5,420 physicians from 757 hospitals across China as of December 31, 2021. Our central laboratory also supports our collaborations with pharmaceutical companies. We are the leader in the central laboratory segment of China’s NGS-based cancer therapy selection market. Revenue from our central laboratory model has accounted for a substantial majority of our revenue, and we expect it to continue to grow.

•

In-hospital model: Chinese hospitals generally prefer to conduct laboratory tests in-house. However, despite the large and growing demand for NGS-based cancer therapy selection tests, hospitals face multiple challenges in adopting these tests, which have technically sophisticated workflows. In 2016, we became China’s first NGS-based cancer therapy selection company to offer an in-hospital model, providing turn-key solutions to address Chinese hospitals’ challenges in adopting NGS-based cancer therapy selection. We help our partner hospitals establish their in-hospital laboratories, install laboratory equipment and systems, and provide ongoing training and support. With these laboratories, equipment and systems in place, we sell them our reagent kits on a recurring basis, which allow them to perform testing on their own in a standardized manner. We had partnered with 66 Class III Grade A hospitals (the highest of China’s nine-tiered hospital designation system), one Class II Grade A hospital and a clinical center as of June 30, 2022. We have invested and expect to continue investing substantially in our in-hospital model, as we expect it to become an increasingly important segment of China’s NGS-based cancer therapy selection market. While revenue from our in-hospital model was smaller than that generated from our central laboratory business in 2021 and the six months ended June 30, 2022, revenue from our in-hospital model has grown rapidly and substantially since we entered into this model.

In addition to our NGS-based cancer therapy selection tests, we are also investing in our development of early cancer detection tests. Early cancer detection can substantially increase the chances of successful treatment and therefore presents enormous market opportunities. However, it is extremely difficult to develop liquid biopsy-based early cancer detection tests with the sensitivity and specificity needed for the tests to be clinically useful. Our targeted DNA methylation-based library preparation technologies and bioinformatics effectively address these challenges by enhancing the signal-to-noise ratio on the most informative cancer-associated methylation loci and blocks, enabling us to detect extremely low circulating levels of cancer biomarkers to facilitate accurate early detection of multiple cancers. Our early cancer detection technologies have demonstrated an overall sensitivity of 80.6% across six cancer types (including lung cancer, colorectal cancer, liver cancer, ovarian cancer, pancreatic cancer and esophageal cancer) at various stages, with 98.3% specificity (meaning 98.3% of asymptomatic participants test negative for any cancer). We will continue our research and development efforts in early cancer detection, with the aim of developing pan-cancer early detection products.

We are one of the fastest-growing companies in China’s NGS-based cancer therapy selection market. Our revenue increased by 12.6% from RMB381.7 million in 2019 to RMB429.9 million in 2020 and further increased by 18.1% to RMB507.9 million (US$79.7 million) in 2021. Our revenue increased by 13.9% from RMB233.9 million in the six months ended June 30, 2021 to RMB266.4 million (US$39.8 million) in the same period of 2022. Our gross profit increased 14.8% from RMB273.3 million in 2019 to RMB313.9 million in 2020 and further increased by 16.0% to RMB364.1 million (US$57.1 million) in 2021. Our gross profit increased by 1.8% from RMB167.2 million in the six months ended June 30, 2021 to RMB170.2 million (US$25.4 million) in the same period of 2022. Our gross profit margin was 71.6%, 73.0%, 71.7% and 63.9% in 2019, 2020, 2021 and the six months ended June 30, 2022, respectively.

Contractual Arrangement

Investment in China by foreign investors is subject to certain restriction under PRC laws and regulations, in particular, the Catalog of Industries for Encouraging Foreign Investment, and the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List. Industries not listed in the Negative List are generally permitted and open to foreign investment, unless specifically prohibited or restricted by the PRC laws and regulations. While foreign investors are given access to the medical device industry according to Negative list, foreign ownership is prohibited in businesses involving the development and application of genomic diagnosis and treatment technology. We are a company incorporated in the Cayman Islands, and, as a result, our subsidiaries in China are considered foreign-owned enterprises. To comply with the PRC laws and regulations described above, we primarily conduct our business in China through the VIE and its subsidiaries in China, based on a series of contractual arrangements among the VIE, its shareholders and our WFOE.

We, through our WFOE, have entered into a series of contractual arrangements with the VIE and the nominee shareholders of the VIE. These contractual arrangements enable us to, among others:

•	receive economic benefits from the VIE; and

•	hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law.

Because of these contractual arrangements, while we do not have equity ownership of the VIE, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. See “Our Company—Contractual Arrangement” of the accompanying prospectus for a summary of these contracts and arrangements.

In the opinion of Tian Yuan Law Firm, our PRC counsel:

•	the ownership structure of the VIE and our WFOE in China currently does not violate any applicable PRC laws or regulations currently in effect; and

•

the contractual arrangements among our WFOE, VIE and the shareholders of the VIE governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws or regulations currently in effect and currently do not and will not violate any applicable PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2021 Annual Report and relevant risk factors in this prospectus supplement for more details.

The table below sets forth the results of operations of VIEs included in our consolidated statements of comprehensive loss for the six months ended June 30, 2022:

	For six months ended June 30, 2022
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Revenues	82,026	258,488	(74,144)	266,370	39,769
Net loss	(180,105)	(347,714)	4,294	(523,525)	(78,162)

The table below sets forth the condensed consolidated schedule of financial position of the VIE and subsidiaries of the VIE as of June 30, 2022:

	As of June 30, 2022
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Cash and cash equivalents	816,230	332,367	—	1,148,597	171,481
Restricted cash	1,561	2,892	—	4,453	665
Total current assets	2,241,113	834,026	(1,612,054)	1,463,085	218,436
Total non-current assets	287,427	110,762	—	398,189	59,446
Total assets	2,528,540	944,788	(1,612,054)	1,861,274	277,882
Total liabilities	1,096,307	1,714,188	(2,381,454)	429,041	64,054
Total shareholders’ (deficit) equity	1,432,233	(769,400)	769,400	1,432,233	213,828
Total liabilities, mezzanine equity and shareholders’ (deficit) equity	2,528,540	944,788	(1,612,054)	1,861,274	277,882

The table below sets forth the cash flows of the VIE and subsidiaries of the VIE included in our consolidated statements of cash flows for the six months ended June 30, 2022:

	For the six months ended June 30, 2022
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Net cash used in operating activities	(47,184)	(206,450)	—	(253,634)	(37,870)
Net cash (used in) generated from investing activities	41,860	(24,142)	—	17,718	2,649
Net cash (used in) generated from financing activities	(73,493)	380,000	(380,000)	(73,493)	(10,971)

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans. As of the date of this prospectus, none of our PRC subsidiaries nor VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus, as the VIE has been loss making, it has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus supplement, Burning

Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders.

There are limitations on foreign exchange and our ability to transfer cash among us, our subsidiaries (including our WFOE) and the VIEs, and to transfer funds across borders and to the U.S. investors. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into our, our subsidiaries’ and the VIEs’ business and restrict the ability to pay dividends to their respective shareholders, including our U.S. shareholders. Such restrictions are primarily related to the following aspects:

(1)

regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends;

(2)

the PRC government also controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We may not be able to complete the administrative procedures required to register the remittance of the payment of our dividends, if any;

(3)	if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us; and

(4)

our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their Renminbi revenues to pay dividends to us. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations. However, approval from or registration with appropriate governmental authorities or commercial banks authorized by such authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

Historically, in response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in 2016, the People’s Bank of China, or the PBOC, and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subjected to tighter scrutiny. Furthermore, as the interpretation and implementation of these foreign exchange regulations has been constantly evolving, it is unclear how these regulations, and any future regulations concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects; and

(5)

the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

There are further limitations on our PRC subsidiaries’ and the VIEs’ ability to distribute earnings to their respective shareholders. Current PRC regulations permit the VIEs to pay profits to the WOFE only from the VIEs’ accumulated profits, and only in accordance with applicable PRC laws and regulations. PRC regulations also require our PRC subsidiaries to set aside at least 10% of their after-tax profits each year to fund the statutory reserve and restrict dividend and shareholder distributions until the statutory reserve reach 50% of their respective registered capital. Our PRC subsidiaries may at their discretion allocate a portion of their after-tax profits to staff welfare and bonus funds in accordance with relevant PRC rules and regulations. These reserve funds and staff welfare and bonus funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, there are limitations on our ability to settle amounts owed by the VIE under the relevant VIE agreements to us. We are entitled to receive substantially all of the economic benefits of the VIE in consideration for the services provided by our WFOE, according to the VIE Agreements. See “Our Company—Contractual Arrangement” in this prospectus supplement for more information. However, the VIE agreements are not equivalent to equity ownership. For example, the contractually bound nominee shareholders of the VIE could potentially breach their contractual agreements with us by failing to fulfill their contractual obligations, failing to act in our interest, or acting to the detriment of our interest. Moreover, as these nominee shareholders, rather than our WFOE and us, are the actual shareholders of the VIE, we are unable to independently exercise any rights as a shareholder of the VIE and force the VIE to distribute its earnings to us. In addition, the legality or enforceability of the VIE agreements have never been tested in a court of law in China. If any relevant contractual provisions were to ultimately be held unenforceable by the PRC courts or other governmental authorities, such uncertainty could result in us facing a reduced ability or complete inability to receive the economic benefits of the business operations of the VIEs. These restrictions and limitations could limit our ability to settle amounts owed under the VIE agreements and our subsidiaries’ ability to pay dividends.

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries and the VIEs. In practice, we estimate and allocate funds to our WFOE and the VIEs based on their respective available cash balances and forecasted cash requirements. As of the date of this prospectus, cash transfers between Burning Rock Biotech Limited, our subsidiaries and the VIEs have been made in one direction only and in the direction to the VIE.

The cash flows that have occurred between our Company, our subsidiaries and the VIEs are summarized as the following.

The VIE, Burning Rock (Beijing) Biotechnology Co. Ltd., generates and retains cash generated from operating activities and re-invests it in the business activities conducted by the VIE and its subsidiaries. Unrelated to those services as stipulated under the Exclusive Business Operation Agreement, the agreement that allows the Company to receive economic benefits from the VIE, our WFOE, Beijing Burning Rock Biotech Limited, charges service fee to the VIEs for certain operating expenses that it bears on behalf of the VIE for the business operations of the VIE and its subsidiaries. The service fee is determined at an amount subject to mutual negotiation and agreement between the WFOE and the VIE. Our WFOE charged service fees of RMB72.8 million (US$10.9 million) to the VIE and received RMB262.0 million (US$39.1 million) of service fees from the VIE in the six months ended June 30, 2022. During the same period, we transferred RMB2.2 million (US$0.3 million) of financing proceeds to our WFOE, which was then transferred to the VIEs as advance payments. Additionally, in the six months ended June 30, 2022, we transferred RMB380.0 million (US$56.7 million) of financing proceeds to our WFOE or our Hong Kong subsidiary, which was transferred to the VIEs. As the VIE has been loss-making, it has not settled any amount owed to the WFOE under the VIE Agreements.

We may transfer cash proceeds raised from future overseas financing activities through our holding company, to our WFOE through capital contributions and shareholder loans. Our WFOE is expected to then transfer funds to the VIE and its subsidiaries to meet their capital needs.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. The VIE, its subsidiaries or shareholders could breach their contractual arrangements with us in ways including failing to fulfill their contractual obligations or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE, its subsidiaries and its shareholders of their obligations under the contracts to exercise any control over the VIE. The VIE’s shareholders may have actual or potential conflicts of interest with us, and may not act in the best interests of our company. These shareholders may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. If any dispute relating to these contracts arises, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and, therefore, will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

In addition, the Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE, its founders and owners. It is uncertain whether any new PRC laws or regulations relating to the VIE structures will be adopted or if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer holds 45.9% of the equity interests in the VIE. Mr. Han also has 54.2% of the aggregate voting power of our issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. Accordingly, the enforceability of the various contracts described above by our company against the VIE is substantially dependent upon Mr. Han. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary. If this happens, we would need to deconsolidate the VIEs. The majority of our assets, including the necessary licenses to conduct business in China are held by the VIEs. A significant part of our revenues is generated by the VIEs. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our 2021 Form 20-F,

which is incorporated by reference, and “Risk Factors—Risks Relating to Our Corporate Structure” in this prospectus supplement.

On December 16, 2021, the PCAOB issued the HFCA Act Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa. Trading in our ADSs on NASDAQ or over-the-counter will be prohibited and, as a result, our ADSs will be delisted under HFCA Act, if the PCAOB has determined that it has been unable to inspect our auditor located in China for three consecutive years, starting from 2022. The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs will be prohibited from trading on NASDAQ or OTC or delisted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement of Protocol. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. See “Risk Factors—Risks Relating to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in this prospectus supplement for more details.

See the accompanying prospectus for more information on our holding company structure and contractual arrangements with the VIE.

Summary of Risk Factors

Risks Relating to Our Business and Industry

•	We are a cancer diagnostics company with a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

•	We have incurred net losses historically, and may not be able to achieve and maintain profitability.

•

Failure to maintain significant commercial market acceptance for our cancer therapy selection products and services, or any future products and services may harm our business and results of operations.

•	We may be unable to develop and commercialize our early cancer detection products or new cancer therapy selection products on a timely basis, or at all.

•	If we fail to keep up with industry and technology developments in a timely and cost-effective manner, we may be unable to compete effectively and our business and prospects could suffer.

•	If our products or services do not perform as expected, our operating results, reputation and business could suffer.

•	If we were to be sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

•	If we cannot maintain or develop relationships with hospitals and physicians, our results of operations and prospects could be adversely affected.

•	We require substantial funding for our operations. If we cannot raise sufficient additional capital on acceptable terms, our business, financial condition and prospects may be adversely affected.

•

We face risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt our operations. In particular, the COVID-19 outbreak in China and worldwide has adversely affected, and may continue to adversely affect, our business, results of operations and financial condition.

•	Failure to manage our growth or execute our strategies effectively may adversely affect our business and prospects.

•	Ethical, legal and social concerns related to the use of genomic information could reduce demand for our cancer therapy selection testing products and services.

Risks Relating to Government Regulations

•

We are subject to extensive legal and regulatory requirements in China for our cancer therapy selection products and services. Any lack of requisite certificates, licenses or permits applicable to our business may have an adverse impact on our business, financial condition and results of operations.

•

Failure to comply with existing or future laws and regulations related to the management of human genetic resources in China could lead to government enforcement actions, which could include civil or criminal fines or penalties, private litigation, other liabilities, and/or adverse publicity. Compliance or the failure to comply with such laws could increase the costs of, limit and cause significant delay in our clinical studies and research and development activities, and could otherwise materially and adversely affect our operating results, business and prospects.

•	Any change in the regulations governing the use of personal data in China, which are still under development, could adversely affect our business and reputation.

Risks Relating to Our Corporate Structure

•

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

•

Our contractual arrangements with the VIE and its shareholders may not be as effective in providing operational control or enabling us to derive economic benefits as a direct ownership of a controlling equity interest would be.

•

We may lose the ability to use and enjoy assets held by the VIE that are critical to the operation of our business if the VIE declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

•	Any failure by the VIE, its subsidiaries or shareholders to perform their obligations under our contractual arrangements with them would have an adverse effect on our business.

•	The ultimate beneficial shareholders of the VIE may have conflicts of interest with us, which may adversely affect our business.

•

We conduct our business operations in the PRC through the VIE and its subsidiaries by way of our contractual arrangements, but certain of the terms of our contractual arrangements may not be enforceable under PRC laws.

•	If we exercise the option to acquire the equity interest and assets of the VIE, this equity interest or asset transfer may subject us to certain limitations and substantial costs.

•

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may affect the viability of our current corporate structure, corporate governance and business operations.

Risks Relating to Doing Business in the PRC

•

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

•

Geopolitical tensions have led to a worsening relationship between China and the United States and this adverse trend may continue to deteriorate, which could negatively affect our business and results of operations.

•	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

•

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our directors or our management named in this prospectus supplement based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

•

Recent litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of the ADSs and could have an adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

•

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.

•

Proceedings instituted by the SEC against the Big Four PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

Risks Relating to Hong Kong

•	You may have difficulty enforcing judgments in Hong Kong.

•	There may be political risks associated with having business connection with Hong Kong.

•	Recent unrest in Hong Kong may affect our business.

Risks Relating to This Offering and Ownership of Our ADSs

•	The trading price of ADSs has been and may continue to be volatile, which could result in substantial losses to investors.

•

We may issue additional ordinary shares, other equity or equity-linked or debt securities, which may materially adversely affect the price of our ordinary shares or ADSs. Hedging activities may depress the trading price of our ordinary shares.

•

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and the ADSs may view as beneficial.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

Corporate Information

Our principal executive offices are located at No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, the People’s Republic of China. Our telephone number at this address is +86 020-3403 7871. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is http://www.brbiotech.com. The information contained on our website is not a part of this prospectus supplement. We have included our website address as an inactive textual reference only.

THE OFFERING

ADSs offered	ADSs with an aggregate sale price of up to US$100,000,000.

Plan of distribution	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page S-73.

The ADSs	Each ADS represents one Class A ordinary share, par value US$0.0002 per ordinary share. The offered ADSs are evidenced by American Depositary Receipts.

The depositary will hold Class A ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any such exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section in the accompanying prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes the accompanying prospectus.

Ordinary shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to six (6) votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder and under certain other circumstances, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares. For a description of Class A ordinary shares and Class B ordinary shares, see “Description of Share Capital” in the accompanying prospectus.

Depositary	Citibank, N.A.

Use of proceeds	Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we intend to use the proceeds of this offering for (i) research and development of our early cancer detection technologies, (ii) obtaining NMPA approvals for our cancer genotyping products, including completing related clinical trials, and (iii) other general and administrative matters. See “Use of Proceeds” for more information.

Risk factors	See “Risk Factors” and other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ADSs.

NASDAQ Global Market and London Stock Exchange symbol for our ADSs	BNR.

RISK FACTORS

An investment in our ADSs involves certain risks. You should carefully consider the risks described below as well as the other information, such as the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our 2021 Form 20-F (as updated by this prospectus supplement), included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The value of our ADSs could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note on Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Relating to Our Business and Industry

We are a cancer diagnostics company with a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

We commercially launched our first cancer therapy selection test in 2014 and started generating revenue in 2014. Our limited operating history may make it difficult to evaluate our current business and predict our future performance. Any assessment of our profitability or prediction about our future success or viability is subject to significant uncertainty.

China’s NGS-based cancer therapy selection market is still in its early stage of development and rapidly evolving, and companies operating in this industry face a variety of risks. We may not have sufficient experience or resources to address risks frequently encountered in this industry, which include, among other things, our potential failure to:

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acquire and retain customers and increase adoption of our cancer therapy selection products and services by hospitals, physicians, patients, pharmaceutical companies and others in the medical community;

•	timely respond to changing market conditions and keep up with evolving industry and technological standards and regulatory developments;

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obtain and maintain the regulatory approvals required for us to further market and sell our cancer therapy selection products and services and commercialize our early cancer detection products and services;

•	manage our relationships with our suppliers, customers and research partners;

•	protect proprietary technologies and intellectual property rights; and

•	attract, train, motivate and retain research and development and other qualified personnel.

If we are unsuccessful in addressing any one or more of these risks, our business, financial condition and results of operations could be adversely affected.

We have incurred net losses historically, and may not be able to achieve and maintain profitability.

Although our revenue grew rapidly in recent years, we have historically incurred net losses. In 2019, 2020, 2021 and the six months ended June 30, 2022, we incurred net loss of RMB169.2 million, RMB407.2 million, RMB796.7 million (US$125.0 million) and RMB523.5 million (US$78.2 million), respectively. To date, we have financed our operations principally from revenue generated from operations, proceeds from our initial public offering and concurrent private placement and equity contributions from our shareholders.

We have invested and expect to continue to invest significantly in the research, development, and sales and marketing of our products. As such, we may continue to incur losses in the future. We cannot predict the extent of these future losses, or when we may achieve profitability, if at all. If we are unable to generate sufficient revenue from our business and control our costs and expenses to achieve and maintain profitability, the value of your investment in us could be negatively affected.

Failure to maintain significant commercial market acceptance for our cancer therapy selection products and services, or any future products and services may harm our business and results of operations.

Our cancer therapy selection products and services contributed substantially all of our revenue for 2019, 2020, 2021 and in the six months ended June 30, 2022. Although we are in the process of developing early cancer detection products, our cancer therapy selection tests will continue to account for a significant portion of our revenue in the foreseeable future. Our ability to execute our growth strategy and become profitable will therefore depend upon the continued and further adoption of our cancer therapy selection products and services by hospitals and patients. Continued adoption and use of these products and services will depend on several factors, including, among others:

•	our ability to demonstrate among the medical community the clinical utility, superiority and the benefits of our cancer therapy selection products and services;

•	our ability to further validate our cancer therapy selection technologies through clinical research and accompanying publications;

•	the timing and scope of approval by the NMPA for our additional cancer therapy selection products;

•	the prices we charge for our cancer therapy selection products and services;

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our ability to maintain our laboratory certification, accreditation and regulatory approvals, including the NCCL PCR clinical test laboratory certificate, the NCCL NGS laboratory certificate, the CAP accreditation, the CLIA certification, and complete required inspections; and

•	the impact of negative publicity regarding our or our competitors’ tests and technologies resulting from defects or errors.

We cannot assure you that our cancer therapy selection products and services will continue to maintain or gain market acceptance, and any failure to do so would harm our business and results of operations.

We may be unable to develop and commercialize our early cancer detection products or new cancer therapy selection products on a timely basis, or at all.

We are developing early cancer detection products and may develop and commercialize new cancer therapy selection products from time to time in the future. Developing early cancer detection and new cancer diagnostics products is a lengthy and complex process. New products may take time to commercialize, and their launch could be delayed or may not be successful.

Our product development process involves various risks, and we may not be able to develop and commercialize any early cancer detection products or new cancer therapy selection products on a timely basis, or at all. A product candidate that appears promising in the early phases of development may fail to reach the market for a number of reasons. For example:

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our product candidates may fail to demonstrate clinical utility, or the development process may produce negative or inconclusive results, and we may decide, or regulators may require us to conduct additional clinical trials or we may decide to abandon our development programs;

•	our employees, or third-party clinical investigators, medical institutions and contract research organizations, may fail to comply with their contractual duties or obligations or meet expected deadlines, and if the quality, completeness or accuracy of the clinical data they obtain are compromised due to any failure to adhere to our clinical protocols or for other reasons, our clinical trials may have to be extended, delayed or terminated;

•	we may fail to obtain approvals for our product candidates from relevant regulatory authorities; and

•	failure to generate additional data and insights from our existing products to advance the research and development of new products as quickly, or at all.

In addition, our competitors may develop and commercialize competing products faster than we are able to, in which case our results of operations could be adversely affected.

If we fail to keep up with industry and technology developments in a timely and cost-effective manner, we may be unable to compete effectively and our business and prospects could suffer.

China’s NGS-based cancer therapy selection market is characterized by rapid changes, including technological and scientific breakthroughs, increasing amounts of data, frequent introductions of new tests, constant emergence of alternative diagnostic methods, and evolving industry standards. If we are not able to keep pace with these advances and increased customer expectations as a result of these advances and capture new market opportunities that develop as a result of these advances, our proprietary technologies could be rendered obsolete, our existing products and services and products and services we are developing could be rendered less clinically effective, and our future operations and prospects could suffer. To remain competitive, we must continuously upgrade our existing products and services and launch new products and services, to keep pace with these developments. We cannot assure you that these efforts will be successful.

In addition, we must expend significant resources in order to continuously upgrade our existing products and services or launch new ones to keep pace with industry and technological advances. We may never realize a return on investment on these efforts, especially if the improved or new products and services fail to perform as expected, in which case our business, financial condition and results of operations could be adversely affected.

If our products or services do not perform as expected, our operating results, reputation and business could suffer.

Our success depends on the market confidence that we can provide reliable, high-quality cancer therapy selection products and services, that will provide physicians with real-time clinically actionable diagnostic information. However, there is no assurance that our current and future products and services, including our early cancer detection tests currently under development, will consistently perform as expected, if at all. Our tests may fail to accurately detect gene variants or incompletely or incorrectly identify the significance of genomic alterations, or contain other errors or mistakes due to a variety of reasons (such as malfunction of our laboratory equipment and degraded liquid biopsy or tissue samples provided by our delivery service providers), which could either delay treatments or incur unnecessary medical expenses to people on whom the tests are performed. In addition, inaccurate results or misunderstandings of, or inappropriate reliance on, the diagnostic information our current and future tests provide could lead to, or be associated with, side effects or adverse events in patients who use our tests, including treatment-related death, and could lead to termination of our services or claims against us. Any such inaccurate diagnostic results, or perception thereof, could further subject us to claims or lawsuits brought by people taking our tests and their families. Any product defects or other failure of our existing products and products currently under development may result in adverse or negative publicity, lost revenue, rising insurance premium, and significant warranty and other expenses and could have a material adverse impact on our operation, business prospects, financial condition and results of operations.

If we were to be sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

We could face product liability claims should someone allege that our products or services identified inaccurate or incomplete information regarding the genomic alteration of the tumor or malignancy analyzed, reported inaccurate or incomplete information concerning the available therapies for a certain type of cancer or otherwise failed to perform as designed. A claimant could allege that our test results caused unnecessary treatment or other costs or resulted in the patient missing the best opportunity or timing for treatment. A patient could also allege other mental or physical injury or that our tests provided inaccurate or misleading information concerning the diagnosis, prognosis or recurrence of, or available therapies for, his or her cancer. We may also be subject to liability for errors in, a misunderstanding of or inappropriate reliance upon, the diagnostic information our tests provided. The tense physician-patient relationship in China could also expose us to an increased risk of potential liability claims. A product liability or professional liability claim could result in substantial damages and be costly and time-consuming for us to defend and could divert our management’s attention.

Similar to other Chinese companies, we do not carry product liability or professional liability insurance. As the insurance industry in China is at a relatively preliminary stage of development compared to more developed markets such as the United States, insurance companies in China generally offer a limited selection of product liability and professional liability insurance policies and it is often difficult to secure suitable product liability and professional liability insurance coverage at reasonable rates in China. Any product liability or professional liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage. Additionally, any product liability or professional liability lawsuit could damage our reputation, or cause our business partners to terminate existing agreements with us and seek other business partners, or cause us to lose our current or potential customers. Any of these developments could adversely impact our results of operations and business prospects.

If we cannot maintain or develop relationships with hospitals and physicians, our results of operations and prospects could be adversely affected.

We collaborate with hospitals and physicians across China in many aspects of our business, and our success in part depends on our ability to maintain our relationships with our existing partner hospitals and physicians and continue to build new relationships with additional hospitals and physicians.

Central laboratory collaboration. Currently, we primarily collaborate with hospitals and physicians under the central laboratory model, where the cancer patients’ treating physicians order our tests for the patients during the diagnostic process, have the patients’ liquid biopsy or tissue samples shipped to our laboratories for testing and then design treatment plans based on our test results. As of December 31, 2021, over 5,420 physicians from 757 hospitals across China had ordered our tests. To generate demand, we will need to continue to educate physicians at an increasing number of hospitals on the clinical utility, benefits and value of our tests through clinical trials, published papers, presentations at scientific conferences and one-on-one education by our in-house sales force. We may need to hire additional sales and marketing, research and development and other personnel to support this process. If the physicians currently using our tests services stop ordering our tests or order fewer tests from us for any reason, or if we fail to convince physicians at new hospitals to order our tests, we will likely be unable to generate demand for our tests in sufficient volume for us to achieve profitability.

In-hospital collaboration. We are also actively expanding our collaboration with hospitals under the in-hospital model. Under this model, we partner with hospitals to establish in-hospital laboratories so that the partner hospitals can conduct cancer therapy selection tests on their own using our reagent kits. As of June 30, 2022, we had partnered with 68 hospitals under the in-hospital model. Any deterioration or termination of our relationships with these partner hospitals could result in temporary or permanent loss of our revenue.

In addition, we will need to continue to advocate the clinical utility, benefits and value of our tests in order to enter into collaboration with additional hospitals under the in-hospital model. Even if we have convinced the new hospitals to partner with us, establishing in-hospital laboratories with hospitals in China involves a lengthy and costly process, including going through tender procedures, the outcome of which is subject to uncertainties, and complying with the respective hospitals’ operating protocols. If we fail to enter into collaboration with additional hospitals under the in-hospital model in a timely and cost-effective manner, or if due to regulatory change or any other reasons, our current partner hospitals terminate their current collaborations with us, our business and prospects could be adversely affected.

Furthermore, depending on our partner hospitals’ clinical needs and budgets for cancer therapy selection products and services, our revenues from in-hospital business have fluctuated, and may continue to fluctuate from quarter to quarter.

Clinical collaboration. We have obtained the NMPA approval for two of our NGS reagent kits and in the future we may from time to time seek the NMPA approval for additional products. The NMPA approval involves, among other things, successful completion of clinical trials for these products. We may rely on our partner hospitals to obtain sufficient data and samples to cost-effectively and timely perform these clinical trials. If we fail to establish or maintain clinical collaboration with our partner hospitals, our business and results of operations may be harmed.

We require substantial funding for our operations. If we cannot raise sufficient additional capital on acceptable terms, our business, financial condition and prospects may be adversely affected.

We require substantial capital to fund our existing operations, commercialize new products, expand our business and pursue strategic investments. In particular, we require substantial capital to:

•	advance our early cancer detection technologies and develop early cancer detection product candidates;

•	increase our sales and marketing efforts to drive market adoption of our products and services and address competitive developments;

•	seek regulatory and marketing approvals for our tests;

•	maintain, expand and protect our intellectual property portfolio;

•	hire and retain additional personnel, such as scientists and sales and marketing personnel;

•	develop, acquire and improve operational, financial and management information systems;

•	add equipment and physical infrastructure to support our research and development programs;

•	finance general and administrative expenses; and

•	operate as a public company.

Based on our current business plan, we believe our cash and cash equivalents, together with our cash generated from financing activities, our initial public offering and private placement will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next 12 months. If our available cash balances and current and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, in particular, for the development and commercialization of our products, we may seek to obtain further funding through public or private equity offerings, debt financings or other sources.

Further financing may not be available to us on acceptable terms, or at all. If we fail to raise capital as and when needed it would have a negative impact on our financial condition and our ability to pursue our business strategy. In addition, if we raise funds by issuing debt securities or incurring additional borrowings, the terms of debt securities issued or borrowings could impose significant restrictions on our operations, and we may be unable to repay the indebtedness when due. If we raise funds by issuing equity securities, your investment in our company could be diluted.

We depend on third-party suppliers and service providers for different aspects of our business. If these suppliers and service providers can no longer provide satisfactory products or services to us on commercially reasonable terms, our business and results of operations could be adversely affected.

We depend on third parties for different aspects of our business, such as supplying sequencers, reagents and other laboratory equipment and materials, and collecting and delivering samples for our cancer therapy selection tests. Selecting, managing and supervising these third-party suppliers and service providers requires significant resources and expertise. Poor performance by these third parties, including their failure to provide services or products according to applicable legal and regulatory requirements, the terms of our contracts or otherwise below standard, could significantly and negatively affect the quality of our cancer therapy selection tests and damage our reputation. For example, we rely on third-party delivery service providers to transport liquid biopsy and tissue samples to our laboratory. Disruptions in such delivery services, whether due to labor disruptions, bad weather, natural disaster, terrorist acts or threats or for other reasons could adversely affect specimen integrity and our ability to process samples and conduct tests in a timely manner and to service our customers satisfactorily, and ultimately our reputation and our business. In addition, if we are unable to continue to obtain expedited delivery services on commercially reasonable terms, our operating results may be adversely affected.

In addition, the service or cooperative agreements we have with third-party suppliers and service providers are generally not on an exclusive basis. If these third parties do not continue to maintain or expand their cooperation with us, we would be required to seek new substitutes for these third-party material or service providers, which could disrupt our operations and adversely affect our results of operations.

If we cannot maintain or develop relationships with our research partners, the market adoption and endorsement of our products and services could suffer, which could in turn reduce our revenue prospects.

Currently, we have wide academic collaborations with oncology key opinion leaders, who conducted clinical trials and research studies on cancer targeted therapies and immunotherapies using our products. We believe our relationships with oncology key opinion leaders, as well as the resulting peer-to-peer interaction they generated, have been instrumental in raising the awareness of our technology platform, endorsing the high quality of our cancer therapy selection capabilities and driving adoption of our products. In addition, we collaborate with pharmaceutical companies who employ cancer therapy selection using our products and services to help develop new drugs for targeted therapies and immunotherapies on various types of cancers. We believe their rigorous standards for the consistency and accuracy of cancer therapy selection results provide validation and endorsement for our technology platform and our products.

Our future success depends in part on our ability to maintain these relationships and to establish new relationships. Many factors have the potential to impact such collaborations, with both key opinion leaders and pharmaceutical companies, including the type of biomarker support required and our ability to deliver it, pharmaceutical companies’ satisfaction with our products or services, and our ability to pass the periodic or random inspections of our pharmaceutical company partners, and other factors that may be beyond our control. Furthermore, our research partners may decide to decrease or discontinue their use of our products and services due to changes in their research focus; pharmaceutical companies may decide to cease or change their new drugs development plans due to various reasons, such as failures in their clinical trials, financial constraints, or utilization of internal testing resources or tests performed by other parties, or other circumstances outside of our control. We cannot assure you that such existing relationships will continue, or if we establish new relationships with other key opinion leaders and pharmaceutical companies, the resulting relationship will be successful or that academic research and clinical studies conducted as part of the collaborations will produce successful outcomes.

We rely on a limited number of suppliers for some of our laboratory equipment and supplies and may not be able to find replacements or immediately transition to alternative suppliers.

We source sequencers, reagents and certain other laboratory supplies used in our laboratory operations from a limited number of suppliers. Our suppliers are typically trading companies that procure laboratory supplies from a variety of manufacturers. Our laboratory operations may be interrupted if we encounter delays or difficulties in securing these supplies, or if we become unable to procure supplies from any of these suppliers due to their lack of required licenses, permits or certifications. If we cannot timely obtain an acceptable substitute, our business, financial condition, results of operations and reputation could be adversely affected.

We believe that there are a number of replacement suppliers that are capable of supplying all of the sequencers, reagents and other laboratory supplies necessary for our laboratory operations. However, the use of laboratory equipment and supplies furnished by any replacement suppliers may require us to alter our laboratory operations. Transitioning to a new supplier may be time consuming and expensive, result in interruptions in our laboratory operations or require that we revalidate our cancer therapy selection test products and services. There can be no assurance that we will be able to bring the equipment and supplies supplied by these replacement suppliers online and revalidate them without experiencing interruptions in our workflow. In addition, there can be no assurance that replacement suppliers will meet our quality control and performance requirements. If we encounter delays or difficulties in securing, reconfiguring or revalidating the laboratory equipment and supplies we require for our laboratory operations, our business, financial condition, results of operations and reputation could be adversely affected.

If we are unable to support the demand for our current or future products and services, including ensuring that we have adequate capacity to meet increased demand, our business could suffer.

Since our inception, we have experienced rapid growth, and we anticipate further growth in our business operations. Our growth could strain our organizational, administrative and operational infrastructure. As the sales volume of our cancer therapy selection products and services grows, we will face increased demands on our capacity and efficiency for sample intake, testing results analysis and other laboratory operations, quality control, customer service, and general workflow management processes.

To maintain the quality and expected turnaround time of our tests and effectively meet increased demand, we must continue to improve our operational, financial and management controls and hire, train and manage additional qualified scientists, laboratory personnel and sales and marketing personnel. Failure to do so could adversely affect our business, financial condition and results of operations. For example, if we encounter difficulties in scaling our operations as a result of quality control and quality assurance issues, we will likely experience reduced sales of our cancer therapy selection tests, increased repair or re-engineering costs and increased expenses due to switching to alternate suppliers, any of which would adversely affect our results of operations.

We face risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt our operations. In particular, the COVID-19 outbreak in China and worldwide has adversely affected, and may continue to adversely affect, our business, results of operations and financial condition.

We are vulnerable to social and natural catastrophic events that are beyond our control, such as natural disasters, health epidemics, and other catastrophes, which may materially and adversely affect our business. Since late 2019, a novel strain of coronavirus, or COVID-19, has become widespread in China and around the world. In March 2020, the World Health Organization declared the COVID-19 a pandemic, and the COVID-19, including its variants, has continued to spread across the globe. Since the beginning of 2020 and up to the date of this prospectus supplement, China and many other countries have taken various restrictive measures to contain the virus’ spread, such as quarantines, travel restrictions and home office policies. In response to this pandemic, hospitals and physicians across China focused their efforts on treating COVID-19 patients and prioritized resources toward containing the virus, resulting in many diagnostic procedures and cancer therapy selection testing being deferred. As a result, the demand for our products and services under both our central laboratory model and in-hospital model has experienced decreases and fluctuations from time to time, which have adversely affected our business operations and financial performance, particularly in the first quarter of 2020 and in 2022.

Our revenue and gross profit decreased in the first quarter of 2020 compared to the same period in 2019. Since the second quarter of 2020, both our central laboratory and in-hospital businesses have resumed growth, including the third quarter of 2021 despite the adverse COVID-19 impact in August 2021. Our revenue in the second quarter of 2022 decreased slightly from that in the first quarter of 2022, primarily attributable to the decrease in our revenue generated from in-hospital business due to the severe declines in testing volume in Shanghai and Beijing as a result of Covid-19 related lockdowns and other restrictive measures. In the six months ended June 30, 2022, 15,803 patients took our tests, compared to 15,871 patients in the same period of 2021. While our revenues increased by 13.9% from RMB233.9 million in the six months ended June 30, 2021 to RMB266.4 million (US$39.8 million) in the same period of 2022, our gross profit margin decreased from 71.5% in the six months ended June 30, 2021 to 63.9% in the same period of 2022.

The duration and scope of the COVID-19 outbreak and the potential downturn brought by the COVID-19 outbreak are difficult to assess or predict. In addition, the emergence of more infectious variants, including the delta and omicron variants, have caused the resurgence in cases in various parts of China and have accordingly led to the prolonging and re-imposition of restrictive measures. In particular, the emergence of COVID-19 cases caused by the omicron variants in the Yangtze Delta region in the first half of 2022 (especially the Shanghai pandemic control measures) has resulted in severely restrictive measures, including city-wide lock-downs. The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on many factors beyond our control, including the extent of future resurgences of the disease and its variants, vaccine distribution and other actions in response to the virus or to contain its impact, and we are closely monitoring its impact on us. Our business operations could be disrupted if any of our employees is suspected of contracting COVID-19, since our employees could be quarantined and/or our offices be shut down for disinfection. Our business operations may be adversely affected if our suppliers, partner hospitals or other business partners continue to be affected by COVID-19. Our business, results of operations, financial conditions and prospects could be materially adversely affected to the extent that COVID-19 harms the Chinese and global economy in general, and the trading price of our ADSs may be adversely affected. To the extent the COVID-19 pandemic and the outbreak of other health epidemics adversely affect our business, results of operations, financial conditions and prospects, they may also have the effect of heightening many of the other risks described in this section.

If we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue or achieve and sustain profitability.

With the development of NGS and cancer genotyping, China’s NGS-based cancer therapy selection market has become increasingly competitive, and we expect this competition to intensify further in the future. Our principal competition comes from other NGS-based cancer therapy selection companies in China. Some of our existing and potential future competitors may have longer operating histories, larger customer bases, more expansive brand recognition and deeper market penetration, substantially greater financial, technological and research and development resources and selling and marketing capabilities, and more favorable terms from suppliers. As a result, they may be able to respond more quickly to changes in customer requirements or preferences, develop faster, better and more expansive advancements for their technologies and tests, create and implement more successful strategies for the promotion and sale of their tests, adopt more aggressive pricing policies for their tests, secure supplies from vendors on more favorable terms or devote substantially more resources to infrastructure and system development. In addition, competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as the use of cancer therapy selection increases. In addition, if we expand into international markets in the future, we could face competition from NGS-based cancer therapy selection companies in these markets.

If we are unable to compete successfully with current and future competitors for these or any other reasons, we may be unable to increase market acceptance and sales volume of our tests, which could prevent us from maintaining or increasing our revenue levels or achieving or sustaining profitability or could otherwise negatively affect our performance.

Failure to manage our growth or execute our strategies effectively may adversely affect our business and prospects.

We have achieved rapid growth in the past few years. If we are not successful in managing our growth or executing our strategies effectively, our business, results of operations, financial condition and future growth may be adversely affected. For example, as part of our growth strategies, we plan to continue our research and development in early cancer detection, which is technically challenging. In addition, we will continue to implement the strategy to expand our collaboration with partner hospitals under the in-hospital model. As China is a large and diverse market, industry trends and clinical demands may vary significantly by regions. Our experience in collaborations with partner hospitals in major cities under the in-hospital model may not be applicable in hospitals located in other cities. As a result, we may not be able to leverage our experience to expand into local or regional hospitals in other parts of China. Any failure to effectively manage our growth or execute our strategies, including our early cancer detection research and development and our collaboration with hospitals under the in-hospital model, could have an adverse impact on our business and prospects.

Our future success depends on our ability to promote our brand and protect our reputation. If we are unable to effectively promote our brand, our business may be adversely affected.

We believe that enhancing and maintaining awareness of our “Burning Rock” brand is critical to achieving widespread acceptance of our cancer therapy selection products, gaining trust for our testing services and attracting new customers. Successful promotion of our brand depends largely on the quality of the products and services we offer and the effectiveness of our branding and marketing efforts. Currently, we rely primarily on our own sales and marketing team to promote our brand and our cancer therapy selection products and testing services. We expect that our branding and marketing efforts will require us to incur significant expenses and devote substantial resources. We cannot guarantee that our sales and marketing efforts will be successful. Brand promotion activities may not lead to increased revenue in the near term, and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. Our failure to establish and promote our brand and any damage to our reputation will hinder our growth. In addition, our reputation may be undermined as a result of the negative publicity about our company or our industry in general. If cancer therapy selection products or services provided by us or our competitors do not perform to customers’ expectations, it may result in lower confidence in cancer therapy selection in general, which may in turn impair our operating results and our reputation.

Failure to attract and retain our senior management and other key employees could adversely affect our business.

Our future success is significantly dependent upon the continued service of our senior management, such as Mr. Yusheng Han, our chairman of the board of directors and chief executive officer. If we lose their services, we may not be able to locate suitable or qualified replacements, and we may incur additional expenses to recruit new senior management team members, which could severely disrupt our business and growth. In addition, if these personnel join our competitors or form a competing business, our business and prospects could be adversely affected.

Our research and development activities and laboratory operations depend upon our ability to attract and retain highly skilled scientists and technicians. We are also in strong need of sales and marketing personnel with the relevant technology background and industry expertise in order to effectively conduct our sales and marketing activities and increase our hospital network. We face intense competition for qualified individuals from numerous biotechnology and pharmaceutical companies, universities, governmental entities and other research institutions. We may be unable to attract and retain suitably qualified individuals, and our failure to do so could adversely affect our business.

Our employees, consultants or other business partners could engage in misconduct that adversely affects our business.

Our employees, consultants and other business partners could engage in misconduct that adversely affects our business. For example, we are subject to a number of obligations and standards arising from our business relationships with our customers. The violation of these obligations and standards by any of our employees, consultants and other business partners would adversely affect our relationship with our customers. The misconduct of our employees, consultants and other business partners, including the improper use or disclosure of confidential information and improper speech and behavior in the public domain (especially when they identify us in such speech or behavior), could cause harm to our reputation, financial position and current and future business relationships. Detecting or deterring employee misconduct is not always possible, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If our employees, consultants and other business partners were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

If our central laboratory fails to comply with applicable laboratory licensing requirements, or become damaged or inoperable, our ability to perform tests may be jeopardized.

We currently derive a substantial majority of our revenue from tests performed at our central laboratory located in Guangzhou, Guangdong Province, China.

Currently, our central laboratory holds an NGS laboratory certificate issued by Guangdong Branch of the NCCL in May 2018. This certificate is valid for five years and its renewal is conditioned upon additional inspection on a regular and irregular basis. In May 2021, our central laboratory successfully renewed our clinical PCR testing laboratory certificate issued by Guangdong Branch of the NCCL, which is valid for five years. If our central laboratory loses these certificates or fails to renew any certificate in a timely manner, or at all, whether as a result of revocation, suspension, limitation or any other external factors beyond our control, we would no longer be able to perform our tests, which could have an adverse effect on our business, financial condition and results of operations. In addition, we have voluntarily obtained certification from the CLIA to perform laboratory examinations and procedures on human specimens and the certification was successfully renewed in October 2020. We had also voluntarily obtained accreditation from the CAP for our central laboratory in February 2019, which we have successfully renewed in April 2022. As a condition of the CLIA certification and the CAP accreditation, our central laboratory is subject to survey and inspection every other year, in addition to being subject to additional random inspections. There is no assurance that we could maintain or successfully renew the CLIA certification and the CAP accreditation. Loss of, or failure to renew, our CLIA certificate or CAP accreditation may have an adverse effect on our business and reputation.

In addition, our laboratory facilities and equipment could be harmed or rendered inoperable by natural or man-made disasters, including war, fire, earthquake, power loss, communications failure or terrorism, which may render it difficult or impossible for us to perform tests for some period of time. We do not carry any insurance for damage to our property and the disruption of our business. Damages to, or interruptions in the operations of, our laboratory and other facilities could have an adverse impact on our results of operations and financial condition.

Furthermore, our laboratory facilities and equipment could be unavailable or costly and time-consuming to repair or replace. It would be difficult, time-consuming and expensive to rebuild our laboratory facilities, to locate and qualify a new facility or license or transfer our proprietary technology to a third-party to conduct our tests at their facilities, particularly in light of licensure and accreditation requirements. Even in the unlikely event we are able to find a third party with such qualifications to enable us to conduct our tests, we may be unable to negotiate commercially reasonable terms.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology systems for significant elements of our operations. We have also installed a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance, and other infrastructure operations. These information technology systems support a variety of functions, including laboratory operations, test validation, sample tracking, quality control, customer service support, billing and reimbursement, research and development activities, scientific and medical curation, and general administrative activities.

Information technology systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by third-party service providers could prevent us from conducting our daily operations. Any disruption or loss of information technology systems on which critical aspects of our operations depend could have an adverse effect on our business.

Security threats to our information technology infrastructure and unauthorized use of data by third parties could expose us to liability or damage our reputation and business.

Our information technology systems store and process a variety of sensitive data, including our proprietary business information, as well as patients’ personal data such as health information and personally identifiable information.

It is essential that our information technology infrastructure remains secure and is perceived by hospitals, patients and our research partners to be secure. Despite our security measures, we may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, tests and services, misappropriate our proprietary business information or cause interruptions of our internal systems and services. Any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our relationship with customers and research partners, and expose us to significant financial liabilities.

Moreover, we may not be able to prevent third parties from illegally obtaining and misappropriating personal data of the tested patients that we collect. Concerns about data leakage or unauthorized use of data by third parties, even if unfounded, could damage our reputation and negatively affect our results of operations.

If we are unable to effectively protect our intellectual property, our business and competitive position would be harmed.

We rely on patents, software copyrights, trademarks, trade secrets and other intellectual property rights protection and contractual restrictions to protect our products, services and technologies. We have registered a number of patents and trademarks in China and have applied for additional patent registrations in China, Hong Kong, the U.S., the European Union and Japan. However, such protection is limited and may not adequately protect our rights. For example, some of the trademark applications for the labels we use in our products have been rejected by the Trademark Office of National Intellectual Property Administration for the reason that they have been preemptively registered by an independent third party. In December 2019, we filed a request for invalidation against these preemptively registered trademarks. The relevant authority ruled in our favor and invalidated the preemptively registered trademarks in November and December 2020 and the independent third party did not appeal, making the results final. In 2021, we filed review requests for two of our trademark applications that were previously rejected by the trademark office based on two preemptively registered trademarks or other reasons. For one of these trademark applications, we filed two supplemental trademarks, which were registered in January and February 2022, respectively. The other trademark application was successfully published in October 2022, and we expect to have it registered in January 2023. However, there is no guarantee that we can successfully register such trademark in a timely manner, if at all.

In addition, competitors could purchase our products and attempt to replicate and/or improve some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, and design their devices and tests around our protected technologies or develop their own competitive technologies that fall outside of our intellectual property rights.

Monitoring unauthorized disclosure and uses of our trade secrets is difficult, and we do not know whether the steps we have taken to prevent such disclosure and uses are, or will be, adequate. If we resort to litigation to enforce or protect our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources, while the outcome would be unpredictable and any remedy may be inadequate. Our contractual agreements may be breached by our counterparties, and there may not be adequate remedies available to us for any such breach. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors, and we would have no right to prevent others from using them. Moreover, if a party having an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined.

If we fail to effectively protect our intellectual property, our competitive position and prospects could be adversely affected.

We may be subject to intellectual property infringement or misappropriation claims by third parties, which may force us to incur substantial legal expenses and, if determined adversely against us, could disrupt our business.

The validity, enforceability and scope of intellectual property rights protection in China are uncertain and still evolving. We cannot be certain that our products, tests and technologies do not or will not infringe patents, software copyrights, trademarks or other intellectual property rights held by third parties. From time to time, we may be subject to legal proceedings and claims alleging infringement of patents, trademarks or copyrights, or misappropriation of creative ideas or formats, or other infringement of proprietary intellectual property rights. Any such proceedings and claims could result in significant costs to us and divert the time and attention of our management and technical personnel from the operation of our business. These types of claims could also potentially adversely impact our reputation and our ability to conduct business and raise capital, even if we are ultimately absolved of all liability. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer one or more devices or tests and could result in a substantial award of damages against us. In addition, since we sometimes indemnify our customers or collaboration partners, we may have additional liability in connection with any infringement or alleged infringement of third party intellectual property. Intellectual property litigation can be very expensive, and we may not have the financial means to defend ourselves or our customers or collaboration partners.

Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents upon which our products, tests or proprietary technologies may infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or any of our devices or tests. There is a substantial amount of litigation involving patents and other intellectual property rights in our industry. If a third-party claims that we infringe upon a third-party’s intellectual property rights, we may have to:

•	seek to obtain licenses that may not be available on commercially reasonable terms, if at all;

•	abandon any product alleged or held to infringe, or redesign our products or processes to avoid potential assertion of infringement;

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pay substantial damages including, in exceptional cases, treble damages and attorneys’ fees, if a court decides that the device, test or proprietary technology at issue infringes upon or violates the third-party’s rights;

•	pay substantial royalties or fees or grant cross-licenses to our technology; and

•	defend litigation or administrative proceedings that may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Ethical, legal and social concerns related to the use of genomic information could reduce demand for our cancer therapy selection testing products and services.

Cancer therapy selection, especially cancer genotyping, has raised ethical, legal and social issues regarding privacy and the appropriate uses of the resulting information. Government authorities could, for social or other purposes, limit or regulate the use of genomic information or prohibit testing for genomic predisposition to certain conditions, particularly for those that have no known cure. Similarly, these concerns may cause patients to refuse to use, or physicians to be reluctant to order, cancer therapy selection tests such as ours, even if permissible. These and other ethical, legal and social concerns may limit market acceptance and adoption of our tests or reduce the potential markets for our tests, any of which could have an adverse effect on our business, financial condition and results of operations.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected.

We are subject to the reporting obligations under the U.S. and the UK securities laws. For example, the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring a public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report on Form 20-F. In addition, an independent registered public accounting firm for a public company must issue an attestation report on the effectiveness of our internal control over financial reporting for the year ended December 31, 2021, as included in the 2021 Form 20-F. As required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules promulgated by SEC, our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2021 using criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, our management concluded that our internal control over financial reporting was effective as of December 31, 2021. In addition, our independent registered public accounting firm attested the effectiveness of our internal control and reported that our internal control over financial reporting was effective as of December 31, 2021. If we fail to maintain an effective internal control environment for our financial reporting, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. We have incurred and will continue to incur additional costs and use additional management and other resources to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and other requirements going forward. Moreover, effective internal control over financial reporting is necessary for us to produce reliable financial reports. As a result, any failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our ADSs in the U.S. or the UK. Additionally, ineffective internal control over financial reporting could subject us to potential delisting from NASDAQ or the London Stock Exchange, regulatory investigations, and civil or criminal sanctions.

Past and future grants of share-based awards may have an adverse effect on our financial condition and results of operations and have dilutive impact to your investment.

We adopted two share incentive plans in May 2020 and October 2021, which we refer to as the 2020 Plan and 2021 Plan, respectively, to grant share-based compensation awards to employees, directors, consultants and senior management to incentivize their performance and align their interests with ours. The 2021 Plan was subsequently replaced by a share incentive plan that we adopted in September 2022, which we refer to as the 2022 Plan. The maximum aggregate number of ordinary shares we are authorized to issue pursuant to all awards under the 2020 Plan and 2022 Plan are 4,512,276 ordinary shares and 11,775,525 ordinary shares, respectively. We have also separately issued share incentive awards to our directors, officers and employees outside of the 2020 Plan and 2022 Plan. As of June 30, 2022, we had 18,101,580 Class A ordinary shares underlying outstanding share options, restricted shares and restricted share units, among which options representing 10,416,956 Class A ordinary shares that were issued under the 2021 Plan have subsequently been canceled and replaced by options representing 9,184,923 Class A ordinary shares issued under the 2022 Plan.

We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees, directors and consultants in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our financial condition and results of operations.

We may be subject to litigation and other claims and legal proceedings, and may not always be successful in defending ourselves against these claims or proceedings.

We may be subject to and involved in lawsuits and other claims in the ordinary course of our business. We may from time to time be subject to lawsuits and other legal proceedings brought by our customers, competitors, employees, business partners, investors, other shareholders of the companies we invest, or other entities against us in the ordinary course of our business. We may also be subject to regulatory proceedings in the ordinary course of our business. We may not be successful in defending ourselves, and the outcomes of these lawsuits and proceedings may be unfavorable to us. Lawsuits and regulatory proceedings against us may also generate negative publicity that significantly harms our reputation, which may adversely affect our customer base, market position and our relationships with our research partners and other business partners. In addition to the related costs, managing and defending litigation and other legal proceedings and related indemnity obligations can significantly divert our management’s attention from operating our business. We may also need to pay damages or settle lawsuits or other claims with a substantial amount of cash, negatively affecting our liquidity. As a result, our business, financial condition and results of operations could be adversely affected.

Risks Relating to Government Regulations

We are subject to extensive legal and regulatory requirements in China for our cancer therapy selection products and services. Any lack of requisite certificates, licenses or permits applicable to our business may have an adverse impact on our business, financial condition and results of operations.

We are engaged in the purchase, manufacturing, sale and usage of certain imported laboratory equipment, NGS-based cancer therapy selection products and related software. The laws and regulations regulating NGS-based cancer therapy selection products are still in a preliminary stage of development in China. In accordance with current PRC laws and regulations, certain of these equipment, products and software are regulated as medical devices and are required to obtain and maintain various certificates, licenses and permits, including but not limited to medical device record-filing certificates, medical device manufacturing licenses, medical device registration certificates and medical device operation licenses.

Although we obtained China’s first medical device registration certificate for NGS-based cancer therapy selection, as of the date of this prospectus supplement, certain of these equipment, products and software have not obtained the required certificates, licenses or permits. In China, very few NGS-based cancer therapy selection products have obtained medical device registration certificates issued by the competent Chinese governmental authorities. It is uncertain whether we can obtain all medical device registration certificates for our NGS-based cancer therapy selection products and how long it will take to obtain such registration certificates.

In addition, we have obtained the NMPA approval for two of our NGS reagent kits and may seek to obtain such approvals for our other NGS reagent kits or any other products currently under development, including our early cancer detection products, from time to time. The NMPA has substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional pre-clinical, clinical or other studies. The process of obtaining NMPA approvals is inherently uncertain and there is no guarantee that our existing or future products could successfully obtain NMPA approvals in a timely manner, if at all. Delays or failure in obtaining NMPA approvals of our products could result in substantial additional costs, adversely affect our ability to compete with other companies, and negatively affect investors’ confidence in our financial performance and business prospects. Even if the NMPA approval is ultimately granted, we may not successfully maintain or renew the approval and the approval may be withdrawn. Any NMPA approval received may also restrict the intended use and marketing of the product we want to commercialize.

According to the most recently amended Regulations on the Supervision and Administration of Medical Devices which became effective on June 1, 2021, subject to more detailed administrative measures to be enacted by the NMPA and the PRC National Health Commission, or the NHC, qualified medical institutions may, based on clinical demands, conduct research and development on in vitro diagnostic testing reagents if the same type of products are not available at market in China, and may also use such in vitro diagnostic testing reagents internally under the instruction of practicing physicians. According to these provisions, medical institutions may use self-developed in vitro diagnostic testing reagents without medical device registration certificate for specific purposes under specific circumstances. However, since the specific administrative measures are still in the process of being formulated, there is uncertainty as to the specific requirements we must comply with.

As of the date of this prospectus supplement, we have not been subject to any penalties from the relevant authorities for the purchase, manufacture, sale and usage of these equipment, products and software. As advised by our PRC counsel, Tian Yuan Law Firm, the risk of penalties imposed by the competent authorities is relatively low. However, we cannot assure you that the competent governmental authorities will not take different views or interpretations from us or our PRC counsel, or enact new detailed or more restrictive rules and regulations. Failure to comply with laws or regulations may subject us to penalties, including fines, confiscation of these equipment, products and software and suspension of business, and our business and results of operations could be adversely affected.

We are subject to ongoing obligations and continued regulatory review. There could be a subsequent discovery of previously unknown problems with our cancer therapy selection products and services. Any government investigation of alleged violations of law could require us to expend significant time and resources and could result in adverse government actions and negative publicity.

Failure to comply with existing or future laws and regulations related to the management of human genetic resources in China could lead to government enforcement actions, which could include civil or criminal fines or penalties, private litigation, other liabilities, and/or adverse publicity. Compliance or the failure to comply with such laws could increase the costs of, limit and cause significant delay in our clinical studies and research and development activities, and could otherwise materially and adversely affect our operating results, business and prospects.

Laws and regulations related to the management of human genetic resources in China are rapidly evolving and the enforcement thereof is likely to remain uncertain for the foreseeable future. On June 10, 1998, the Ministry of Science and Technology, or MOST, and the Ministry of Health jointly established the rules for protecting and utilizing human genetic resources, or HGR, in China. From 2006 to 2016, MOST and other regulatory agencies in China have been focused on HGR legislation, and proactively sought opinions from the public on draft regulations. In 2015, MOST issued a Guideline on HGR and reinforced its legislative efforts in HGR administration. In May 2019, the Regulation on Human Genetic Resources Management, or the HGR Regulation, was put in place. The State Council promulgated the HGR Regulation on May 28, 2019 and it became effective on July 1, 2019.

The HGR Regulation prohibits foreign entities or individuals or such entities established or actually controlled thereby, or “Foreign Persons,” from collecting or preserving China HGR in China, or providing China HGR abroad, whereas activities of collection and preservation of organs, tissues and cells for purposes of clinical diagnosis and treatment, service of blood collection and provision, investigation of illegal activities, doping test and funeral service, are required to be conducted in accordance with other relevant laws and regulations. The HGR Regulation permits Foreign Persons’ limited use of China HGR “to carry out scientific research activities,” which must be conducted through collaboration with Chinese scientific research institutions, higher education institutions, medical institutions, or enterprises, collectively, the “Chinese Entities.” Such activities must be approved by MOST, and the application for approval must be filed jointly by the Foreign Person and the relevant Chinese Entity. The only exception to the approval requirement is “international collaboration in clinical trials” that do not involve the outbound transfer of China HGR materials such as organs, tissues, or cells comprising the human genome, genes, or other genetic substances, collectively, China HGR Materials. Such clinical trial collaboration, however, must still be pre-registered with MOST. There remain significant uncertainties as to how provisions of the HGR Regulation might be interpreted and implemented. A VIE entity actually controlled by a foreign entity through contractual agreements would be deemed as a Foreign Person under the HGR Regulation. Short-term storage of samples of laboratory testing by foreign laboratories or foreign-invested laboratories may also be interpreted as preserving China HGR, thus being subjected to MOST application, approval or pre-registration processes.

On October 17, 2020, the Standing Committee of the NPC promulgated the Biosecurity Law of the PRC which became effective on April 15, 2021. The new law, among other things, restates relevant approval or pre-registration requirements of HGR collection, preservation, utilization and external provision, as provided in the HGR Regulation. Moreover, the promulgation of the new law, which takes the form of national law, further demonstrates the commitments of protecting China HGR and safeguarding state biosecurity by the PRC government.

As a company with a VIE structure since our inception, we are deemed as a Foreign Person under the HGR Regulation. As a result, when conducting or participating in research and clinical studies that involve any of our products, performing clinical studies for any of our pipeline products that are under development (including our early detection products), or providing companion diagnostics services to pharmaceutical companies, we are required to seek approval of or make pre-registration with MOST with respect to our collaborations with Chinese Entities under the HGR Regulation. These procedures could be lengthy and require additional expenses, and there is no assurance that we can complete these pre-registrations, or obtain such approvals, in a timely manner, or at all. As a result, our clinical studies and research and development activities of any of our products or pipeline products that are under development (including our early detection products), and our companion diagnostics development services to pharmaceutical companies may suffer significant delay, experience suspension, rejections, cancellations and other obstacles. As a result, our business, financial conditions, results of operations and prospects could be materially adversely affected.

As of the date of this prospectus supplement, we, same as our peer companies in the healthcare industry in China, have received and may continue receiving notices from the relevant governmental authorities requiring us to share HGR-related information with competent government agencies from time to time, and have complied with all such requests. As of the same date, we have not been subject to any penalties from the competent governmental authorities for our business operations or clinical studies involving the use of China HGR. However, regulatory agencies in China may change their enforcement practices. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Failure to comply with existing or future HGR laws and regulations, including the HGR Regulation and the Biosecurity Law, may subject us to penalties, including fines, suspension of related activities and confiscation of related HGR and gains generated from conducting these activities.

The evolving government regulations may place additional burdens on our efforts to commercialize our products and services.

The PRC government has introduced various reforms to the Chinese healthcare system in recent years and may continue to do so, with an overall objective of expanding basic medical insurance coverage and improve the quality and reliability of healthcare services. The specific regulatory changes under the reforms still remain uncertain. The implementing measures to be issued may not be sufficiently effective to achieve the stated goals, and as a result, we may not be able to benefit from these reforms to the level we expect, if at all. Moreover, the reforms could give rise to regulatory developments, such as more burdensome administrative procedures, which may have an adverse effect on our business and prospects.

In addition, laws and regulations in China, including those regulating medical devices and supplies, are rapidly evolving. On February 9, 2021, the State Council promulgated the amended Regulations on Supervision and Administration of Medical Devices, which became effective on June 1, 2021. On August 26, 2021, the State Administration for Market Regulation promulgated the new Administrative Measures for the Registration and Record-filing of Medical Devices and the Administrative Measures for the Registration and Record-filing of IVD Reagents, both of which became effective on October 1, 2011. Changes in these areas could impose more stringent requirements on us and increase our compliance and other operating costs, and we may not be able to achieve or sustain profitability. Changes in government regulations could also prevent, limit or delay regulatory approvals in relation to our NGS-based cancer therapy selection products and services. Moreover, regulatory authorities may conduct periodic or unannounced inspections on pharmaceutical and medical device companies to check if these companies’ manufacturing, quality control and procurement, among others, are in compliance with relevant laws and regulations. If we are not able to maintain regulatory compliance or pass regulatory inspections, any regulatory approval that has been obtained may be revoked, and we may be required to recall our current or future products, or even to partially suspend or totally shut down our production. In addition, regulatory changes may relax certain requirements that could benefit our competitors or lower market entry barriers and increase competition. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practices. Any litigation or governmental investigation or enforcement proceedings against us in China may be protracted and may result in substantial costs and diversion of resources and management attention, negative publicity, damage to our reputation and decline in the price of our ADSs.

Furthermore, China’s regulatory framework governing genetic testing is also in the preliminary stage and rapidly evolving. The evolution of government regulations and their interpretation and enforcement involve significant uncertainties, which may place additional burdens on us or even render it impossible for us to comply with certain regulations. For example, in February 2014, two government agencies jointly published an announcement regarding the clinical application of genetic tests, or Circular 25, which halted the provision of genetic tests unless the clinical laboratory of genetic testing is included in a designated pilot program. Pursuant to Circular 25, in March 2014, the PRC government launched the pilot program that granted permits to NGS laboratories. This pilot program, to our knowledge, has been discontinued. Since no implementing rules for Circular 25 have been promulgated as of the date of this prospectus supplement, the provision of genetic testing by biotechnology companies, including us, which were not included in such pilot program, may be deemed by the competent governmental authorities to have violated Circular 25. As advised by our PRC counsel, we believe that the risk of us being found in violation of Circular 25 by providing genetics tests is low given that (i) our central laboratory has obtained the clinical PCR testing laboratory certificate, and we are one of the first biotechnology companies in China that have obtained the NGS laboratory certificate, both issued by the NCCL, according to Administrative Regulations for Clinical Gene Amplification Laboratory of Medical Institutions, and (ii) as of the date of this prospectus supplement, the relevant governmental authorities have not imposed any penalties on us, or to our knowledge, on other peer companies conducting genetic testing, for any violation of Circular 25. However, we cannot assure you that the governmental authorities will take the same view with us or our PRC counsel. If the governmental authorities determine that we have violated Circular 25, our business of provision of genetic tests may be halted, which may adversely affect our business and prospects.

We may be exposed to liabilities under various anti-corruption laws and regulations. Any determination that we or our employees have violated these laws and regulations could have an adverse effect on our business or our reputation.

We operate in the healthcare industry in China and are subject to Chinese anti-corruption laws and regulations, which generally prohibit companies and intermediaries from engaging in any bribery, corruption and fraudulent activities, including, among other things, improper payments or other form of bribes to hospitals and physicians in connection with the procurement of products. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-corruption laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have an adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

In addition, our procedures and controls to monitor anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. We could be liable for actions taken by our employees, including any violations of applicable law in connection with the marketing or sale of our products and services, including China’s anti-corruption laws and the Foreign Corrupt Practices Act of the U.S., or the FCPA. In particular, if our employees make any payments that are forbidden under the FCPA, we could be subject to civil and criminal penalties imposed by the U.S. government.

Any change in the regulations governing the use of personal data in China, which are still under development, could adversely affect our business and reputation.

As a cancer therapy selection service provider, we have access to our tested individuals’ personal data, including their age, gender, disease status and medical records. We use these personal data internally to expand our database and improve the clinical utility of our analytics and reporting system.

Chinese regulations governing the collection and use of personal data are still under development. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law defines “data” referred to therein as any recording of information in electronic or other forms and defines “data processing” as including the collection, storage, use, processing, transmission, provision, disclosure, etc. of data. Any organization or individual that collects data shall do so in a lawful and legitimate manner and shall not obtain data by stealing or other illegal means. Where laws and administrative regulations contain provisions on the purposes and scope of data collection and use, organizations and individuals shall collect and use data within the purposes and scope prescribed by laws and administrative regulations. Data processors shall establish and improve a whole-process data security management system, organize data security education and trainings, and take appropriate technical and other necessary measures to protect data security. Following the PRC Data Security Law, the long anticipate Personal Information Protection Law of the PRC was promulgated on August 20, 2021 and became effective on November 1, 2021, which is considered China’s first comprehensive law in the personal information protection. The Personal Information Protection Law of the PRC emphasizes that the processing of personal information shall have clear and reasonable purposes and be carried out in a way that has minimal impact on personal rights and interests. The collection of personal information shall be limited to the smallest scope necessary for achieving the purpose of processing. No organization or individual may illegally collect, use, process or transmit the personal data of others, or illegally trade, provide or publicly disclose the personal data of others, or engage in personal data processing activities that endanger national security or public interests.

Although we believe that there is currently no PRC legal restriction on our internal use of our tested individuals’ personal data, any change in the regulatory regime in this regard could potentially subject us to more stringent data privacy regulations and affect our ability with regard to the collection and use of these personal data, which in turn could have an adverse effect on our business, financial condition and results of operations. In the future, we plan to expand our business internationally and will be subject to relevant regulatory regimes related to data privacy in those countries, which may be subject us to heightened standards of data protection.

Risks Relating to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

In accordance with the Negative List (2021 Edition) promulgated on December 27, 2021 and became effective on January 1, 2022, foreign investors are prohibited from investing in businesses related to the research, development, and application of genomic diagnosis and treatment technology.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and Beijing Burning Rock Biotech Limited, our wholly owned subsidiary, or WFOE, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct substantially all of our business in the PRC through Burning Rock (Beijing) Biotechnology Co., Ltd., the VIE, and its subsidiaries, based on contractual arrangements entered into among WFOE, the VIE and its shareholders.

We believe that, although we do not have equity ownership of the VIE, our corporate structure and contractual arrangements enable us to: (i) be the exclusive provider of business support, technical and consulting services in exchange for a fee; (ii) receive substantially all of the economic benefits and bear the obligation to absorb substantially all of the losses of the VIE; (iii) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the registered shareholders all or any part of their equity interests in the VIE at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (iv) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the VIE all or any part of its assets at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (v) appoint us, any person authorized by us (except the shareholders of the VIE), as exclusive agent and attorney to act on behalf of the shareholders of the VIE on all matters concerning the VIE and to exercise all their rights as a registered shareholder of the VIE in accordance with PRC laws and the articles of the VIE; and (vi) pledge as first-ranking charge all of the equity interests in the VIE to us as collateral security for any and all of the guaranteed debt under the contractual arrangements and to secure performance of the obligations under the contractual arrangements. The contractual arrangements allow the results of operations and assets and liabilities of the VIE and its subsidiaries to be consolidated into our results of operations and assets and liabilities under U.S. GAAP as if they were subsidiaries of our Group.

Our PRC counsel, Tian Yuan Law Firm, is of the opinion that (i) the ownership structure of WFOE and the VIE does not violate applicable PRC laws and regulations currently in effect, and (ii) the contractual arrangements are valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect. However, there can be no assurance that the PRC government authorities will take a view that is not contrary to or otherwise different from the opinion of our PRC counsel stated above. There is also the possibility that the PRC government authorities may adopt new laws, regulations and interpretations that may invalidate the contractual arrangements. If the PRC government determines that we are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the NHC, would have broad discretion in dealing with such violations or failures, including, but not limited to:

•	revoking our business and operating licenses;

•	discontinuing or restricting our operations;

•	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

•	imposing conditions or requirements with which we or WFOE and the VIE may not be able to comply;

•	requiring us, WFOE and the VIE to restructure the relevant ownership structure or operations;

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restricting or prohibiting our use of the proceeds from our initial public offering and the concurrent private placement or other of our financing activities to finance the business and operations of the VIE and its subsidiaries; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations, and may adversely affect our business, financial condition and results of operations. Although we believe that we, our PRC subsidiaries and the VIE are not in violation of current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. The PRC government could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. The VIE agreements have never been tested in a court of law in China. If the PRC government deems that our contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or lose the ability to assert contractual control over the assets of the VIEs that conduct substantially all of our operation. If the PRC government determines that we or the VIEs do not comply with applicable law, it could revoke the VIEs’ business and operating licenses, require the VIEs to discontinue or restrict the VIEs’ operations, restrict the VIEs’ right to collect revenues, block the VIEs’ online apps and websites, require the VIEs to restructure our operations, impose additional conditions or requirements with which the VIEs may not be able to comply, impose restrictions on the VIEs’ business operations, or take other regulatory or enforcement actions against the VIEs that could be harmful to their business. Any of these or similar occurrences could significantly disrupt our or the VIEs’ business operations or restrict the VIEs from conducting a substantial portion of their business operations, which could materially and adversely affect the VIEs’ business, financial condition and results of operations. If any of these occurrences results in our inability to govern the activities of any of the VIEs that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIEs, we may not be able to consolidate the VIEs in our consolidated financial statements in accordance with U.S. GAAP. In addition, our shares may decline in value or become worthless if we are unable to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary since the VIEs conduct a significant part of our operations.

Our contractual arrangements with the VIE and its shareholders may not be as effective in providing operational control or enabling us to derive economic benefits as a direct ownership of a controlling equity interest would be.

The VIE and its subsidiaries are consolidated for accounting purposes only, and we do not own any equity interest in any of these entities. We have relied and expect to continue to rely on contractual arrangements with the VIE, its shareholders and subsidiaries to operate our business activities. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE and its subsidiaries. For example, the VIE, its subsidiaries or shareholders may fail to fulfill their contractual obligations with us or take other actions that are detrimental to our interests.

If we had direct ownership of the VIE, we would be able to exercise our rights as shareholders to effect changes in their board of directors, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE, its subsidiaries and shareholders of their obligations under the contractual arrangements to exercise control over the VIE and its subsidiaries. As a result, investors in our Company may never directly control equity interests in the VIE and its subsidiaries. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. These risks exist throughout the period in which we intend to operate our business through the contractual arrangements with the VIE, its subsidiaries and shareholders. If any of these shareholders is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings, the outcome of which will be subject to uncertainties in the PRC legal system; we may also incur substantial costs to enforce the terms of the arrangements. If we are unable to enforce the contractual arrangements or we experience significant delays or other obstacles in the process of enforcing the contractual arrangements, we may not be able to exert effective control over the VIE and may lose control over its assets. Therefore, our contractual arrangements with the VIE, its subsidiaries and shareholders may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

We may lose the ability to use and enjoy assets held by the VIE that are critical to the operation of our business if the VIE declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The VIE holds certain assets that are critical to the operation of our business. Under the contractual arrangements entered into by WFOE, the VIE and its shareholders, the VIE may not and its shareholders may not cause it to, sell, transfer, pledge or dispose of in any other manner the legal or beneficial interest in the VIE. They also may not allow any encumbrance of security interest over such equity interest, except for the equity interest pledge agreement in the contractual arrangements, without WFOE’s prior written consent. However, if the shareholders of the VIE or its subsidiaries breach the contractual arrangements and voluntarily liquidate the VIE or its subsidiaries, or if the VIE or its subsidiaries declares bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could adversely affect our business, financial condition and results of operations. In addition, if the VIE or its subsidiaries undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its or their assets, thereby hindering our ability to operate our business, which could adversely affect our business, financial condition and results of operations.

Any failure by the VIE, its subsidiaries or shareholders to perform their obligations under our contractual arrangements with them would have an adverse effect on our business.

Under the contractual arrangements entered into by WFOE, the VIE and its shareholders, these shareholders covenanted that they will not request the VIE to distribute profit or dividends, raise shareholders’ resolution to make such a distribution or vote in favor of any such relevant shareholders’ resolution without WFOE’s prior written consent. If these shareholders receive any income, profit distribution or dividend, except as otherwise determined by us, they must promptly transfer or pay such income, profit distribution or dividend to us or any other person designated by us as service fees to the extent permitted under applicable PRC laws. If the shareholders of the VIE breach the relevant covenants, we may need to resort to legal proceedings to enforce the terms of the contractual arrangements. Any such legal proceedings may be costly and may divert our management’s time and attention away from the operation of our business, and the outcome of such legal proceedings is uncertain.

The ultimate beneficial shareholders of the VIE may have conflicts of interest with us, which may adversely affect our business.

The equity interests in the VIE are ultimately beneficially held by certain of our directors, indirect shareholders and employees of these indirect shareholders. However, these ultimate beneficial shareholders may have potential conflicts of interest with us. They may breach, or cause the VIE to breach, the contractual arrangements. We cannot assure you that when conflicts arise, the ultimate beneficial shareholders of the VIE will act in the best interests of our company or that conflicts will be resolved in our favor. If we cannot resolve any conflicts of interest or disputes between us and these shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We conduct our business operations in the PRC through the VIE and its subsidiaries by way of our contractual arrangements, but certain of the terms of our contractual arrangements may not be enforceable under PRC laws.

All the agreements that constitute our contractual arrangements with the VIE, its subsidiaries and shareholders are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws, and disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions and uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. If we are unable to enforce the contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing them, it would be very difficult to exert effective control over the VIE and its subsidiaries, and our ability to conduct our business and our financial condition and results of operations may be adversely affected.

The contractual arrangements provide that (i) in the event of a mandatory liquidation required by PRC laws, WFOE may act on behalf of the shareholders of the VIE to exercise all such rights associated with their equity interest; and (ii) in such event, where PRC laws permit, any distribution the shareholders of the VIE are entitled to receive, after deducting their initial capital contribution, will be transferred voluntarily to WFOE. Such provision may not be enforceable under PRC laws in the event of a mandatory liquidation required by PRC laws or bankruptcy liquidation.

Therefore, in the event of a breach of any agreements constituting the contractual arrangements by the VIE, its subsidiaries and/or shareholders, we may not be able to exert effective control over the VIE due to the inability to enforce the contractual arrangements, which could adversely affect our ability to conduct our business.

If we exercise the option to acquire the equity interest and assets of the VIE, this equity interest or asset transfer may subject us to certain limitations and substantial costs.

Pursuant to the contractual arrangements, WFOE or its designated person has the irrevocable and exclusive right to purchase all or any portion of the equity interests in the VIE from the VIE’s shareholders at any time and from time to time in its absolute discretion to the extent permitted by PRC laws. The consideration WFOE pays for such purchases will be an amount equal to then registered capital of the VIE multiplied by the percentage of any equity interest to be purchased in proportion to the total equity interests of the VIE. But if applicable PRC law contains a compulsory requirement regarding transfer of the equity interest, the WFOE or any third party designated is entitled to pay the lowest price permitted by the PRC law as the purchase price. In addition, under the contractual arrangements, WFOE or its designated party has the irrevocable and exclusive right, where permitted by PRC law, to purchase from the VIE all or any portion of its assets, and the purchase price will be the higher of (i) the net book value of the assets to be purchased and (ii) the lowest price permitted by applicable PRC law.

Such transfer of equity or assets may be subject to approvals from, or filings with, competent PRC authorities, such as the Ministry of Commerce, or MOFCOM, the State Administration for Market Regulation, or the SAMR, and/or their local competent branches. In addition, the equity transfer price may be subject to review and tax adjustment by the relevant tax authorities. The assets transfer price to be received by the VIE under the contractual arrangements may also be subject to enterprise income tax, and these amounts could be substantial.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may affect the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the Foreign Investment Law was formally passed by the thirteenth National People’s Congress and it became effective on January 1, 2020. The Foreign Investment Law replaced the Law on Sino-Foreign Equity Joint Ventures, the Law on Sino-Foreign Cooperative Joint Ventures and the Law on Foreign-Capital Enterprises and became the legal foundation for foreign investment in the PRC. The Foreign Investment Law stipulates certain forms of foreign investment. However, the Foreign Investment Law does not explicitly stipulate contractual arrangements such as those we rely on as a form of foreign investment.

Notwithstanding the above, the Foreign Investment Law stipulates that foreign investment includes “foreign investors investing through any other methods under laws, administrative regulations or provisions prescribed by the State Council.” Future laws, administrative regulations or provisions prescribed by the State Council may possibly regard contractual arrangements as a form of foreign investment. If this happens, it is uncertain whether our contractual arrangements with the VIE, its subsidiaries and shareholders would be recognized as foreign investment, or whether our contractual arrangements would be deemed to be in violation of the foreign investment access requirements. As well as the uncertainty on how our contractual arrangements will be handled, there is substantial uncertainty regarding the interpretation and the implementation of the Foreign Investment Law. The relevant government authorities have broad discretion in interpreting the law. Therefore, there is no guarantee that our contractual arrangements, the business of the VIE and our financial condition will not be adversely affected.

Depending on future developments under the new Foreign Investment Law, we could be required to unwind the contractual arrangements and/or dispose of the VIE, which would have an adverse effect on our business, financial conditions and result of operations. If our company no longer has a sustainable business after an unwinding or disposal or when such requirements are not complied with, regulators in the U.S. or the UK may take enforcement actions against us, which may have an adverse effect on the trading of our Shares or even result in delisting our company.

There may be a potential adverse impact to our company if our contractual arrangements with the VIE, its subsidiaries and shareholders are not treated as domestic investment.

If the operation of our businesses conducted through the VIE is subject to any restrictions pursuant to the Negative List or any successor regulations, and the contractual arrangements are not treated as domestic investment, the contractual arrangements may be regarded as invalid and illegal. If this were to occur, we would not be able to operate the relevant businesses through the contractual arrangements and would lose our rights to receive the economic benefits of the VIE. As a result, we would no longer consolidate the financial results of the VIE into our financial results and we would have to derecognize their assets and liabilities according to the relevant accounting standards. If we do not receive any compensation, we would recognize an investment loss as a result of such derecognition.

Our contractual arrangements may be subject to scrutiny by the PRC tax authorities, and a finding that we owe additional taxes could adversely affect our results of operations and reduce the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year during which arrangements and transactions were concluded. The Enterprise Income Tax Law, or the EIT Law, requires every enterprise in China to submit its annual enterprise income tax return, together with a report on transactions with its related parties, to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s-length principles. We may face adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our PRC subsidiaries and the VIE do not represent an arm’s-length price and adjust the VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the VIE, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties to our PRC controlled structured entities for under-paid taxes. Our results of operations may be adversely affected if our tax liabilities increase or if we are found to be subject to late payment fees or other penalties.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts such as the leases and sales contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative, whose designation is registered and filed with the relevant local branch of the market supervision administration. In order to maintain the physical security of our chops and the chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel of each of our PRC subsidiary and the VIE. Although we monitor such authorized personnel, we cannot assure you that such procedures will prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel misuses or misappropriates our corporate chops or seals, or our corporate chops or seals are not kept safely, stolen or otherwise used by unauthorized persons or for unauthorized purposes, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC subsidiary or the VIE, we, our PRC subsidiaries or the VIE would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

Risks Relating to Doing Business in the PRC

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

As we mainly conduct our business in China, we may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in scientific research and technical services and other industry sectors set out in the Negative List (2021 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the CAC and 12 other departments jointly promulgated the newly revised Measures for Cybersecurity Review with effect from February 15, 2022 (“Measures”), which provides that (i) a critical information infrastructure operator (“CIIO”) that intends to purchase network products and services shall prejudge the possible risks to national security that may arise after the products and services are put into use and where national security will or may be affected, the operator shall apply with the Cybersecurity Review Office for cybersecurity review, and (ii) a network platform operator (“NPO”) that possesses more than one million users’ personal information must apply for cybersecurity review when listing in a foreign country.

On November 14, 2021, the CAC publicly solicited opinions on the Regulations on the Administration of Cyber Data Security (Draft for Comments) which expanded the scope of application of cybersecurity review, established the data classified and graded protection system, and defined the relevant rules for cross-border security management of data. It provides that data processors carrying out the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of Internet platform operators that gather and possess a large number of data resources having bearing on the national security, economic development or public interests, which affects or may affect national security; (ii) listing in a foreign country of a data processor that processes the personal information of more than one million persons; (iii) listing in Hong Kong of a data processor, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security.

According to the above provisions, we will be subject to cybersecurity review if we are identified as a CIIO or NPO and our business affects or may affect national security, or we have more than one million users’ personal information and plans to be listed abroad.

We and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus supplement, the possibility that we become identified as a CIIO or NPO and accordingly would be subject to the cybersecurity review pursuant to the relevant regulations and policies that have been issued by the CAC is relatively low, due to the following reasons:

(i)

we have not received any CIIO identification notice as of the date of this prospectus supplement, which is required to be issued in a timely manner by competent departments responsible for the security protection work of critical information infrastructures after they have organized the CIIO identification in the industry in accordance with the Regulations on the Security Protection of Critical Information Infrastructures;

(ii)

NPO is not defined in the Measures and even if a company has been identified as NPO, whether such a company needs to be subject to cybersecurity review depends on whether it will “affect or may affect national security.” As of the date of this prospectus supplement, we have not experienced any major information security incident in relation to the theft, leakage, damage, illegal use or illegal export of data or personal information. In addition, all the user data collected by us in business operation are stored in mainland China; and

(iii)	we process no more than one million users’ personal information.

However, according to Article 16 of the Measures, the member unit of the cybersecurity review work mechanism (the “Cybersecurity Member Unit”) has the right to initiate review on network products and services and data processing activities that it deems as “affect or may affect national security” at its own discretion. If the Cybersecurity Member Unit decides to take a cybersecurity review on us and we fail such review, it could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the amended Measures of Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel, Tian Yuan Law Firm, do not expect that, as of the date of this prospectus supplement, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business. After consulting with our PRC legal counsel, Tian Yuan Law Firm, we believe that we are in compliance with regulations or policies that have been issued by the CAC as of the date of this prospectus supplement in all material aspects, on the following bases: (i) we have set up internal cybersecurity regulations, including data backup and recovery measures and disaster recovery measures; (ii) we have completed the Grade III information security protection filing as required by the relevant regulations and policies issued by relevant authorities; (iii) we inform our users and obtain their consent before collecting their personal information; (iv) we store relevant information in our own severs within the PRC; (v) we have not been investigated or received any request from any CAC authorities as of the date of this prospectus supplement; (vi) we have not been subject to any administrative penalties regarding cybersecurity or data security issues as of the date of this prospectus supplement; and (vii) we have not been a party to any litigation or arbitration regarding with cybersecurity or data security issues as of the date of this prospectus supplement. As advised by Tian Yuan Law Firm, our PRC counsel, as of the date of this prospectus supplement, our proposed offering is not subject to any review under the cybersecurity laws and regulations since we process no more than one million users’ personal information and are not deemed as a CIIO or NPO.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus supplement, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus supplement, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus supplement, these opinions do not have a material adverse impact on our business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering in an overseas market is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC. As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

We are subject to many of the economic and political risks associated with emerging markets due to our operation in China. Adverse changes in the Chinese or global economic, political and social conditions as well as government policies could adversely affect our business and prospects.

The majority of our operations are in China, one of the world’s largest emerging markets. In light of our operations in an emerging market, we may be subject to risks and uncertainties including fluctuation in GDP, unfavorable or unpredictable treatment in relation to tax matters, exchange controls, restrictions affecting our ability to make cross-border transfer of funds, regulatory proceedings, inflation, currency fluctuations or the absence of, or unexpected changes in, regulations and unforeseeable operational risks. In addition, our business, prospects, financial condition and results of operations may be significantly influenced by political, economic and social conditions in China generally and by continued economic growth in China.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures that focus on taking into account market forces to effect economic reform and aimed at reducing the state ownership of productive assets and establishing improved corporate governance in business enterprises, a substantial portion of China’s productive assets are still owned by the government.

In addition, the PRC government continues to play a significant role in regulating development through industrial policies. The PRC government exercises significant control over China’s economic growth through its allocation of resources, control of payment of foreign currency-denominated obligations, monetary policy, and preferential treatment for particular industries or companies. The enforcement of laws, the interpretation of rules and regulations and the direction of government policies can change drastically and quickly with little advance notice but with material and adverse effects for the relevant industries and companies. The Chinese government may also intervene or influence over the companies’ operations, including companies that are listed overseas like us, to a significant extent at any time with little advance notice. It may also exert more control over offerings conducted overseas or foreign investments in China-based issuers like us, including disallowing he VIE structure. Any actions by the Chinese government to exert more oversight and control over securities that are listed overseas by China-based companies, or over foreign investment in China-based issuers, could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The occurrence of any of the foregoing can result in a material change in our business operations and a material and adverse impact on the value of our ADSs.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures, which may benefit the overall Chinese economy, may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, the PRC government has from time to time implemented certain measures, including interest rate changes, to control the pace of economic growth. These measures may cause decreased economic activity in China, and, since 2012, the Chinese economy has slowed down. Moreover, the global economy may continue to be adversely affected by higher inflation, tightening monetary policies of central banks, rising geopolitical tensions, particularly the Russia-Ukraine armed conflicts, and related energy crisis in Europe and other markets. Any financial or economic crisis in any major markets of the world could slow down China’s recovery from COVID-19’s impact and its continued economic development. Any prolonged slowdown in the Chinese economy may reduce the demand for our services and adversely affect our business and results of operations.

Geopolitical tensions have led to a worsening relationship between China and the United States and this adverse trend may continue to deteriorate, which could negatively affect our business and results of operations.

Recently there have been heightened tensions in the trade and economic relations between the U.S. and China. The U.S. government has imposed a series of, and proposed to impose additional, new or higher tariffs on products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing largely commensurate tariffs on products imported from the U.S. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. Although the U.S. and China signed the “Phase One” trade agreement in January 2020, we cannot assure you that a more comprehensive trade deal will be agreed or that tariffs will not be imposed even if such an agreement is reached. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, and China further retaliates in response to new trade policies, treaties and tariffs implemented by the United States, or even if there is news and rumors of any such escalation, it could introduce uncertainties to China’s economy and the global economy, which in turn could affect our business. We currently source some of our reagents and laboratory equipment from vendors based in the U.S. The U.S. government may prohibit these companies from doing business with Chinese companies and the Chinese government may implement countermeasures. If this were to happen, we may be required to seek substitute suppliers, which could adversely affect our operations. Moreover, the potential increase in tariffs may also increase the costs we incur to purchase imported reagents and laboratory equipment. In addition, as a biotechnology company with operations primarily based in China, our international expansion plan to commercialize our products and services in, and export our products and services to, the U.S. could be adversely affected by these or future trade developments. Our current or future operations in the U.S. may be adversely affected by relationship between the two countries. In addition, increased protectionism and the risk of global trade war, which result in weaker global trade and lower levels of economic activity, could reduce the demand for our tests and adversely affect our business.

In addition to trade disputes, political tensions between the United States and China have escalated in recent years due to, among other things, the COVID-19 outbreak, data security and privacy, emerging technologies, “dual-use” commercial technologies, applications that could be deployed for surveillance or military purposes, import/export controls of technologies, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC, and the executive orders issued by former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. In recent years, the U.S. has also imposed sanctions on additional Chinese entities for their alleged involvement in various matters, including alleged human rights violations in Xinjiang Uyghur Autonomous Region, Communist Chinese military companies, and Hong Kong. In January 2021, following a previous executive order issued by former U.S. President Trump, the New York Stock Exchange further delisted three Chinese companies, after the U.S. Treasury designated them as Chinese “military companies.” The U.S. House of Representatives speaker’s visit to the Taiwan region in August 2022 further intensified conflicts between China and the U.S. On August 9, 2022, the U.S. President Biden signed into law the CHIPS and Science Act of 2022, a bipartisan deal aiming to revive American innovation in opposition to growing Chinese technological dominance. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. The policies and measures directed at China and Chinese companies could also discourage U.S. persons and organizations to work for, provide services to or cooperate with Chinese companies, which could hinder our ability to hire or retain qualified personnel and find suitable partners for our business. Furthermore, the adoption by the U.S. government of these policies and measures against Chinese companies could negatively affect certain investors’ sentiment towards our ADSs in both the U.S. and the UK and their willingness to invest in or hold our ADSs, which may in turn have a negative impact on the trading price of our ADSs. We cannot assure you that the current export controls or economic, trade or other sanctions regulations will not have a negative impact on our business operations, or that the related trend will not further deteriorate in the future. If any such deliberations or policies were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States or the United Kingdom. Furthermore, policies of the United States tend to be followed by certain other countries, and these countries may adopt similar policies regarding their relationships with China or against Chinese companies and restricting their operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIE and its subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, their interpretation is not always consistent and their enforcement involves uncertainties.

In particular, PRC laws and regulations concerning the cancer genotyping industry are developing and evolving. Although we have taken measures to comply with the laws and regulations applicable to our business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating cancer genotyping industries, some of which may have a retroactive effect. We cannot assure you that our business operations would not be deemed to violate any such new PRC laws or regulations. Moreover, developments in the cancer genotyping industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which in turn may limit or restrict us, and could adversely affect our business and operations.

From time to time, we may have to rely on administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. These types of uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could adversely affect our business and impede our ability to continue our operations, and may further affect the legal remedies and protections available to investors, which may, in turn, adversely affect the value of your investment.

We may be classified as a “PRC resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to enterprise income tax on its global income at the rate of 25%. The related implementation rules define the term “de facto management body” as the body that exercises full and substantial control over, and overall management of, the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation, or the SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore-incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China. It will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule would apply in our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could reduce our net income. In addition, we would also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends paid by us and gains realized on the sale or other disposition of our ordinary shares or ADSs may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends and gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company, including the holders of our ADSs, would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ADSs.

We may rely on dividends and other distributions from our subsidiaries in China to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could adversely affect our ability to conduct our business.

As a holding company, we conduct most of our business through our subsidiaries incorporated in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations.

Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their Renminbi revenues to pay dividends to us.

Historically, in response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in 2016, the People’s Bank of China, or the PBOC, and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Fluctuations in exchange rates could have an adverse effect on our results of operations and the value of your investment.

The conversion of RMB into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of RMB against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future.

Substantially all of our revenue and costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant appreciation or depreciation of RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive into RMB to pay our operating expenses, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ADSs.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our ordinary shares.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our company in the Cayman Islands relies on dividend payments indirectly from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation. However, approval from or registration with appropriate governmental authorities or commercial banks authorized by such authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

In light of strong capital outflows from China in 2016, the PRC government has imposed more restrictive foreign exchange policies and stepped up its scrutiny of major outbound capital movements. More restrictions and substantial vetting processes have been put in place by SAFE to regulate cross-border capital account transactions. The PRC government may at its discretion further restrict access to foreign currencies in the future for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Furthermore, as the interpretation and implementation of these foreign exchange regulations has been constantly evolving, it is unclear how these regulations, and any future regulations concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Inflation in the PRC could negatively affect our profitability and growth.

The economy of China has experienced significant growth, which has from time to time lead to significant inflation. China’s overall economy is expected to continue to grow. Future increases in China’s inflation may adversely affect our profitability and results of operations.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans by us to our wholly foreign-owned subsidiaries in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the PRC State Administration of Foreign Exchange, or the SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope.

In March 2015, the SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. The SAFE further promulgated the Circular of the SAFE on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which took effective on June 9, 2016 and, among other things, amended certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope, or to provide loans to persons other than affiliates, unless otherwise permitted under its business scope. SAFE Circular 19 and SAFE Circular 16 may limit our ability to transfer the net proceeds from our initial public offering and the concurrent private placement to our PRC subsidiaries and convert the net proceeds into RMB.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our wholly foreign-owned subsidiaries in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and the concurrent private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and some other regulations and rules concerning mergers and acquisitions, have established complex procedures and requirements that restrict merger and acquisition activities by foreign investors. For example, when a foreign investor takes control of a PRC enterprise, it must notify MOFCOM in advance of such change-of-control transaction. Moreover, the Anti-Monopoly Law requires that the anti-trust governmental authority be notified in advance of any concentration of undertaking if certain thresholds are triggered. The security review rules issued by MOFCOM, which became effective in September 2011, specify that certain mergers and acquisitions by foreign investors, for example those that raise “national defense and security” concerns or through which foreign investors may acquire de facto control over domestic enterprises and therefore raise “national security” concerns, are subject to its review. Those rules prohibit any activities attempting to bypass security review, for example by structuring a transaction through a proxy or contractual control arrangements. We may grow our business by acquiring other companies operating in our industry. Complying with the requirements of the regulations described above and other relevant rules to complete these transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts, may delay or inhibit our ability to complete these transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by MOFCOM. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the relevant PRC regulators may promulgate new rules or explanations requiring that we obtain approval of MOFCOM for our completed or ongoing mergers and acquisitions. There is no assurance that we can obtain MOFCOM approval for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such governmental approval requirements could have an adverse effect on our business, results of operations and corporate structure.

The heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the SAT, which became effective retroactively as of January 1, 2008, if a non-resident enterprise investor transfers equity interest in a PRC resident enterprise indirectly by way of disposing of equity interest in an overseas holding company, the non-resident enterprise investor, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfers may be subject to PRC withholding tax at a rate of up to 10%. In addition, the relevant PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698.

On February 3, 2015, the SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or Public Notice 7. Public Notice 7 introduces a new tax regime that is significantly different from Circular 698. Public Notice 7 extends tax jurisdiction to not only indirect transfers set forth under Circular 698 but also to transactions involving the transfer of other taxable assets made through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 has new requirements for both foreign transferors and the transferees (or other person who is obligated to pay for the transfer) of the taxable assets. If a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interest of an overseas holding company, then the non-resident enterprise, as the transferor, or the transferee or the PRC entity, which directly owned the taxable assets, must report to the relevant tax authority such indirect transfer. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interest in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

On October 17, 2017, the SAT issued a Public Notice on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Public Notice 37, which, among others, repealed the Circular 698 on December 1, 2017. Public Notice 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises under Circular 698. And certain rules stipulated in Public Notice 7 are replaced by Public Notice 37. Where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the Enterprise Income Tax Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise is required to declare and pay the tax payable within such time limits specified by the tax authority; however, if the non-resident enterprise voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it will be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are the transferor in such transactions, and we may be subject to withholding obligations if we are the transferee in such transactions, under Public Notice 7 and Public Notice 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Public Notice 7 and Public Notice 37. As a result, we may be required to expend valuable resources to comply with Public Notice 7 and Public Notice 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these notices, or to establish that our company should not be taxed under these notices, which may have an adverse effect on our financial condition and results of operations.

You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our ADSs.

Under the EIT Law and its implementation rules, PRC withholding tax at the rate of 10% is generally applicable to dividends from PRC sources paid to investors that are resident enterprises outside of China and that do not have an establishment or place of business in China, or that have an establishment or place of business in China but the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if this gain is regarded as income derived from sources within China. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by these investors on the transfer of shares are generally subject to 20% PRC income tax. Any such PRC tax liability may be reduced by the provisions of an applicable tax treaty.

Although substantially all of our business operations are in China, it is unclear whether the dividends we pay with respect to our shares or ADSs, or the gains realized from the transfer of our shares or ADSs, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized through the transfer of our

ADSs or on dividends paid to our non-resident investors, the value of your investment in our ADSs may be adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under these tax treaties or arrangements.

In addition, pursuant to the Double Tax Avoidance Arrangement between Hong Kong and China, or the Double Tax Avoidance Treaty, and the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the Notice on Tax Treaties, issued on February 20, 2009 by the SAT, if a Hong Kong resident enterprise owns more than 25% of the equity interest of a PRC company at all times during the twelve-month period immediately prior to obtaining a dividend from such company, the 10% withholding tax on such dividend is reduced to 5%, provided that certain other conditions and requirements under the Double Tax Avoidance Treaty and other applicable PRC laws are satisfied at the discretion of the relevant PRC tax authority. However, based on the Notice on Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, the PRC tax authorities may adjust the preferential tax treatment. Based on the Notice on Issues concerning Beneficial Owner in Tax Treaties, or Circular 9, issued on February 3, 2018 by the SAT and effective on April 1, 2018, when determining the applicant’s status as a “beneficial owner” for purpose of tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. If our Hong Kong subsidiary is determined by PRC government authorities as receiving benefits from reduced income tax rates due to a structure or arrangement that is primarily tax-driven, the dividends paid by our PRC subsidiaries to our Hong Kong subsidiary will be taxed at a higher rate, which will have an adverse effect on our financial and operational conditions.

We may be subject to penalties, including restrictions on our ability to inject capital into our PRC subsidiaries and on our PRC subsidiaries’ ability to distribute profits to us, if our PRC resident shareholders or beneficial owners fail to comply with relevant PRC foreign exchange regulations.

SAFE has promulgated several regulations that require PRC residents and PRC corporate entities to register with and obtain approval from local branches of SAFE in connection with their direct or indirect offshore investment activities. The Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, was promulgated by SAFE in July 2014. SAFE Circular 37 requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment, or control of an offshore entity established, for the purpose of overseas investment or financing. According to the Circular of Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment released in February 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 2015. These regulations apply to our shareholders who are PRC residents and may also apply to any offshore acquisitions or investments that we make in the future.

Under these foreign exchange regulations, PRC residents who make, or have previously made, prior to the implementation of these foreign exchange regulations, direct or indirect investments in offshore companies are required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update its previously filed SAFE registration, to reflect any material change involving its round-trip investment. If any PRC shareholder fails to make the required registration or update the previously filed registration, the PRC subsidiary of that offshore parent company may be restricted from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be restricted from injecting additional capital into its PRC subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions, including (i) the requirement by SAFE to return the foreign exchange remitted overseas or into the PRC within a period of time specified by SAFE, with a fine of up to 30% of the total amount of foreign exchange remitted overseas or into PRC and deemed to have been evasive or illegal and (ii) in circumstances involving serious violations, a fine of no less than 30% of and up to the total amount of remitted foreign exchange deemed evasive or illegal.

We are committed to complying with and to ensuring that our shareholders who are subject to these regulations will comply with the relevant SAFE rules and regulations. However, due to the inherent uncertainty in the implementation of the regulatory requirements by the PRC authorities, such registration might not be always practically available in all circumstances as prescribed in those regulations. In addition, we may not always be able to compel them to comply with SAFE Circular 37 or other related regulations. We cannot assure you that SAFE or its local branches will not release explicit requirements or interpret the relevant PRC laws and regulations otherwise. In addition, we may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain or update any applicable registrations or comply with other requirements under SAFE Circular 37 or other related rules in a timely manner.

Because there is uncertainty concerning the reconciliation of these foreign exchange regulations with other approval requirements, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. We cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding our employee share incentive plans or share option plans may subject plan participants, who are PRC residents, or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, or SAFE Circular 7. SAFE Circular 7 and other relevant rules and regulations require PRC residents who participate in a stock incentive plan in an overseas publicly tradeable company to register with SAFE or its local branches or the banks and complete certain other procedures. Participants in a stock incentive plan who are PRC residents must retain a qualified PRC agent to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent must amend the SAFE registration with respect to the plan within three months if there is any material change to the stock incentive plan, the PRC agent, or the overseas entrusted institution, or if there are any other material changes in the plan. In addition, SAFE Circular 37 and other relevant rules and regulations stipulate that PRC residents who participate in a share incentive plan of an overseas non-publicly tradeable special purpose company must register with SAFE or its local branches or the banks before they exercise the share options. We and our PRC employees who have been granted share options and restricted shares are subject to these regulations. As of the date of this prospectus supplement, we are in the process of applying for such registration under SAFE Circular 7. Failure of our PRC share option holders or restricted shareholders to complete their SAFE registrations may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to us, or otherwise adversely affect our business.

The SAT has also issued rules and regulations concerning employee share incentives. Under these rules and regulations, our employees working in the PRC will be subject to PRC individual income tax upon exercise of the share options and/or grant of the restricted shares. Our PRC subsidiaries have obligations to file documents with respect to the granted share options and/or restricted shares with relevant tax authorities and to withhold individual income taxes for their employees upon exercise of the share options and/or grant of the restricted shares. If our employees fail to pay or we fail to withhold their individual income taxes according to relevant rules and regulations, we may face sanctions imposed by the competent governmental authorities.

Our leased property interests may be defective and our right to lease the properties affected by defects may be challenged, which could cause disruption to our business.

As of the date of this prospectus supplement, we leased properties for our offices and branch offices in China. Under PRC laws, all lease agreements must be registered with the local housing authorities. As of the date of this prospectus supplement, none of the premises we lease have completed the registration of our leases with the local housing authorities. Failure to complete these registrations may expose us to potential monetary fines up to RMB10,000 per unit leasehold.

We may be subject to penalties under relevant PRC laws and regulations due to failure to be in full compliance with social insurance and housing provident fund regulation.

According to the Social Insurance Law of the PRC promulgated in 2010 and most recently amended in 2018 and the Regulations on Management of Housing Provident Funds promulgated in 1999 and most recently amended in 2019, within a prescribed time limit, we need to register with the relevant social security authority and housing provident fund management center, and to open the relevant accounts and make full contributions for social insurance and housing funds for our employees, and this obligation cannot be delegated to any third party.

Our contributions for some of our employees to the social insurance and housing funds may not have been in compliance with relevant PRC laws and regulations. Some of our subsidiaries or consolidated affiliated entities engaged third-party human resources agencies to pay social insurance and housing funds for some of their employees. As of the date of this prospectus supplement, none of these subsidiaries or consolidated affiliated entities had received any notice from the local authorities or any claim or request from these employees in this regard. Under the agreements entered into between the third-party human resources agencies and our relevant subsidiaries or consolidated affiliated entities, the third-party human resources agencies have the obligations to pay social insurance premium and housing provident funds for our relevant employees. However, if the human resource agencies fail to pay the social insurance or housing fund contributions for and on behalf of our employees as required under applicable PRC laws and regulations, we may be subject to penalties imposed by the local social insurance authorities and the local housing fund management centers for failing to discharge our obligations in relation to payment of social insurance and housing funds as an employer.

On July 20, 2018, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC issued the Reform Plan of the State Tax and Local Tax Collection Administration System, or the Tax Reform Plan. Under the Tax Reform Plan, commencing from January 1, 2019, tax authorities are responsible for the collection of social insurance contributions in the PRC. The effect of the Tax Reform Plan is still uncertain. We cannot assure that we will not be required to pay any deemed shortfalls or be subject to penalties or fines regarding social security insurance and housing provident funds contributions, any of which may have an adverse effect on our business and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our directors or our management named in this prospectus supplement based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our directors and senior executive officers are nationals or residents in China. As a result, it may be difficult for you to effect service of process upon us or those persons in China. It may also be difficult for you to enforce in the U.S. courts or courts of many other jurisdictions judgments obtained in the U.S. courts or courts of many other jurisdictions based on the civil liability provisions of the U.S. federal securities laws or the comparable laws of many other jurisdictions against us and our directors and officers who reside and whose assets are located in China. There is also uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of the U.S. courts or courts of many other jurisdictions against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state or comparable laws of many other jurisdictions.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. and many other jurisdictions that provide for the reciprocal recognition and enforcement of judgments from the U.S. and many other jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S and many other jurisdictions. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities and the comparable authorities from many other jurisdictions may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

Recent litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of the ADSs and could have an adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the ADS trading price, and increased directors and officers insurance premiums and could have an adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years (beginning with those we are to file in 2022), the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction. The first such list was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release, and our auditor was included on that list. The SEC will review annual reports filed with it in 2022 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa.

Unless we are able to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, we would expect that a trading prohibition for our ADSs could be issued shortly after the filing of our annual report on Form 20-F for 2023, which would be due on April 30, 2024. Given that all PCAOB-registered firms in China were included on the list in the PCAOB December 2021 Release, our ability to retain an auditor subject to PCAOB inspection and investigation will depend on the relevant U.S. and PRC regulators reaching an agreement to permit these inspections and investigations. The PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections of the PCAOB-registered audit firms that audit Chinese companies that trade on U.S. exchanges. However, in the PCAOB December 2021 Release, the PCAOB identified problems in implementing these agreements and a lack of cooperation. Accordingly, we can offer no assurance that we will be able to retain an auditor that would allow us to avoid a trading prohibition for our securities under the HFCA Act.

Each chamber of the U.S. Congress has separately passed a bill to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, but neither of them has been included in legislation that has been signed into law. If a proposal of this type were not be enacted into law in the near future, our securities could be subject to a trading prohibition following our filing of our annual report on Form 20-F for 2022, which will be due on May 1, 2023.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB is granted complete access in three ways with respect to its inspection and investigation of registered public accounting firms in mainland China and Hong Kong:

•	The PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates—without consultation with, nor input from, Chinese authorities.

•	Procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed.

•	The PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement Protocol. Despite the complete access granted by the Statement of Protocol on paper, however, there is no assurance that PCAOB may in reality have sufficiently unobstructed access to the registered public accounting firms in mainland China and Hong Kong, if at all, due to factors beyond our control, including the political tension between China and the U.S and uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. Accordingly, there is no assurance that the PCAOB may revise or alter its determinations made in 2021, or that we will no longer be subject to risks from a trading prohibition for our ADSs pursuant to the HFCA Act.

If our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. Even though we have listed our ADSs on the London Stock Exchange, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our ordinary shares on a non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements will apply beginning with annual reports on Form 20-F to be filed in 2023 for Commission Identified Issuers named in the prior year. Because our auditor was included in the list in the PCAOB December 2021 Release, we expect to have to comply with these disclosure requirements in our annual report on Form 20-F for 2022 to be filed in 2023. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s articles include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ADSs and ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Proceedings instituted by the SEC against the Big Four PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

In December 2012, the SEC instituted administrative proceedings against the Big Four PRC-based accounting firms in China, including our independent PCAOB-registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC’s rules and regulations thereunder by failing to provide to the SEC the firms’ audit work papers with respect to certain other PRC-based companies that are publicly traded in the United States.

On January 22, 2014, the initial administrative law judge presiding over the matter rendered an initial decision that each of the firms had violated the SEC’s rules of practice by failing to produce audit papers and other documents to the SEC. The initial decision censured each of the firms and barred them from practicing before the SEC for a period of six months.

On February 6, 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and to audit

US-listed companies. The settlement required the firms to follow detailed procedures and to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. Under the terms of the settlement, the underlying proceeding against the four PRC-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on February 6, 2019. While we cannot predict if the SEC will further challenge the four PRC-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions, if the accounting firms are subject to additional remedial measures, our ability to file our financial statements in compliance with SEC requirements could be affected. A determination that we have not timely filed financial statements in compliance with SEC requirements could ultimately lead to our delisting from NASDAQ, deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

In the event that the SEC restarts the administrative proceedings described above, depending upon the final outcome, listed companies in the United States with major China-based operations may find it difficult or impossible to retain auditors in respect of their operations in China, which could result in financial statements being determined not to be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, U.S.-listed companies and the market price of our ADSs may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to be not in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of the ADSs from NASDAQ or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of the ADSs in the United States.

Risks Relating to Hong Kong

You may have difficulty enforcing judgments in Hong Kong.

BR Hong Kong Limited, one of our subsidiaries incorporate in Hong Kong, wholly owns Beijing Burning Rock Biotech Limited, our WFOE. You may have difficulties in enforcing court judgments obtained in United States courts against our Hong Kong subsidiary, including judgments relating to the federal securities laws of the United States. There is also doubt as to whether courts in Hong Kong will enforce judgments of United States courts based only upon the civil liability provisions of the federal securities laws of the United States, or the securities laws of any state of the United States.

There may be political risks associated with having business connection with Hong Kong.

Hong Kong is a Special Administrative Region of the People’s Republic of China, with its own executive, judicial and legislative branches. Hong Kong enjoys a high degree of autonomy from China under the principle of “one country, two systems.” As a result of this political structure, we enjoy certain benefits, including tax benefits when we hold our WFOE through BR Hong Kong Limited, one of our subsidiaries incorporate in Hong Kong. However, we can give no assurance that Hong Kong will continue to enjoy the same level of autonomy from China. For example, if our Hong Kong subsidiary is deemed as a PRC company when the PRC government no longer treats Hong Kong as “offshore,” we may not be able to enjoy the double tax treaty reached between Hong Kong and mainland China and our Hong Kong company may be subject to the supervision of SAFE, which will lead uncertainty to cross-border capital flows. In particular, China could determine to treat any cash located in Hong Kong as subject to the same distribution rules as mainland China and our cash located in Hong Kong could therefore be subject to the same risks as that located in mainland China. Any intervention by the government of China in the affairs of Hong Kong, in breach of the “one country, two systems” principle, may adversely affect our business and ability to raise capital.

Recent unrest in Hong Kong may affect our business.

Hong Kong is a special administrative region of the PRC with its own government. Hong Kong enjoys a high degree of autonomy from the PRC under the principle of “one country, two systems.” However, there can be no assurance that our corporate structure, business operation, financial condition and results of operations will not be adversely affected as a consequence of the exercise of PRC sovereignty over Hong Kong. For example, a series of large demonstrations in Hong Kong in 2019 has adversely affected the local economy and resulted in the enactment of Hong Kong national security law in 2020. On July 14, 2020, the President of U.S. signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. Hong Kong’s position and reputation as an international financial and trade center may be further damaged, and our business may be materially and adversely affected.

Risks Relating to This Offering and Ownership of Our ADSs

The standard listing of our ADSs on the Official List of the FCA will afford ADS holders a lower level of regulatory protection than a premium listing on the Official List of the FCA

On November 1, 2022, our ADSs were admitted to the standard listing segment of the Official List of the Financial Conduct Authority, or the FCA. A standard listing affords ADS holders a lower level of regulatory protection than that afforded to investors in companies listed on the premium listing segment of the Official List of the FCA, where companies are subject to additional obligations under the Listing Rules. In particular, as a company with a standard listing, we will not be required to comply with the requirements of the UK Corporate Governance Code, following the admission. We will not be required to give ADS holders the opportunity to vote on any future acquisitions, even if ADSs are being issued as consideration for such acquisitions, save to the extent that holder approval is required pursuant to any legal or regulatory requirements to issue such ADSs.

The ADSs will trade on more than one market, and this may result in increased volatility and price variations between such markets

Our ADSs are traded on both the London Stock Exchange and the NASDAQ Global Market. Trading in the ADSs on these markets could be made at different times (due to different time zones, trading days and public holidays in the United Kingdom and the United States). The trading prices of the ADSs on these two markets may differ due to this and other factors. The liquidity of trading in the ADSs on the London Stock Exchange may initially be limited. Trading of a small number of ADSs on one market could adversely impact the price of the ADSs on that market significantly and could, in turn, impact the price on the other market. The ADSs will be fully fungible between both markets. Any decrease in the trading price of the ADSs on one of these markets could cause a decrease in the trading price of the ADSs on the other market. Additionally, as there is no direct trading or settlement between the two stock markets, the time required to move the ADSs from one market to another may vary, and there is no certainty of when ADSs that are moved will be available for trading or settlement.

The trading price of ADSs has been and may continue to be volatile, which could result in substantial losses to investors.

Since our ADSs became listed on NASDAQ on June 12, 2020, the trading price of our ADSs has ranged from US$1.70 to US$39.75 per ADS. While our ADSs are listed on both the NASDAQ Global Market and the London Stock Exchange, the trading price of our ADSs may continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the U.S. or the UK. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the U.S. in general and consequently may impact the trading performance of the ADSs in the U.S. or the UK, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new services and expansions by us or our competitors;

•	failure on our part to realize monetization opportunities as expected;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our services or our industry;

•	additions or departures of key personnel;

•	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•	regulatory developments affecting us or our industry; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade in the U.S. or the UK.

Shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in such a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have an adverse effect on our financial condition and results of operations.

If we fail to meet the applicable listing requirements, NASDAQ or the London Stock Exchange may delist our ADSs from trading on its exchange in which case the liquidity and market price of our ADSs could decline and our ability to raise additional capital would be adversely affected.

In certain circumstances, the ADSs may be delisted from the NASDAQ Global Market or the London Stock Exchange. Delisting could have a material and adverse effect on the liquidity of the ADSs and on investors’ ability to sell the ADSs at a satisfactory price.

NASDAQ Global Market

There are a number of requirements that must be met in order for our ADSs to remain listed on the NASDAQ Global Market, including but not limited to the minimum bid price of at least US$1.00 per ADS, and the failure to meet any of these listing standards could result in the delisting of our ADSs from NASDAQ. We cannot assure you that we will be able to comply with all Nasdaq Listing Rules at all times in the future or regain compliance in a timely manner in case of a default and avoid any subsequent adverse action taken by NASDAQ, including delisting. Any potential delisting of our ADSs from NASDAQ may result in decreased liquidity, limited availability of market quotations for our ADSs, limited availability of news and analyst coverage on us and decrease in our ability to issue additional securities. In particular, if the PCAOB cannot inspect our auditors as required by the HFCA Act, the SEC may prohibit the trading of our ADSs. For details, see “—Risks Relating to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.”

London Stock Exchange

The FCA may cancel the listing of the ADSs on the standard listing segment of the Official List of the FCA if satisfied that there are special circumstances precluding normal and regular dealings in the ADSs. The listing of the ADSs on the Official List may also be cancelled at our request, subject to us giving at least 20 business days’ notice of the proposed cancellation of the listing. Because the ADSs will be listed on the standard listing segment of the Official List, it would not be required to seek shareholder approval before seeking the cancellation of the listing of the ADSs on the Official List.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs in the U.S. and the UK will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for the ADSs in the U.S. or the UK to decline.

We may issue additional ordinary shares, other equity or equity-linked or debt securities, which may materially adversely affect the price of our ordinary shares or ADSs. Hedging activities may depress the trading price of our ordinary shares.

In accordance with the terms of the sales agreement, we may offer and sell ADSs having an aggregate gross sales price of up to US$100,000,000 from time to time. This offering may have a dilutive effect on our earnings per share and the effect of depressing the market price for our ADSs. We may issue additional equity, equity-linked or debt securities for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to satisfy our obligations for the repayment of existing indebtedness, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding share awards, or for other reasons. Any future issuances of equity securities or equity-linked securities could substantially dilute your interests and may materially adversely affect the price of our ordinary shares or ADSs. We cannot predict the timing or size of any future issuances or sales of equity, equity-linked or debt securities, or the effect, if any, that such issuances or sales may have on the market price of our ordinary shares or ADSs. Market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

The sale or availability for sale of substantial amounts of ADSs could adversely affect their market price.

Sales of substantial amounts of ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of ADSs in the U.S. or the UK and could impair our ability to raise capital through equity offerings in the future. As of June 30, 2022, we had 105,441,021 ordinary shares issued and outstanding, comprising (i) 88,116,173 Class A ordinary shares (excluding 488,516 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans), and (ii) 17,324,848 Class B ordinary shares. Among these shares, 55,038,533 Class A ordinary shares are in the form of ADSs, which are freely transferable without restriction or additional registration under Securities Act. The remaining outstanding ordinary shares may also be sold in public market, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act and the applicable lock-up agreements, if any. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of the ADSs in the U.S. or the UK could decline. In addition, any ordinary shares that we issue under our share incentive plan or pursuant to any award agreements would dilute the percentage ownership held by ADS holders. If a large number of our ordinary shares or securities convertible into our ordinary shares are sold in the public market after they become eligible for sale, the sales could adversely affect the trading price of the ADSs in the U.S. or the UK and impede our ability to raise future capital.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to our memorandum and articles of association and certain requirements of Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in the ADSs.

Our directors, officers and principal shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of June 30, 2022, our directors and officers collectively owned an aggregate of 61.7% of the total voting power of our outstanding ordinary shares. As a result, they have substantial influence over our business, including significant corporate actions such as change of directors, mergers, change of control transactions and other significant corporate actions.

Our directors, offices, and principal shareholders may take actions that are not in the best interest of us or our other shareholders. The concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs in the U.S. or the UK. These actions may be taken even if they are opposed by shareholders, including ADS holders. In addition, the significant concentration of share ownership may adversely affect the trading price of the ADSs in the U.S. or the UK due to investors’ perception that conflicts of interest may exist or arise.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of ADSs or Class A ordinary shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally based on a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income. Goodwill is treated as an active asset under the PFIC rules to the extent attributable to activities that produce active income. Cash generally is a passive asset for these purposes.

Based on our financial statements, the manner in which we conduct our business, the trading price of our Class A ordinary shares or ADSs, the value and nature of our assets, and the sources and nature of our income, we do not believe we were a PFIC for our prior taxable year. Because the value of our assets generally is determined by reference to the price of our stock, the recent decline in the price of our stock has significantly increased the risk that we might be treated as a PFIC for our current taxable year. The final determination of whether we may be classified a PFIC for the current taxable year, however, will not be able to be made until after the end of the year and will depend on all of the relevant facts and circumstances available at that time, some of which may be beyond our control, such as the trading price of our shares and the valuation of our assets, including goodwill and other intangible assets. Additionally, the composition of our income and assets may also be affected by how, and how quickly, we use our cash and other liquid assets.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (meaning a beneficial owner of Class A ordinary shares or ADSs that is a citizen or resident of the U.S. or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Class A ordinary shares or ADSs) holds the ADSs or Class A ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules. For more details of these adverse tax consequences, see “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Our memorandum and articles of association contain anti-takeover provisions that could have an adverse effect on the rights of holders of our ordinary shares and the ADSs.

Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs in the U.S. or the UK may fall and the voting and other rights of the holders of our ordinary shares and the ADSs may be adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts and English courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in the U.S. or the UK. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. and the UK. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S. or the courts of England and Wales.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ corporate governance requirements and the UK Corporate Governance Code published by the Financial Reporting Council in July 2018; these practices may afford less protection to shareholders than they otherwise would under rules and regulations applicable to U.S. or UK domestic issuers. For example, we are exempted from shareholder approval for certain events, including the establishment or amendment of certain equity based compensation plans and arrangements and certain transactions involving issuances of a 20% or more interest in our company.

As a result of all of the above, our public shareholders may have more difficulties in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S or the UK.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the NASDAQ Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer, and it may be more difficult for overseas regulators to conduct investigation or collect evidence within China.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of the underlying Class A ordinary shares which are represented by your ADSs.

As a holder of ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights which attach to the underlying Class A ordinary shares which are represented by your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary, as the holder of the underlying Class A ordinary shares which are represented by your ADSs. Upon receipt of your voting instructions, if voting is by poll, the depositary will try, as far as is practicable, to vote the Class A ordinary shares underlying your ADSs in accordance with your instructions, if such instructions are timely received by the depositary. If voting is by show of hands, the depositary will vote all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely instructions. You will not be able to directly exercise any right to vote with respect to the underlying Class A ordinary shares unless you cancel your ADSs, withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. Under our memorandum and articles of association, the minimum notice period required to be given by our company to our registered shareholders for convening a general meeting is seven (7) calendar days. When a general meeting is convened, you may not receive sufficient advance notice to enable you to cancel your ADSs, withdraw the underlying Class A ordinary shares which are represented by your ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow you to attend the general meeting or to vote directly with respect to any specific matter or resolution which is to be considered and voted upon at the general meeting. In addition, under our memorandum and articles of association for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the underlying Class A ordinary shares which are represented by your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, the depositary will, if we request, and subject to the terms of the deposit agreement, endeavor to notify you of the upcoming vote and to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Class A ordinary shares which are represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct the voting of the underlying Class A ordinary shares which are represented by your ADSs, and you may have no legal remedy if the underlying Class A ordinary shares are not voted as you requested.

You may not receive dividends or other distributions on our shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary has agreed to pay you any cash dividends or other distributions it or the custodian receives on shares or other deposited securities underlying your ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws or any other regulation any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs in the U.S. or the UK.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

Holders of our Class A ordinary shares do not have pre-emptive rights and we may, without shareholder consent, issue additional ordinary shares, ADSs, warrants, rights, units and debt securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions and repayment or refinancing of borrowings. We also issue ordinary shares to our executive officers, employees and independent directors as part of their compensation. This may have the effect of diluting the interests of your holding. Additionally, to the extent that pre-emptive rights are granted, shareholders in certain jurisdictions may experience difficulties or may be unable to exercise their pre-emptive rights. For example, we cannot make such rights available to holders in the U.S. unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings in the future and may experience dilution in your holdings.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Our management has broad discretion over the use of proceeds from this offering.

Our management will have significant discretion in applying the net proceeds that we receive from this offering. Although we expect to use the net proceeds from this offering for (i) research and development of our early cancer detection technologies, (ii) obtaining NMPA approvals for our cancer genotyping products, including completing related clinical trials, and (iii) other general and administrative matters, our board of directors retains significant discretion with respect to the use of proceeds. We may use a portion of the net proceeds to fund, acquire or invest in complementary businesses or technologies. The proceeds from this offering may be used in a manner that does not generate favorable returns. In addition, if we use the proceeds for future acquisitions, there can be no assurance that we would successfully integrate any such acquisition into our operations or that the acquired entity would perform as expected.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and the ADSs may view as beneficial.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to six votes per share based on our dual-class share structure. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder and under certain other circumstances, such Class B ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares. If any of such Class B ordinary shares are converted into Class A ordinary shares or cancelled for any reasons, our board of directors will have the authority without further action by our shareholders to issue additional Class B ordinary shares, which will be dilutive to our Class A ordinary shareholders and ADS holders.

As of June 30, 2022, our founder, chairman of the board of directors and chief executive officer, Mr. Yusheng Han, beneficially owned all of our issued Class B ordinary shares. As of the same date, the Class B ordinary shares constituted 16.4% of our total issued and outstanding share capital and 54.1% of the aggregate voting power of our issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, our founder and chief executive officer, Mr. Yusheng Han, has considerable influence over matters such as decisions regarding change of directors, mergers, change of control transactions and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs in the U.S. or the UK. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

The dual-class structure of our ordinary shares may adversely affect the trading market for and the trading price of the ADSs in the U.S. and the UK.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of the ADSs representing Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for the ADSs in either the U.S. or the UK. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the ADSs.

ADSs holders may not be entitled to a jury trial in the U.S. with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

The deposit agreement governing the ADSs representing our shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has nonexclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult or impossible for you to effect service of process within the U.S. or the United Kingdom or elsewhere outside of China upon these individuals, or to bring an action against us or against these individuals in the U.S. or the United Kingdom or elsewhere outside of China in the event that you believe your rights have been infringed under the U.S. federal securities laws or any securities law in the United Kingdom or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions, as well as public policy considerations and conditions set forth in applicable provisions of other PRC laws relating to the enforcement of civil liability. China does not have treaties providing for the reciprocal recognition and enforcement of court judgments with many countries, including the United States, the United Kingdom, and most other Western countries.

In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States, the United Kingdom or the Cayman Islands. These limitations may deprive you of effective legal recourse for claims related to your investment in our

ADSs.

In terms of actions brought by securities regulatory authorities of the United Kingdom or other countries, there are also significant legal obstacles to obtaining requisite information. In particular, pursuant to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

See also “—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts or English courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

USE OF PROCEEDS

We may offer and sell up to $100,000,000 of ADSs from time to time. The amount of proceeds from this offering will depend upon the number of ADSs sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ADSs under, or fully use, the sales agreement with Cowen as a source of financing.

Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of ADSs in this offering for (i) research and development of our early cancer detection technologies, (ii) obtaining NMPA approvals for our cancer genotyping products, including completing related clinical trials, and (iii) other general and administrative matters.

Our management will have broad discretion over the use of the net proceeds from the offering. The amounts and timing of our expenditures will depend upon numerous factors. See “Risk Factors—Risks Relating to This Offering and Ownership of Our ADSs—Our management has broad discretion over the use of proceeds from this offering” in this prospectus supplement for more information.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the underlying Class A ordinary shares represented by our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the underlying Class A ordinary shares represented by the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

DESCRIPTION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT

In this offering, we may offer and sell our ADSs having an aggregate offering price of up to US$100,000,000 from time to time on the NASDAQ Global Market or other markets for our ADSs through or to Cowen and Company, LLC acting as our sales agent or principal. For further details, see “Plan of Distribution.” As of the date of this prospectus supplement, our authorized share capital is US$50,000 divided into 250,000,000 shares, comprising 230,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, par value of US$0.0002 each. As of the date of this prospectus supplement, no preferred shares of our Company are issued and outstanding, and we had 105,725,451 ordinary shares issued and outstanding, comprising (i) 88,400,603 Class A ordinary shares (excluding 414,535 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans), and (ii) 17,324,848 Class B ordinary shares. The material terms and conditions of our ordinary shares are described under the caption “Description of Share Capital” on page 31 of the accompanying prospectus. The material terms and conditions of our ADSs are described under the caption “Description of American Depositary Shares” on page 40 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $100,000,000 of ADSs, representing Class A ordinary shares, through or to Cowen as our sales agent. Sales of our ADSs, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Cowen may purchase our ADSs as principal.

Cowen will offer our ADSs subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of ADSs to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Cowen not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our ADSs being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the ADSs sold through it pursuant to the sales agreement, unless waived by Cowen under certain circumstances. We have also agreed to reimburse Cowen for Cowen’s legal expenses, including fees and disbursements of counsel incurred by Cowen, up to a maximum aggregate amount of $150,000 (inclusive of any amounts reimbursed for associated legal expenses of Cowen’s outside counsel for filings with FINRA). We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $1.3 million.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.

Cowen will provide written confirmation to us following the close of trading on the NASDAQ Global Market on each day in which ADSs are sold through it as sales agent under the sales agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume weighted average price of the ADSs sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of ADSs sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of ADSs.

Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our ADSs.

Our ADSs representing Class A ordinary shares are listed on NASDAQ and the London Stock Exchange and trade under the symbol “BNR.”

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates for which services they have received and, may in the future receive, customary fees. In the course of their respective businesses, Cowen may actively trade our securities for their own respective accounts or for the accounts of customers, and, accordingly, Cowen may at any time hold long or short positions in such securities.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the European Economic Area will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement in relation to the offer of those ADSs may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of ADSs shall require us or Cowen to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither we nor Cowen have authorized, nor do we or they authorize, the making of any offer of ADSs to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither we nor Cowen have authorized, nor do we or they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by the Cowen, which constitute the final placement of the ADSs contemplated in this prospectus supplement.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any ADSs under, the offers to the public contemplated in this prospectus supplement, or to whom the ADSs are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with us and Cowen that:

(a)	it and any person on whose behalf it acquires ADSs is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and

(b)

in the case of any ADSs acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) the ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of Cowen has been given to the offer or resale; or (ii) where ADSs have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ADSs to it is not treated under the Prospectus Regulation as having been made to such persons.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the ADSs is responsible for undertaking its own target market assessment in respect of the ADSs and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor Cowen make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of ADSs in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (“UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in the UK of ADSs which are the subject of the offering contemplated in this prospectus supplement in relation to the offer of those ADSs may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of ADSs shall require us or Cowen to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither we nor Cowen have authorized, nor do we or they authorize, the making of any offer of ADSs to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither we nor Cowen have authorized, nor do we or they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by Cowen, which constitute the final placement of the ADSs contemplated in this prospectus supplement.

Each person in the UK who receives any communication in respect of, or who acquires any ADS under, the offers to the public contemplated in this prospectus supplement, or to whom the ADSs are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with us and Cowen that:

(a)	it and any person on whose behalf it acquires ADSs is a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and

(b)

in the case of any ADSs acquired by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) the ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of Cowen has been given to the offer or resale; or (ii) where ADSs have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those ADSs to it is not treated under the UK Prospectus Regulation or FSMA as having been made to such persons.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the ADSs is responsible for undertaking its own target market assessment in respect of the ADSs and determining the appropriate distribution channels. Neither we nor Cowen make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ADSs or ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of ADSs or ordinary shares, nor will gains derived from the disposal of ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of ADSs or ordinary shares or on an instrument of transfer in respect of ADSs or ordinary shares.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with a “de facto management body” within China is considered as a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China. In 2011, the SAT issued the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin No. 45, which further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that we are not a PRC resident enterprise for PRC tax purposes. We are not controlled by a PRC enterprise or PRC enterprise group and we do not believe that we meet all of the conditions above. We are a company incorporated outside China and our records (including the minutes and resolutions of our board of directors and the resolutions of our shareholders) are maintained outside China. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that we are treated as a PRC resident enterprise.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our Class A ordinary shares or ADSs by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of Class A ordinary shares or ADSs. In particular, this summary is directed only to U.S. Holders that hold Class A ordinary shares or ADSs as capital assets and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or the partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding Class A ordinary shares or ADSs as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of Class A ordinary shares or ADSs.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Class A ordinary shares or ADSs that is a citizen or resident of the U.S. or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Class A ordinary shares or ADSs.

You should consult your own tax advisors about the consequences of the acquisition, ownership and disposition of the Class A ordinary shares or ADSs, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

ADSs

In general, if you are a U.S. Holder of ADSs, you will be treated, for U.S. federal income tax purposes, as the beneficial owner of the underlying Class A ordinary shares that are represented by those ADSs. References to “shares” below apply to both Class A ordinary shares and ADSs, unless the context indicates otherwise.

Deposits and withdrawals of Class A ordinary shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes.

Taxation of Dividends

As discussed in “Dividend Policy,” we do not have any present plan to pay any cash dividends on our shares in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gross amount of any distribution of cash or property with respect to our shares (including amounts, if any, withheld in respect of PRC taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend, in the case of Class A ordinary shares, or the date the depositary receives the dividends, in the case of ADSs, and will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

Subject to certain exceptions for short-term positions, the U.S. dollar amount of dividends received by a non-corporate U.S. Holder with respect to the shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on shares will be treated as qualified dividends if:

•

the shares are readily tradable on an established securities market in the U.S. or we are eligible for the benefits of a comprehensive tax treaty with the U.S. that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

The ADSs are currently listed on the NASDAQ Global Market and the London Stock Exchange. The ADSs will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on our financial statements, the manner in which we conduct our business, the trading price of our Class A ordinary shares or ADSs, the value and nature of our assets, and the sources and nature of our income, we do not believe we were a PFIC for our prior taxable year. Because the value of our assets generally is determined by reference to the price of our stock, the recent decline in the price of our stock has significantly increased the risk that we might be treated as a PFIC for our current taxable year. The final determination of whether we may be classified a PFIC for the current taxable year, however, will not be able to be made until after the end of the year and will depend on all of the relevant facts and circumstances available at that time, including the composition and value of our assets (as implied by our stock price) throughout the remainder of the year. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Because the Class A ordinary shares are not themselves listed on a U.S. exchange, dividends received with respect to shares that are not represented by ADSs may not be eligible for qualified dividend treatment. U.S. Holders should consult their own tax advisors regarding the potential availability of the reduced dividend tax rate in respect of shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation—PRC Taxation”), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our shares. In that case, we may, however, be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “Treaty”). If we are eligible for such benefits, dividends we pay on shares should be eligible for the reduced rates of taxation described above (assuming we are not a PFIC in the year the dividend is paid or the prior year and the U.S. Holder satisfies certain holding period requirements for the shares).

Subject to generally applicable limitations and conditions, PRC dividend withholding tax paid at the appropriate rate applicable to the U.S. Holder may be eligible for a credit against such U.S. Holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements recently adopted by the U.S. Internal Revenue Service (“IRS”) and any PRC tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. Holder. In the case of a U.S. Holder that is eligible for, and properly elects, the benefits of the Treaty, the PRC tax on dividends will be treated as meeting the new requirements and therefore as a creditable tax. In the case of all other U.S. Holders, the application of these requirements to the PRC tax on dividends is uncertain and we have not determined whether these requirements have been met. If the PRC dividend tax is not a creditable tax for a U.S. Holder or the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year, the U.S. Holder may be able to deduct the PRC tax in computing such U.S. Holder’s taxable income for U.S. federal income tax purposes. Dividend distributions will constitute income from sources outside the United States and, for U.S. Holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. Holder’s particular circumstances and involve the application of complex rules to those circumstances. U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular situations.

U.S. Holders that receive distributions of additional shares or rights to subscribe for shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” upon a sale, exchange or other taxable disposition of the shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares, both as determined in U.S. dollars. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gain realized by a non-corporate U.S. Holder is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. Holder on the sale or other disposition of the shares generally will be U.S. source gain or loss for U.S. foreign tax credit purposes (except to the extent that the U.S. Holder establishes the right to treat gain as foreign source income under the Treaty). Under the new foreign tax credit requirements recently adopted by the IRS, any PRC tax imposed on the sale or other disposition of the shares generally will not be treated as a creditable tax for U.S. foreign tax credit purposes except in the case of a U.S. Holder that is eligible for, and properly elects to claim, the benefits of the Treaty. If the PRC tax is not a creditable tax or claimed as a credit by the U.S. holder pursuant to the Treaty, the tax would reduce the amount realized on the sale or other disposition of the shares even if the U.S. Holder has elected to claim a foreign tax credit for other taxes in the same year. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the shares and any PRC tax imposed on such sale or disposition.

Passive Foreign Investment Company Rules

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if, either

•	75% or more of our gross income for the taxable year is passive income; or

•

the average percentage of the value of our assets (generally based on a quarterly average) that is attributable to assets that produce or are held for the production of passive income is at least 50% (the “asset test”).

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income. Goodwill is treated as an active asset under the PFIC rules to the extent attributable to activities that produce active income. Cash generally is a passive asset for these purposes. If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. Although the law in this regard is not entirely clear, we treat our VIE as being owned by us for U.S. federal income tax purposes because we control its management decisions and are entitled to substantially all of the economic benefits associated with it.

Based on our financial statements, the manner in which we conduct our business, the trading price of our Class A ordinary shares or ADSs, the value and nature of our assets, the sources and nature of our income, we do not believe we were a PFIC for our prior taxable year. Because the value of our assets generally is determined by reference to the price of our stock, the recent decline in the price of our stock has significantly increased the risk that we might be treated as a PFIC for our current taxable year. The final determination of whether we may be classified a PFIC for the current taxable year, however, will not be able to be made until after the end of the year and will depend on all of the relevant facts and circumstances available at that time, some of which may be beyond our control, such as the trading price of our shares and the valuation of our assets, including goodwill and other intangible assets. Additionally, the determination of whether we are a PFIC also may be affected by how, and how quickly, we use our cash and other liquid assets. If we are classified as a PFIC for any taxable year in which a U.S. Holder holds our stock, we will generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such holder owns our shares, even if we cease to meet the threshold requirements for PFIC status (unless the U.S. Holder makes a deemed sale election with respect to our shares once we are no longer a PFIC). U.S. Holders are urged to consult their own tax advisors about the application of the PFIC rules to us.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds shares and such U.S. Holder does not make the election described below, such U.S. Holder will be subject to a special tax at ordinary income tax rates on “excess distributions” (generally, any distributions that a U.S. Holder receives in a taxable year that are greater than 125 percent of the average annual distributions that such U.S. Holder has received in the preceding three taxable years, or its holding period, if shorter), as well as any gain that such U.S. Holder recognizes on the sale or other disposition of its shares. Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the shares, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year. Additionally, dividends paid by us will not be eligible for the special reduced rate of taxes described above under “—Taxation of Dividends.”

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares and we have any direct, and in certain circumstances, indirect subsidiaries that are PFICs (each a “Subsidiary PFIC”), the U.S. Holder will be treated as owning its pro rata share of the stock of each such Subsidiary PFIC for purposes of the application of these rules, and the U.S. Holder generally would be subject to similar rules with respect to distributions to us by, and dispositions by us of the stock of, any of our direct or indirect subsidiaries that are PFICs. U.S. Holders are urged to consult their own tax advisors about the application of the PFIC rules to their ownership of our ordinary shares.

A U.S. Holder may be able to avoid the interest charge described above by electing to mark its shares to market, provided the shares are considered “marketable.” The shares will be marketable if they are regularly traded on certain U.S. stock exchanges, including the NASDAQ Global Market, or on a non-U.S. stock exchange if (i) the non-U.S. stock exchange is regulated or supervised by a governmental authority in the country in which the exchange is located, (ii) the non-U.S. stock exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, remove impediments to, and perfect the mechanism of, a free and open, fair and orderly, market and to protect investors; (iii) the laws of the country in which the exchange is located and the rules of the exchange ensure that these requirements are actually enforced, and (iv) the rules of the exchange ensure active trading during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. It should be noted that only the ADSs, and not the Class A ordinary shares, have been approved for listing on the NASDAQ Global Market. Consequently, a mark-to-market election is not expected to be available for a U.S. Holder that holds Class A ordinary shares that are not represented by ADSs.

If the U.S. Holder makes a mark-to-market election with respect to its ADSs, the holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of its ADSs at year-end over the holder’s basis in those ADSs. If at the end of the U.S. Holder’s taxable year for a year in which we were a PFIC, the holder’s basis in the ADSs exceeds their fair market value, the holder will be entitled to deduct the excess as an ordinary loss, but only to the extent of the holder’s net mark-to-market gains from previous years. The holder’s adjusted tax basis in the ADSs will be adjusted to reflect any income or loss recognized under these rules. In addition, any gain the U.S. Holder recognizes upon the sale or other disposition of its ADSs in a year in which we were a PFIC will be taxed as ordinary income in the year of sale and any loss will be treated as an ordinary loss to the extent of the U.S. Holder’s net mark-to-market gains from previous years. Once made, the election cannot be revoked without the consent of the IRS unless the shares cease to be marketable.

However, a U.S. Holder will not be able to make a mark-to-market election with respect to the stock of any Subsidiary PFIC. Therefore, the U.S. Holder would continue to be subject to the excess distribution rules with respect to any of our subsidiaries that are PFICs, any distributions received by us from a subsidiary that is a PFIC and any gain recognized by us upon a sale of equity interests in a subsidiary that is a PFIC, even if the U.S. Holder has made a mark-to-market election with respect to our ADSs. The interaction of the mark-to-market rules and the rules governing lower-tier PFICs is complex and uncertain, and investors should therefore consult their own tax advisor regarding the availability of the mark-to-market election as well as the application of the PFIC rules to their ownership of our shares.

In some cases, a shareholder of a PFIC may be subject to alternative treatment by making a valid qualified electing fund election, or QEF election. If a QEF election is made, such U.S. Holder generally will be required to include in income on a current basis its pro rata share of the PFIC’s ordinary income and net capital gains, regardless of whether or not such earnings and gains are actually distributed to such U.S. Holder. To make a QEF election, the PFIC must provide shareholders with certain information compiled according to U.S. federal income tax principles. We do not intend, however, to prepare or provide the information that would enable U.S. Holders to make QEF elections.

A U.S. Holder that owns an equity interest in a PFIC generally must annually file IRS Form 8621, and may be required to file other IRS forms. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the holder’s taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

You should consult your own tax advisor regarding the U.S. federal income tax considerations discussed above and the desirability of making a mark-to-market election.

Foreign Financial Asset Reporting

Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or U.S. $75,000 (and in some circumstances, higher thresholds) at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. Specified foreign financial assets include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on shares to a U.S. Holder and proceeds from the sale or other disposition of the shares by a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement, which may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at https://ir.brbiotech.com through which you can access our SEC filings. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our ADSs. We have included our website address as an inactive textual reference only.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the document listed below:

•	our annual report on 2021 Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022;

•	our current reports on Form 6-K furnished with the SEC on May 31, 2022 and August 31, 2022;

•

our current report on Form 6-K submitted to the SEC on November 7, 2022, including management’s discussion and analysis of financial condition and results of operations as of and for the six months ended June 30, 2022 and recent developments included as Exhibit 99.1 thereto; and our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2022 included as Exhibit 99.2 thereto; and

•

with respect to each offering of securities under this prospectus supplement, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus supplement and until the termination or completion of the offering under this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus supplement, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into the documents. You should direct your requests to our principal executive office located at No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, The People’s Republic of China. Our telephone number at this address is +86 020-3403 7871.

LEGAL MATTERS

Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters as to United States federal and New York state law in connection with this offering will be passed upon for the sales agent by Shearman & Sterling LLP. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the sales agent by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Burning Rock Biotech Limited appearing in Burning Rock Biotech Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated therein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young Hua Ming LLP is 18th Floor, EY Tower, 13 Zhujiang East Road, Tianhe District, Guangzhou, PRC.

PROSPECTUS

Burning Rock Biotech Limited

Class A Ordinary Shares

Debt Securities

Warrants

We may offer and sell Class A ordinary shares, par value US$0.0002 per share, including American depositary shares, or ADSs, each representing one Class A ordinary share, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities.

We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The principal executive offices of Burning Rock Biotech Limited is located at No.5, Xingdao Ring Road North, International Bio Island, Guangzhou, People’s Republic of China, and its telephone number at that address is +86 020-3403 7871. The registered address of Burning Rock Biotech Limited in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our ADSs are currently listed on the NASDAQ Global Market under the symbol “BNR.” On September 27, 2022, the closing price of our ADSs on the NASDAQ Global Market was US$2.56 per ADS. Each ADS represents one Class A ordinary share.

Investing in our securities involves risks. You should read the “Risk Factors” section in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our business through contractual arrangements with the variable interest entity, or VIE, and its subsidiaries. While we do not have the equity ownership of the VIE, these contractual arrangements enable us to receive the economic benefits that could potentially be significant to the VIE in consideration for the services provided by our subsidiaries, and hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries or the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “the Company” refers to Burning Rock Biotech Limited and its subsidiaries, “the VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd. and “the VIEs” refers to the VIE and its subsidiaries.

Pursuant to the Special Administrative Measures for Access of Foreign Investment, or the Negative List (2021 Edition), as issued by the National Development and Reform Commission (NDRC) and the Ministry of Finance (MOFCOM) and amended from time to time, PRC laws and regulations prohibit direct foreign investment in the field of research, development, and application of genomic diagnosis and treatment technology. To comply with PRC laws and regulations, we conduct our operations in China primarily through contractual arrangements with the VIE, which hold the licenses, permits and approvals that are necessary for our business operations in the PRC. The VIE structure is used to replicate foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. Because we do not hold equity interests in the VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding the VIEs and the VIE structure, including regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure. If these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those operations. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. Our holding company, our PRC subsidiary and the VIE, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our Company as a whole. As a result, the value of our securities may depreciate significantly or become worthless. For a detailed description of the risks associated with our corporate structure, “Item 3. D. Key Information—Risks Associated with Our Corporate Structure” in our annual report on Form 20-F for 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”) and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

Additionally, we are subject to certain legal and operational risks associated with the operations of our subsidiaries and the VIEs in the PRC. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material negative change in our subsidiaries’ and the VIEs’ operations, significant depreciation of the value of our ADSs, or a complete hindrance of our ability to offer or continue to offer our securities to investors, which could cause the value of your securities to become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks related to doing business in China, see “Item 3. D. Key Information—Risks Associated with Being Based in or Having the Majority of the Operations in China” in our 2021 Form 20-F and “Risk Factors—Risks Relating to Doing Business in the PRC— Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.” in this prospectus

In addition, as early as 2024, our securities could be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect or fully investigate our independent registered public accounting firm located in China for three consecutive years beginning in 2021. The trading prohibition could be accelerated to 2023 if the Accelerating Holding Foreign Companies Accountable Act is enacted. Our independent registered public accounting firm that issued the audit report included in our annual report filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because we have substantial operations within the PRC and the PCAOB is currently unable to conduct full inspections of the work of our independent registered public accounting firm as it relates to those operations without the approval of the Chinese authorities, our independent registered public accounting firm is not currently inspected by the PCAOB. This lack of PCAOB inspections in the PRC prevents the PCAOB from regularly evaluating our independent registered public accounting firm’s audits and its quality control procedures, and our independent registered public accounting firm is therefore subject to the determinations announced by the PCAOB on December 16, 2021. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https:// www.sec.gov/hfcaa. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. As a result, investors are deprived of the benefits of PCAOB inspections. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement of Protocol. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. For a detailed description of risks related to HFCA Act, see “Item 3. D. Key Information—Risks Associated with the Holding Foreign Companies Accountable Act” in our 2021 Form 20-F and see “Risk Factors—Risks Relating to Doing Business in the PRC— If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in this prospectus.

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited.; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third-party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans.

As of the date of this prospectus, none of our PRC subsidiaries nor the VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus, the VIE has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus, Burning Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders. Nevertheless, cash transfers have been made to date between Burning Rock Biotech Limited, our subsidiaries and the VIEs and such cash transfers have been made in one direction only and in the direction to the VIE as of the date of this prospectus. We currently do not have cash management policies that dictate when or how funds are transferred between us, our subsidiaries and the VIEs. For details regarding the payments between us, our subsidiaries and the VIEs, see “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in this prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash.

For more information related to the condensed consolidating schedule and the consolidated financial statements, see “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in this prospectus.

The majority of our income is received in Renminbi, and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subjected to tighter scrutiny and may limit the ability of Burning Rock Biotech Limited, our Cayman holding entity, to use capital from our PRC subsidiary. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIEs, restrictions on currency exchanges in China and capital controls the Chinese government may impose, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions from our subsidiaries in China to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could adversely affect our ability to conduct our business”, and “—The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our ordinary shares”, and”—PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business” in the 2021 Annual Report.

For 2019, 2020 and 2021, Burning Rock Biotech Limited and its subsidiaries provided loans of RMB34 million, nil and RMB315 million, respectively, to the VIE and VIE’s subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2022.

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refer to American depositary shares, each of which represents one Class A ordinary share;

•	“Burning Rock,” “we,” “us,” “our company” and “our” refer to Burning Rock Biotech Limited, a Cayman Islands exempted company, and its subsidiaries and consolidated affiliated entities;

•

“China” or “the PRC” refers to the People’s Republic of China, including Hong Kong and Macau; the only instances in which “China” or “the PRC” do not include Hong Kong or Macau are when used in the case of laws and regulations adopted by the People’s Republic of China; the legal and operational risks associated with operating in China also apply to our operations in Hong Kong;

•

“liquid biopsy” refers to a test done on a blood sample that enables the access to the molecular information, by looking for cancer cells from a tumor that are circulating in the blood or for pieces of DNA from tumor cells that are in the blood, throughout all stages of cancer;

•	“MRD” refers to minimal residual disease, a small number of cancer cells left in the body after treatment;

•	“NGS” refers to next-generation sequencing, a DNA sequencing technology used to determine the nucleotide sequence of an individual’s genome;

•	“RMB” or “Renminbi” refers to the legal currency of China;

•	“sensitivity” refers to the percentage of people who test positive for a specific disease or condition among people who actually have the disease or condition;

•	“shares” or “ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.0002 per share;

•	“specificity” refers to the percentage of people who test negative for a specific disease or condition among people who do not have the disease or condition;

•	“U.S. GAAP” refers to accounting principles generally accepted in the U.S.; and

•	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the U.S.

•	“the VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd.

•	“the VIEs” refers to the VIE and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holders sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our reporting currency is the Renminbi. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB6.3726 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2021.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022, or the 2021 20-F;

•	our current reports on Form 6-K furnished with the SEC on May 31, 2022 and August 31, 2022; and

•

with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our 2021 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, The People’s Republic of China. Our telephone number at this address is +86 020-3403 7871.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our mission and strategies;

•	trends and competition in China’s cancer genotyping industry;

•	our expectations regarding demand for and market acceptance of our cancer therapy selection products and services and our ability to expand our customer base;

•	our ability to obtain and maintain intellectual property protections for our cancer therapy selection technologies and our continued research and development to keep pace with technology developments;

•	our ability to obtain and maintain regulatory approvals from the NMPA, the NCCL and have our laboratory certified or accredited by authorities including the CLIA and the CAP;

•	our future business development, financial condition and results of operations;

•	our ability to obtain financing cost-effectively;

•	potential changes of government regulations;

•	our ability to hire and maintain key personnel;

•	global or national health concerns, including the outbreak of pandemic or contagious diseases such as the pandemic of COVID-19;

•	our relationship with our major business partners and customers; and

•	general economic and business conditions in China and elsewhere.

You should read this prospectus, any accompanying prospectus supplement and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and any accompanying prospectus supplement include additional factors that could adversely affect our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus contains or incorporates by reference data, including we obtained from various government and private publications. Although we have not independently verified the data, we believe that the publications and reports are reliable. The market data contained in this prospectus and any accompanying prospectus supplement involves a number of assumptions, estimates and limitations. Our industry may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We aim to transform precision oncology and early cancer detection. We are China’s leading NGS-based cancer therapy selection company. Our cancer therapy selection platform is built upon our advanced proprietary technologies, comprehensive portfolio of products and a two-pronged market-driven commercial infrastructure addressing both larger hospitals through our in-hospital model and smaller hospitals through our central laboratory model.

Our advanced technology platform integrates cutting-edge proprietary cancer therapy selection technologies using both tissue and liquid biopsies, including assay biochemistry, bioinformatics and a patented laboratory information management system. Our proprietary HS library preparation technology allows us to work with poor quality and limited volume samples and enables enhanced sensitivity—capabilities that are critical to effectively deploying NGS-based cancer therapy selection, especially in China. Our in-depth cancer genomics insights, accumulated from the large number of tests we have performed since our inception, enable us to process and accurately analyze genomic information and achieve a median turnaround time of 6 days.

Our NGS-based cancer therapy selection test products are used to assist physicians in selecting the most effective therapy for cancer patients. We primarily offer 15 NGS-based cancer therapy selection and prognosis prediction tests applicable to a broad range of cancer types, including lung cancer, gastrointestinal cancer, prostate cancer, breast cancer, lymphomas, thyroid cancer, colorectal cancer, ovarian cancer, pancreatic cancer, and bladder cancer, using both tissue and liquid biopsy samples. Our core products, including OncoCompassTM IO, OncoScreenTM IO and OncoCompassTM Target, perform on par with those of our global peers. We recently launched our minimal residual disease (MRD) product, brPROPHET™, in March 2022, which has demonstrated superior sensitivity and specificity to fixed panel in pre-operative ctDNA detection and post-operative MRD calling among relapsed patients. We are the clear leader in the lung cancer segment of China’s NGS-based cancer therapy selection market. We believe we offer the best NGS-based cancer therapy selection products and services in China, and we have won the trust of pharmaceutical companies, physicians, hospitals and patients with our high quality standards, superior product performance and strong service support. Our products are recognized by the medical, pharmaceutical and scientific communities, as evidenced by (i) the use of our products by oncology key opinion leaders in clinical trials and research studies they initiate, and (ii) our collaborations on clinical trials and research studies with leading pharmaceutical companies including AstraZeneca (NYSE: AZN), Bayer (ETR: BAYN), Johnson & Johnson (NYSE: JNJ), CStone (HKEX: 2616), BeiGene (HKEX: 6160), Abbisko Therapeutics (HKEX: 2256), IMPACT Therapeutics and Merck KGaA (ETR: MRK), primarily by providing central laboratory services and companion diagnostics development services to these pharmaceutical companies. The results of these clinical trials and research studies have been published in over 200 peer-reviewed articles, and the results of research studies using our products have been published in numerous peer-reviewed articles.

We pioneered a two-pronged commercial infrastructure, consisting of both central and in-hospital laboratories, to maximize market penetration and create higher barriers to entry.

•

Central laboratory model: Our central laboratory processes cancer patients’ tissue and liquid biopsy samples delivered to us from hospitals across China and issues test reports. In 2021, approximately 4% of the tests performed under our central laboratory model were conducted on liquid biopsy samples. This model has enabled us to become China’s largest provider of NGS-based cancer therapy selection tests while building relationships with over 5,420 physicians from 757 hospitals across China. Our central laboratory also supports our collaborations with pharmaceutical companies. We are the leader in the central laboratory segment of China’s NGS-based cancer therapy selection market. Revenue from our central laboratory model has accounted for a substantial majority of our revenue, and we expect it to continue to grow.

•

In-hospital model: Chinese hospitals generally prefer to conduct laboratory tests in-house. However, despite the large and growing demand for NGS-based cancer therapy selection tests, hospitals face multiple challenges in adopting these tests, which have technically sophisticated workflows. In 2016, we became China’s first NGS-based cancer therapy selection company to offer an in-hospital model, providing turn-key solutions to address Chinese hospitals’ challenges in adopting NGS-based cancer therapy selection. We help our partner hospitals establish their in-hospital laboratories, install laboratory equipment and systems, and provide ongoing training and support. With these laboratories, equipment and systems in place, we sell them our reagent kits on a recurring basis, which allow them to perform testing on their own in a standardized manner. We have partnered with 63 Class III Grade A hospitals (the highest of China’s nine-tiered hospital designation system) and one Class II Grade A hospital as of December 31, 2021. We have invested and expect to continue investing substantially in our in-hospital model, as we expect it to become an increasingly important segment of China’s NGS-based cancer therapy selection market. While revenue from our in-hospital model was smaller than that generated from our central laboratory business in 2021, revenue from our in-hospital model has grown rapidly and substantially since we entered into this model.

In addition to our NGS-based cancer therapy selection tests, we are also investing in our development of early cancer detection tests. Early cancer detection can substantially increase the chances of successful treatment and therefore presents enormous market opportunities. However, it is extremely difficult to develop liquid biopsy-based early cancer detection tests with the sensitivity and specificity needed for the tests to be clinically useful. Our targeted DNA methylation-based library preparation technologies and bioinformatics effectively address these challenges by enhancing the signal-to-noise ratio on the most informative cancer-associated methylation loci and blocks, enabling us to detect extremely low circulating levels of cancer biomarkers to facilitate accurate early detection of multiple cancers. Our early cancer detection technologies have demonstrated an overall sensitivity of 80.6% across six cancer types (including lung cancer, colorectal cancer, liver cancer, ovarian cancer, pancreatic cancer and esophageal cancer) at various stages, with 98.3% specificity (meaning 98.3% of asymptomatic participants test negative for any cancer). We will continue our research and development efforts in early cancer detection, with the aim of developing pan-cancer early detection products.

As of the date of this prospectus, to operate our business, we, our subsidiaries, and the VIEs need to obtain Medical Institution Practice License, Certificate of Clinical Gene Amplification Testing Laboratory, Medical Device Record-filing Certificates, Medical Device Registration Certificates, Medical Device Manufacture License, Medical Device Operation License and approval or pre-registration with the Ministry of Sciences and Technology of the PRC, or the MOST, in accordance with applicable laws and regulations. To offer the securities being registered to foreign investors, we will need to complete record-filing with the NDRC in the case of debt securities offering; we are not required to obtain any regulatory approval or complete any record-filing in the case of equity securities offering as of the date of this prospectus. As advised by Tian Yuan Law Firm, our PRC counsel, as of the date of this prospectus, none of our Company, our subsidiaries or VIEs are required to obtain any permissions requirements from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”).

We have received the requisite permissions and approvals from the PRC government authorities that are material for our business operations in China and for offering securities being registered to foreign investors, except for the following:

(i)

some of our equipment, products and software have not obtained the required certificates, licenses or permits, and it is uncertain whether we can obtain all Medical Device Registration Certificates for our NGS-based cancer therapy selection products. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Government Regulations—We are subject to extensive legal and regulatory requirements in China for our cancer therapy selection products and services. Any lack of requisite certificates, licenses or permits applicable to our business may have an adverse impact on our business, financial condition and results of operations” of our 2021 Form 20-F for more information;

(ii)

we are not included in the pilot program as required by Circular 25, which was published in February 2014 by two government agencies regarding the clinical application of genetic tests, and thus our provision of genetic testing may be deemed by the competent governmental authorities to have violated

Circular 25. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Government Regulations—The evolving government regulations may place additional burdens on our efforts to commercialize our products and services” of our 2021 Form 20-F for more information; and

(iii)	we will apply for NDRC record-filing and report to SAFE, if applicable, in connection with our offering,

Furthermore, to the best of our knowledge, none of the permissions or approvals that we have received have been denied.

If any of our Company, our subsidiaries, or the VIEs do not receive or maintain the requisite permissions or approvals for our operations, or inadvertently conclude that such permissions or approvals are not required, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures, including imposing fines, confiscating our incomes and products that are deemed to have been obtained through illegal operations, and discontinuing or restricting our operations. It could result in substantial additional costs, adversely affect our ability to conduct our business, compete with other companies, our financial performance and negatively affect investors’ confidence in our financial performance and business prospects. Even if such permissions or approvals are ultimately granted, we may not successfully maintain or renew them and they may be withdrawn. Since applicable laws, regulations, or interpretations for the permissions or approvals may change and we may be required to obtain additional permissions or approvals in the future, we cannot assure you that we may obtain such permissions or approvals in a timely manner, or at all. It could result in a material change in our operations and we may be required to recall some of our current or future products, or even to partially suspend or totally shut down our production. In addition, regulatory changes may relax certain requirements that could benefit our competitors or lower market entry barriers and increase competition. Furthermore, it could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

We are one of the fastest-growing companies in China’s NGS-based cancer therapy selection market. Our revenue increased by 12.6% from RMB381.7 million in 2019 to RMB429.9 million in 2020 and further increased by 18.1% to RMB507.9 million (US$79.7 million) in 2021. Our gross profit increased by 14.8% from RMB273.3 million in 2019 to RMB313.9 million in 2020 and further increased by 16.0% to RMB364.1 million (US$57.1 million) in 2021. Our gross profit margin was 71.6%, 73.0% and 71.7% in 2019, 2020 and 2021, respectively.

Holding Company Structure and Contractual Arrangements with the VIE

We conduct our operations in China primarily through our subsidiaries and the VIEs. When purchasing the our ADSs, our investors are purchasing interest in our Company, Burning Rock Biotech Limited and its subsidiaries, while our operation are substantially conducted through the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd and it subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment related to the research, development, and application of genomic diagnosis and treatment technology in China. Accordingly, we operate these businesses in China through the VIEs. Investors in our ADSs are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. The chart below sets forth our corporate structure and identifies our principal subsidiaries as of the date of this prospectus:

(1)

Shareholders of Burning Rock (Beijing) Biotechnology Co., Ltd., the VIE, include (i) Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer, who holds 45.9% of the equity interests in the VIE, (ii) Mr. Xia Nan, an affiliate of Northern Light Venture Capital III, Ltd., who holds 18.1% of the equity interests in the VIE, (iii) Mr. Gang Lu, our director, and Mr. Jin Zhao, our former director, who hold 7.1% and 8.8% of the equity interests in the VIE, respectively, (iv) Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership), an affiliate of a principal shareholder, which holds 6.0% of the equity interests in the VIE, and (v) seven minority shareholders, who in aggregate hold 14.1% of the equity interests in the VIE, including Dr. Shaokun (Shannon) Chuai, our chief operating officer.

We refer to Beijing Burning Rock Biotech Limited as “our WFOE”, and to Burning Rock (Beijing) Biotechnology Co. Ltd as “the VIE” (and together with its subsidiaries, “the VIEs”) in this prospectus.

Contractual Arrangement

Investment in China by foreign investors is subject to certain restriction under PRC laws and regulations, in particular, the Catalog of Industries for Encouraging Foreign Investment, and the Special Administrative

Measures for Access of Foreign Investment (2021 Edition), or the Negative List. Industries not listed in the Negative List are generally permitted and open to foreign investment, unless specifically prohibited or restricted by the PRC laws and regulations. While foreign investors are given access to the medical device industry according to Negative list, foreign ownership is prohibited in businesses involving the development and application of genomic diagnosis and treatment technology. We are a company incorporated in the Cayman Islands, and, as a result, our subsidiaries in China are considered foreign-owned enterprises. To comply with the PRC laws and regulations described above, we primarily conduct our business in China through the VIE and its subsidiaries in China, based on a series of contractual arrangements among the VIE, its shareholders and our WFOE.

We, through our WFOE, have entered into a series of contractual arrangements with the VIE and the nominee shareholders of the VIE. These contractual arrangements enable us to, among others:

•	receive economic benefits from the VIE; and

•	hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law.

Because of these contractual arrangements, while we do not have equity ownership of the VIE, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. The following paragraphs provide a summary of these contracts and arrangements.

Agreement that Allows Us to Receive Economic Benefits from the VIE

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement, as amended and restated on October 21, 2019, which was entered into between the WFOE and the VIE, WFOE or its designated party has the exclusive right to provide the VIE with business support, technology service, consulting service and other services. In exchange for these services, the VIE will pay a service fee, equal to the VIE’s profit before tax, after recovering any accumulated losses of the VIE and its subsidiaries from the preceding fiscal year, and deducting working capital, expenses, tax and a reasonable amount of operating profit according to applicable tax law principles and tax practice. Without the prior written consent of the WFOE, the VIE may not accept any services covered by this agreement from any third party, and may not cooperate with any third party in respect of the same. The WFOE will exclusively own the proprietary rights, ownership, interests and intellectual property rights produced or created in connection with the performance of this agreement. Unless terminated by the WFOE, this agreement will remain effective for ten years. The WFOE may at its sole discretion unilaterally extend the term of this agreement prior to its expiration upon notice to the VIE.

Agreement that Provides Us with Options to Purchase the Equity Interests in and Assets of the VIE

Exclusive Option Agreement

Pursuant to the exclusive option agreement, as amended and restated on October 21, 2019, which was entered into among the WFOE, the VIE and its shareholders, the shareholders of the VIE have irrevocably and unconditionally granted the WFOE or its designated party an exclusive option, where permitted by the PRC law, to purchase all or any portion of their respective equity interests in the VIE. The purchase price for any equity interest upon exercise of this option will be calculated as then registered capital of the VIE multiplied by the percentage of such equity interest in proportion to the total equity of the VIE. However, if applicable PRC law contains compulsory requirement regarding transfer of equity interest, the WFOE or any third party designated by the WFOE is entitled to pay the lowest price permitted by the PRC law as purchase price. In addition, pursuant to this agreement, the VIE has irrevocably and unconditionally granted the WFOE or its designated party an exclusive option, where permitted by applicable PRC law, to purchase all or any portion of its assets. The purchase price upon exercise of this option will be the higher of (i) the net book value of the assets to be purchased or (ii) the lowest price permitted by applicable PRC law.

Without the prior written consent of the WFOE, the shareholders of the VIE may not, in any manner, supplement, modify or amend the articles of associations and by-laws of the VIE; increase or reduce its registered capital or change the structure of registered capital in other manners; sell, transfer, pledge or dispose of its assets, legal or beneficial interests in business or revenue or allow any encumbrance on the same; assume, inherit, guarantee any debt, or allow the existence of any debt, except for debts incurred in the ordinary course of business and debts known and agreed in writing by the WFOE; cause the VIE to enter into any material contract outside the ordinary course of business; cause the VIE to provide loans, credits or guarantees in any form to any other persons; cause or permit the VIE to merge, consolidate with, acquire or invest in any other persons, or acquired or invested by any other persons; cause the VIE to liquidate, dissolve or de-registrate; request the VIE to distribute dividends to its shareholders, or propose or vote in favor of any shareholders’ resolution for such distribution of dividends. This agreement will remain effective until all equity interests in the VIE held by its shareholders has been transferred to the WFOE or its designated party in accordance with provisions of this agreement. The WFOE may at its sole discretion unilaterally terminate this agreement prior to its expiration upon notice to the VIE.

Other Agreements

Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement, as amended and restated on October 21, 2019, which was entered into among WFOE, the VIE and its shareholders, each shareholder of the VIE has pledged all of its respective equity interests in the VIE to the WFOE to guarantee the performance of the VIE and its shareholders of their respective obligations under the exclusive business cooperation agreement, the exclusive option agreement, the agreement for power of attorney as well as their respective liabilities arising from any breach of any obligation thereunder. If the VIE or any of its shareholders breaches any obligation under these agreements, the WFOE, as pledgee, may dispose of the pledged equity interest and have priority to be compensated by the proceeds from the disposal of such equity. Each of the shareholders of the VIE agrees that before its obligations under these agreements are discharged and the amounts payable under these agreements are fully paid, it will not dispose of the pledged equity interest, create or allow any encumbrance on the pledged equity interest without the prior written consent of the WFOE. The equity interest pledge agreement will remain effective until the VIE and its shareholders have discharged all their obligations and fully paid all the amounts payable under these agreements. We completed the registration of the pledge of equity interest with the relevant office of the State Administration for Market Regulation on November 25, 2019 in accordance with applicable PRC law and regulations.

Agreement for Power of Attorney

Pursuant to the agreement for power of attorney, as amended and restated on October 21, 2019, which was entered into among the WFOE, the VIE and its shareholders, each shareholder of the VIE irrevocably authorizes the WFOE or its designated person to act as the attorney-in-fact to exercise all such shareholder’s voting and other rights associated with the shareholder’s equity interests in the VIE, such as the right to appoint or remove directors, supervisors and officers, as well as the right to sell, transfer, pledge or dispose of all or any portion of the equity interests held by such shareholder, or of the assets held by the VIE. The parties have agreed that the WFOE is entitled to unilaterally amend, modify or supplement this agreement for power of attorney and the other parties will cooperate where there is a request in respect of the same by the WFOE. This agreement for power of attorney will remain effective until it is terminated by the WFOE.

Spousal Consent Letters

The spouses of Yusheng Han, Gang Lu, Zhigang Wu, Dan Zhou, Peijing Si, Dong Yin and Jin Zhao each signed a spousal consent letter on October 21, 2019. Under these letters, each signing spouse has agreed that he or she is aware of the equity interests beneficially owned by his or her spouse in the VIE and the relevant contractual arrangements in connection with such equity interests. Each signing spouse has unconditionally and irrevocably confirmed that he or she does not have any equity interest in the VIE and will not take any action that may interfere with the contractual arrangement including any claims in respect of the equity interests held by his or her spouse. Each signing spouse has further confirmed that in any event he or she is conferred with any equity interest, he or she is willing to be bound by the relevant contractual arrangements unconditionally as if being a party thereof, and undertakes to take all necessary measures for the performance of those arrangements.

Financial Support Undertaking Letter

Pursuant to the financial support undertaking letter addressed to the VIE, dated October 21, 2019, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable PRC laws and regulations, regardless of whether the VIE has incurred an operational loss. The form of financial support includes but is not limited to cash, entrusted loans and borrowings. We will not request repayment of any outstanding loans or borrowings from the VIE if it or its shareholders do not have sufficient funds or are unable to repay such loans or borrowings. The letter is effective until the earlier of (i) the date on which all of the equity interests of the VIE have been acquired by us or our designee, and (ii) the date on which we, in our sole and absolute discretion, unilaterally terminates the applicable financial support undertaking letter.

Voting Proxy Agreement

Pursuant to the voting proxy agreement entered into between our company and our WFOE, dated October 21, 2019, our WFOE irrevocably and unconditionally undertakes to exercise its rights under the agreement for power of attorney, as amended and restated on October 21, 2019, by and among our WFOE, the VIE and its shareholders, in accordance with our company’s instruction.

In the opinion of Tian Yuan Law Firm, our PRC counsel:

•	the ownership structure of the VIE and our WFOE in China currently does not violate any applicable PRC laws or regulations currently in effect; and

•

the contractual arrangements among our WFOE, VIE and the shareholders of the VIE governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws or regulations currently in effect and currently do not and will not violate any applicable PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2021 Annual Report for more details.

For a summary of the material provisions of the contractual arrangements, please refer to “Item 4. Information on the Company—C. Organizational Structure” in our 2021 Form 20-F, which is incorporated by reference in this prospectus. The tables below set forth the results of operations of VIEs included in our consolidated statements of comprehensive loss for 2019, 2020 and 2021:

	For the years ended December 31, 2019
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Revenues	61,428	381,460	(61,211)	381,677
Net loss	97,141	72,015	—	169,156

	For the years ended December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Revenues	65,312	432,142	(67,551)	429,903
Net loss	161,059	244,765	1,411	407,235

	For the years ended December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Revenues	77,234	526,071	(95,443)	507,862	79,694
Net loss	277,034	508,803	10,860	796,697	125,021

The tables below set forth the condensed consolidated schedule of financial position of the VIE and subsidiaries of the VIE as of the dates indicated:

	As of December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Cash and cash equivalents	1,745,572	149,736	—	1,895,308
Restricted cash	29,635	263	—	29,898
Inter-company receivables	495,526	8,432	(503,958)	—
Total current assets	2,679,294	348,316	(503,958)	2,523,652
Total non-current assets	101,160	38,216	—	139,376
Total assets	2,780,454	386,532	(503,958)	2,663,028
Inter-company payables	286,805	495,526	(782,331)	—
Total liabilities	359,450	664,905	(782,331)	242,024
Total shareholders’ (deficit) equity	2,421,004	(278,373)	278,373	2,421,004
Total liabilities, mezzanine equity and shareholders’ (deficit) equity	2,780,454	386,532	(503,958)	2,663,028

	As of December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Cash and cash equivalents	1,245,467	185,850	—	1,431,317	224,605
Restricted cash	7,795	—	—	7,795	1,223
Inter-company receivables	897,633	75,560	(973,193)	—	—
Total current assets	2,237,927	556,212	(973,193)	1,820,946	285,748
Total non-current assets	354,409	103,232	—	457,641	71,814
Total assets	2,592,336	659,444	(973,193)	2,278,587	357,562
Inter-company payables	631,582	897,633	(1,529,215)	—	—
Total liabilities	747,025	1,215,466	(1,529,215)	433,276	67,993
Total shareholders’ (deficit) equity	1,845,311	(556,022)	556,022	1,845,311	289,569
Total liabilities, mezzanine equity and shareholders’ (deficit) equity	2,592,336	659,444	(973,193)	2,278,587	357,562

The tables below set forth the cash flows of the VIE and subsidiaries of the VIE included in our consolidated statements of cash flows for 2019, 2020 and 2021:

	For the years ended December 31, 2019
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Net cash used in operating activities	(181,048)	(46,993)	—	(228,041)
Net cash used in investing activities	(366,415)	(14,052)	33,807	(346,660)
Net cash (used in) generated form financing activities	571,002	34,540	(33,807)	571,735

	For the years ended December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Net cash (used in) generated from operating activities	(232,106)	158,563	—	(73,543)
Net cash used in investing activities	(99,517)	(9,795)	—	(109,312)
Net cash generated from (used in) financing activities	2,196,599	(30,880)	—	2,165,719

	For the years ended December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Net cash (used in) generated from operating activities	(220,380)	(257,506)	—	(477,886)	(74,993)
Net cash (used in) generated from investing activities	(222,038)	(11,265)	315,000	81,697	12,823
Net cash used in financing activities	(42,522)	304,623	(315,000)	(52,899)	(8,301)

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans. As of the date of this prospectus, none of our PRC subsidiaries nor VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus, as the VIE has been loss making, it has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus, Burning Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders.

There are limitations on foreign exchange and our ability to transfer cash among us, our subsidiaries (including our WFOE) and the VIEs, and to transfer funds across borders and to the U.S. investors. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into our, our subsidiaries’ and the VIEs’ business and restrict the ability to pay dividends to their respective shareholders, including our U.S. shareholders. Such restrictions are primarily related to the following aspects:

(1)

regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends;

(2)

the PRC government also controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We may not be able to complete the administrative procedures required to register the remittance of the payment of our dividends, if any;

(3)	if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us; and

(4)

our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their Renminbi revenues to pay dividends to us. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations. However, approval from or registration with appropriate governmental authorities or commercial banks authorized by such authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

Historically, in response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in 2016, the People’s Bank of China, or the PBOC, and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subjected to tighter scrutiny. Furthermore, as the interpretation and implementation of these foreign exchange regulations has been constantly evolving, it is unclear how these regulations, and any future regulations concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects; and

(5)

The EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

There are further limitations on our PRC subsidiaries’ and the VIEs’ ability to distribute earnings to their respective shareholders. Current PRC regulations permit the VIEs to pay profits to the WOFE only from the VIEs’ accumulated profits, and only in accordance with applicable PRC laws and regulations. PRC regulations also require our PRC subsidiaries to set aside at least 10% of their after-tax profits each year to fund the statutory reserve and restrict dividend and shareholder distributions until the statutory reserve reach 50% of their respective registered capital. Our PRC subsidiaries may at their discretion allocate a portion of their after-tax profits to staff welfare and bonus funds in accordance with relevant PRC rules and regulations. These reserve funds and staff welfare and bonus funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, there are limitations on our ability to settle amounts owed by the VIE under the relevant VIE agreements to us. We are entitled to receive substantially all of the economic benefits of the VIE in consideration for the services provided by our WFOE, according to the VIE Agreements. See “Our Company—Contractual Arrangements” in this prospectus for more information. However, the VIE agreements are not equivalent to equity ownership. For example, the contractually bound nominee shareholders of the VIE could potentially breach their contractual agreements with us by failing to fulfill their contractual obligations, failing to act in our interest, or acting to the detriment of our interest. Moreover, as these nominee shareholders, rather than our WFOE and us, are the actual shareholders of the VIE, we are unable to independently exercise any rights as a shareholder of the VIE and force the VIE to distribute its earnings to us. In addition, the legality or enforceability of the VIE agreements have never been tested in a court of law in China. If any relevant contractual provisions were to ultimately be held unenforceable by the PRC courts or other governmental authorities, such uncertainty could result in us facing a reduced ability or complete inability to receive the economic benefits of the business operations of the VIEs. These restrictions and limitations could limit our ability to settle amounts owed under the VIE agreements and our subsidiaries’ ability to pay dividends.

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries and the VIEs. In practice, we estimate and allocate funds to our WFOE and the VIEs based on their respective available cash balances and forecasted cash requirements. As of the date of this prospectus, cash transfers between Burning Rock Biotech Limited, our subsidiaries and the VIEs have been made in one direction only and in the direction to the VIE.

The cash flows that have occurred between our Company, our subsidiaries and the VIEs are summarized as the following.

The VIE, Burning Rock (Beijing) Biotechnology Co. Ltd., generates and retains cash generated from operating activities and re-invests it in the business activities conducted by the VIE and its subsidiaries. Unrelated to those services as stipulated under the Exclusive Business Operation Agreement, the agreement that allows the Company to receive economic benefits from the VIE, our WFOE, Beijing Burning Rock Biotech Limited, charges service fee to the VIEs for certain operating expenses that it bears on behalf of the VIE for the business operations of the VIE and its subsidiaries. The service fee is determined at an amount subject to mutual negotiation and agreement between the WFOE and the VIE. Our WFOE charged service fees of RMB26.4 million (US$4.1 million), RMB64.9 million (US$10.2 million) and RMB72.7 million (US$11.4 million) to the VIE and received RMB42.2 million (US$6.6 million), RMB25.3 million (US$4.0 million) and RMB88.7 million (US$13.9 million) of service fees from the VIE in 2019, 2020 and 2021, respectively. We transferred nil, RMB68.9 million (US$10.8 million) and nil of financing proceeds to our WFOE, which was then transferred to the VIEs as advance payments during the same periods. Additionally, we transferred RMB33.8 million (US$5.3 million), nil and RMB315.0 million (US$49.4 million) of financing proceeds to our WFOE and our Hong Kong subsidiary, which was then transferred to the VIEs, in 2019, 2020 and 2021, respectively. As the VIE has been loss making, it has not settled any amount owed to the WFOE under the VIE Agreements.

We may transfer cash proceeds raised from future overseas financing activities through our holding company, to our WFOE through capital contributions and shareholder loans. Our WFOE is expected to then transfer funds to the VIE and its subsidiaries to meet their capital needs.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. The VIE, its subsidiaries or shareholders could breach their contractual arrangements with us in ways including failing to fulfill their contractual obligations or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE, its subsidiaries and its shareholders of their obligations under the contracts to exercise any control over the VIE. The VIE’s shareholders may have actual or potential conflicts of interest with us, and may not act in the best interests of our company. These shareholders may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. If any dispute relating to these contracts arises, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and, therefore, will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

In addition, the Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE, its founders and owners. It is uncertain whether any new PRC laws or regulations relating to the VIE structures will be adopted or if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer holds 45.9% of the equity interests in the VIE. Mr. Han also has 54.2% of the aggregate voting power of our issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. Accordingly, the enforceability of the various contracts described above by our company against the VIE is substantially dependent upon Mr. Han. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary. If this happens, we would need to deconsolidate the VIEs. The majority of our assets, including the necessary licenses to conduct business in China are held by the VIEs. A significant part of our revenues is generated by the VIEs. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Form 20-F, which is incorporated by reference, and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

On December 16, 2021, the PCAOB issued the HFCA Act Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa. Trading in our ADSs on the NASDAQ or over-the-counter will be prohibited and, as a result, our ADSs will be delisted under HFCA Act, if the PCAOB has determined that it has been unable to inspect our auditor located in China for three consecutive years, starting from 2022. The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs will be prohibited from trading on the NASDAQ or OTC or delisted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement of Protocol. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. See “Risk Factors—Risks Relating to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in this prospectus for more details.

Summary of Significant Risk Factors

Uncertainties with respect to the PRC legal system. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIEs are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may adversely affect our business and impede our ability to continue our operations, and may further affect the legal remedies and protections available to investors, which may, in turn, adversely affect the value of your investment. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in this prospectus.

Risk of new regulations, significant new government oversight in China. As we mainly conduct our business in China, we are subject to the laws and regulations of the PRC. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future. The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders, which could result in a material change in our operations and/or the value of our securities. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in this prospectus.

Risk of additional future government oversight and control over foreign offerings of China-based companies. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers like us. While it is currently uncertain whether the recently published Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas like us, any future action by the PRC government interpreting the regulations to cover such offerings by issuers like us could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in this prospectus, “Item 3. Key Information— Risks Associated with Our Corporate Structure” and “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in the PRC—We are subject to many of the economic and political risks associated with emerging markets due to our operation in China. Adverse changes in the Chinese or global economic, political and social conditions as well as government policies could adversely affect our business and prospects” in the 2021 Annual Report.

Risk of our directors and officers being nationals or residents in China. As an exempted company limited by shares incorporated under the laws of the Cayman Islands with substantially all of our operations and assets located in China and with most of our directors and senior executive officers being nationals or residents in China, it may be difficult to enforce any judgments obtained from foreign courts (including from a U.S. federal or state court) against our company and our directors and officers in China. Please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our directors or our management named in this prospectus based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

In accordance with the Negative List (2021 Edition) promulgated on December 27, 2021 and became effective on January 1, 2022, foreign investors are prohibited from investing in businesses related to the research, development, and application of genomic diagnosis and treatment technology.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and Beijing Burning Rock Biotech Limited, our wholly owned subsidiary, or WFOE, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct substantially all of our business in the PRC through Burning Rock (Beijing) Biotechnology Co., Ltd., the VIE, and its subsidiaries, based on contractual arrangements entered into among WFOE, the VIE and its shareholders.

We believe that, although we do not have equity ownership of the VIE, our corporate structure and contractual arrangements enable us to: (i) be the exclusive provider of business support, technical and consulting services in exchange for a fee; (ii) receive substantially all of the economic benefits and bear the obligation to absorb substantially all of the losses of the VIE; (iii) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the registered shareholders all or any part of their equity interests in the VIE at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (iv) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the VIE all or any part of its assets at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (v) appoint us, any person authorized by us (except the shareholders of the VIE), as exclusive agent and attorney to act on behalf of the shareholders of the VIE on all matters concerning the VIE and to exercise all their rights as a registered shareholder of the VIE in accordance with PRC laws and the articles of the VIE; and (vi) pledge as first-ranking charge all of the equity interests in the VIE to us as collateral security for any and all of the guaranteed debt under the contractual arrangements and to secure performance of the obligations under the contractual arrangements. The contractual arrangements allow the results of operations and assets and liabilities of the VIE and its subsidiaries to be consolidated into our results of operations and assets and liabilities under U.S. GAAP as if they were subsidiaries of our Group.

Our PRC counsel, Tian Yuan Law Firm, is of the opinion that (i) the ownership structure of WFOE and the VIE does not violate applicable PRC laws and regulations currently in effect, and (ii) the contractual arrangements are valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect. However, there can be no assurance that the PRC government authorities will take a view that is not contrary to or otherwise different from the opinion of our PRC counsel stated above. There is also the possibility that the PRC government authorities may adopt new laws, regulations and interpretations that may invalidate the contractual arrangements. If the PRC government determines that we are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the PRC National Health Commission, or the NHC, would have broad discretion in dealing with such violations or failures, including, but not limited to:

•	revoking our business and operating licenses;

•	discontinuing or restricting our operations;

•	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

•	imposing conditions or requirements with which we or WFOE and the VIE may not be able to comply;

•	requiring us, WFOE and the VIE to restructure the relevant ownership structure or operations;

•

restricting or prohibiting our use of the proceeds from our initial public offering and the concurrent private placement or other of our financing activities to finance the business and operations of the VIE and its subsidiaries; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations, and may adversely affect our business, financial condition and results of operations. Although we believe we, our PRC subsidiaries and the VIE are not in violation of current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. The PRC government could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. The VIE agreements have never been tested in a court of law in China. If the PRC government deems that our contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or lose the ability to assert contractual control over the assets of the VIEs that conduct substantially all of our operation. If the PRC government determines that we or the VIEs do not comply with applicable law, it could revoke the VIEs’ business and operating licenses, require the VIEs to discontinue or restrict the VIEs’ operations, restrict the VIEs’ right to collect revenues, block the VIEs’ online apps and websites, require the VIEs to restructure our operations, impose additional conditions or requirements with which the VIEs may not be able to comply, impose restrictions on the VIEs’ business operations, or take other regulatory or enforcement actions against the VIEs that could be harmful to their business. Any of these or similar occurrences could significantly disrupt our or the VIEs’ business operations or restrict the VIEs from conducting a substantial portion of their business operations, which could materially and adversely affect the VIEs’ business, financial condition and results of operations. If any of these occurrences results in our inability to govern the activities of any of the VIEs that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIEs, we may not be able to consolidate the VIEs in our consolidated financial statements in accordance with U.S. GAAP. In addition, our shares may decline in value or become worthless if we are unable to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary since the VIEs conduct a significant part of our operations.

Risks Relating to Doing Business in the PRC

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

As we mainly conduct our business in China, we may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in scientific research and technical services and other industry sectors set out in the Negative List (2021 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the CAC, and 12 other departments jointly promulgated the newly revised Measures for Cybersecurity Review with effect from February 15, 2022 (“Measures”), which provides that (i) a critical information infrastructure operator (“CIIO”) which intends to purchase network products and services shall prejudge the possible risks to national security that may arise after the products and services are put into use and where national security will or may be affected, the operator shall apply with the Cybersecurity Review Office for cybersecurity review, and (ii) a network platform operator (“NPO”) that possesses more than one million users’ personal information must apply for cybersecurity review when listing in a foreign country.

On November 14, 2021, the CAC publicly solicited opinions on the Regulations on the Administration of Cyber Data Security (Draft for Comments) which expanded the scope of application of cybersecurity review, established the data classified and graded protection system, and defined the relevant rules for cross-border security management of data. It provides that data processors carrying out the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of Internet platform operators that gather and possess a large number of data resources having bearing on the national security, economic development or public interests, which affects or may affect national security; (ii) listing in a foreign country of a data processor that processes the personal information of more than one million persons; (iii) listing in Hong Kong of a data processor, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security.

According to the above provisions, we will be subject to cybersecurity review if we are identified as a CIIO or NPO and our business affects or may affect national security, or we have more than one million users’ personal information and plans to be listed abroad.

We and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus, the possibility that we become identified as a CIIO or NPO and accordingly would be subject to the cybersecurity review pursuant to the relevant regulations and policies that have been issued by the CAC is relatively low, due to the following reasons:

(i)

we have not received any CIIO identification notice as of the date of this prospectus, which is required to be issued in a timely manner by competent departments responsible for the security protection work of critical information infrastructures after they have organized the CIIO identification in the industry in accordance with the Regulations on the Security Protection of Critical Information Infrastructures;

(ii)

NPO is not defined in the Measures and even if a company has been identified as NPO, whether such a company needs to be subject to cybersecurity review depends on whether it will “affect or may affect national security.” As of the date of this prospectus, we have not experienced any major information security incident in relation to the theft, leakage, damage, illegal use or illegal export of data or personal information. In addition, all the user data collected by us in business operation are stored in mainland China; and

(iii)	we process no more than one million users’ personal information.

However, according to article 16 of the Measures, the member unit of the cybersecurity review work mechanism (the “Cybersecurity Member Unit”) has the right to initiate review on network products and services and data processing activities that it deems as “affect or may affect national security” at its own discretion. If the Cybersecurity Member Unit decides to take a cybersecurity review on us and we fail such review, it could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the amended Measures of Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel, Tian Yuan Law Firm, do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business. After consulting with our PRC legal counsel, Tian Yuan Law Firm, we believe that we are in compliance with regulations or policies that have been issued by the CAC as of the date of this prospectus in all material aspects, on the following bases: (i) we have set up internal cybersecurity regulations, including data backup and recovery measures and disaster recovery measures; (ii) we have completed the Grade III information security protection filing as required by the relevant regulations and policies issued by relevant authorities; (iii) we inform our users and obtain their consent before collecting their personal information; (iv) we store relevant information in our own severs within the PRC; (v) we have not been investigated or received any request from any CAC authorities as of the date of this prospectus; (vi) we have not been subject to any administrative penalties regarding cybersecurity or data security issues as of the date of this prospectus; and (vii) we have not been a party to any litigation or arbitration regarding with cybersecurity or data security issues as of the date of this prospectus. As advised by Tian Yuan Law Firm, our PRC counsel, as of the date of this prospectus, our proposed offering is not subject to any review under the cybersecurity laws and regulations since we process no more than one million users’ personal information and are not deemed as a CIIO or NPO.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus, these opinions do not have a material adverse impact on our business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering in an overseas market is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC. As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIEs are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, their interpretation is not always consistent and their enforcement involves uncertainties.

In particular, PRC laws and regulations concerning the cancer genotyping industry are developing and evolving. Although we have taken measures to comply with the laws and regulations applicable to our business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating cancer genotyping industries, some of which may have a retroactive effect. We cannot assure you that our business operations would not be deemed to violate any such new PRC laws or regulations. Moreover, developments in the cancer genotyping industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which in turn may limit or restrict us, and could adversely affect our business and operations.

From time to time, we may have to rely on administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. These types of uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could adversely affect our business and impede our ability to continue our operations, and may further affect the legal remedies and protections available to investors, which may, in turn, adversely affect the value of your investment.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years (beginning with those we are to file in 2022), the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including the NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction. The first such list was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release, and our auditor was included on that list. The SEC will review annual reports filed with it in 2022 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa.

Unless we are able to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, we would expect that a trading prohibition for our ADSs could be issued shortly after the filing of our annual report on Form 20-F for 2023, which would be due on April 30, 2024. Given that all PCAOB-registered firms in China were included on the list in the PCAOB December 2021 Release, our ability to retain an auditor subject to PCAOB inspection and investigation will depend on the relevant U.S. and PRC regulators reaching an agreement to permit these inspections and investigations. The PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections of the PCAOB-registered audit firms that audit Chinese companies that trade on U.S. exchanges. However, in the PCAOB December 2021 Release, the PCAOB identified problems in implementing these agreements and a lack of cooperation. Accordingly, we can offer no assurance that we will be able to retain an auditor that would allow us to avoid a trading prohibition for our securities under the HFCA Act.

In June 2021, the United States Senate passed a bill that would amend the HFCA Act to accelerate the imposition of trading prohibitions once an issuer is identified from three years to two years, and a companion bill was introduced in the U.S. House of Representatives on December 14, 2021. If this bill amending the HFCA Act is approved by both houses of Congress and signed by the President, our securities could be subject to a trading prohibition following our filing of our annual report on Form 20-F for 2022, which will be due on May 1, 2023.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCA Act in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB is granted complete access in three ways with respect to its inspection and investigation of registered public accounting firms in mainland China and Hong Kong:

•	The PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates—without consultation with, nor input from, Chinese authorities.

•	Procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed.

•	The PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

Having made the determinations in 2021 that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely, the PCAOB is now required to reassess its determinations with regard to inspecting and investigating in mainland China and Hong Kong by the end of 2022. We have noted the positive progress and will closely follow the development under the Statement Protocol. Despite the complete access granted by the Statement of Protocol on paper, however, there is no assurance that PCAOB may in reality have sufficiently unobstructed access to the registered public accounting firms in mainland China and Hong Kong, if at all, due to factors beyond our control, including the political tension between China and the U.S and uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. Accordingly, there is no assurance that the PCAOB may revise or alter its determinations made in 2021, or that we will no longer be subject to risks from a trading prohibition for our ADSs pursuant to the HFCA Act.

If we are designated as “Commission Identified Issuers” on the list published by the SEC, or if our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing or our ordinary shares on the Stock Exchange of Hong Kong or another non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into ordinary shares and establishing non-U.S. brokerage accounts. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements will apply beginning with annual reports on Form 20-F to be filed in 2023 for Commission Identified Issuers named in the prior year. Because our auditor was included in the list in the PCAOB December 2021 Release, we expect to have to comply with these disclosure requirements in our annual report on Form 20-F for 2022 to be filed in 2023. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ADSs and ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our directors or our management named in this prospectus based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our directors and senior executive officers are nationals or residents in China. As a result, it may be difficult for you to effect service of process upon us or those persons in China. It may also be difficult for you to enforce in the U.S. courts or courts of many other jurisdictions judgments obtained in the U.S. courts or courts of many other jurisdictions based on the civil liability provisions of the U.S. federal securities laws or the comparable laws of many other jurisdictions against us and our directors and officers who reside and whose assets are located in China. There is also uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of the U.S. courts or courts of many other jurisdictions against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state or comparable laws of many other jurisdictions.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. and many other jurisdictions that provide for the reciprocal recognition and enforcement of judgments from the U.S. and many other jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S and many other jurisdictions. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities and the comparable authorities from many other jurisdictions may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

Risks Relating to Hong Kong

You may have difficulty enforcing judgments in Hong Kong.

BR Hong Kong Limited, one of our subsidiaries incorporate in Hong Kong, wholly owns Beijing Burning Rock Biotech Limited, our WFOE. You may have difficulties in enforcing court judgments obtained in United States courts against our Hong Kong subsidiary, including judgments relating to the federal securities laws of the United States. There is also doubt as to whether courts in Hong Kong will enforce judgments of United States courts based only upon the civil liability provisions of the federal securities laws of the United States, or the securities laws of any state of the United States.

There may be political risks associated with having business connection with Hong Kong.

Hong Kong is a Special Administrative Region of the People’s Republic of China, with its own executive, judicial and legislative branches. Hong Kong enjoys a high degree of autonomy from China under the principle of “one country, two systems.” As a result of this political structure, we enjoy certain benefits, including tax benefits when we hold our WFOE through BR Hong Kong Limited, one of our subsidiaries incorporate in Hong Kong. However, we can give no assurance that Hong Kong will continue to enjoy the same level of autonomy from China. For example, if our Hong Kong subsidiary is deemed as a PRC company when the PRC government no longer treats Hong Kong as “offshore”, we may not be able to enjoy the double tax treaty reached between Hong Kong and mainland China and our Hong Kong company may be subject to the supervision of SAFE, which will lead uncertainty to cross-border capital flows. In particular, China could determine to treat any cash located in Hong Kong as subject to the same distribution rules as mainland China and our cash located in Hong Kong could therefore be subject to the same risks as that located in mainland China. Any intervention by the government of China in the affairs of Hong Kong, in breach of the “one country, two systems” principle, may adversely affect our business and ability to raise capital.

Recent unrest in Hong Kong may affect our business.

Hong Kong is a special administrative region of the PRC with its own government. Hong Kong enjoys a high degree of autonomy from the PRC under the principle of “one country, two systems.” However, there can be no assurance that our corporate structure, business operation, financial condition and results of operations will not be adversely affected as a consequence of the exercise of PRC sovereignty over Hong Kong. For example, a series of large demonstrations in Hong Kong in 2019 has adversely affected the local economy and resulted in the enactment of Hong Kong national security law in 2020. On July 14, 2020, the President of U.S. signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. Hong Kong’s position and reputation as an international financial and trade center may be further damaged, and our business may be materially and adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted limited liability company and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 250,000,000 shares, comprising 230,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, par value of US$0.0002 each. As of the date of this prospectus, we have 105,188,102 ordinary shares that are issued and outstanding, comprising 87,863,254 Class A ordinary shares (excluding 541,097 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans) and 17,324,848 Class B ordinary shares.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our tenth amended and restated memorandum and articles of association, as currently in effect (incorporated by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020), insofar as they relate to the material terms of our ordinary shares. You should read the forms of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Holders of Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Conversion

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an affiliate of such holder, or upon a change of control of any Class B ordinary share to any person who is not an affiliate of the registered shareholder of such Class B ordinary share, such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share. Furthermore, each Class B ordinary share will be automatically converted into one Class A ordinary share, if (i) at any time the holder thereof and the affiliates of such holder collectively hold less than 5% of the total number of our issued and outstanding shares, or (ii) at any time the holder thereof and the affiliates of such holder collectively hold less than 8.5% of the total number of our issued and outstanding shares and the holder thereof is no longer providing services to us in a position equivalent to or above vice president.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our current articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Holders of ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Class B ordinary share shall be entitled to six (6) votes on all matters subject to vote at general and special meetings of our company.

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the nominal value of the total issued voting shares of our company present in person or by proxy. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as making changes to our current memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our current articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the NASDAQ Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NASDAQ Global Market, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our current articles of association permit us to purchase our own shares. In accordance with our current articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be materially adversely varied with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of the holders of any shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for and throughout a meeting of shareholders consists of at least one shareholder entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third of all voting power of our share capital in issue.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

Board of Directors

Our board of directors consists of nine directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (a) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of our company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. The NASDAQ Global Market rules require that every company listed on the NASDAQ Global Market hold an annual general meeting of shareholders. In addition, our current articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offer or may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted, in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our current memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our current memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our current memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our current memorandum and articles of association, our company may be dissolved, liquidated or wound up with the sanction of a special resolution at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class or the written consent the holders of all of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hon Hai Road, Kwun Tong, Kowloon, Hong Kong.

We appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-238921 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

As an owner of ADSs, you are a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

You being an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the underlying Class A ordinary shares represented by your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the depositary; or

•	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•	We do not deliver satisfactory documents to the depositary; or

•	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Class A ordinary shares

The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A ordinary shares

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and the Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the Class A ordinary shares.

•

The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A ordinary shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of Class A ordinary shares are described in “Description of Share Capital”.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

•

In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all Class A ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•

In the event of voting by poll, the depositary will vote (or cause the Custodian to vote) the Class A ordinary shares held on deposit in accordance with the voting instructions timely received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the common shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

•  Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A ordinary shares, upon a change in the ADS(s)-to-Shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of Class A ordinary shares

Up to U.S. 5¢ per ADS issued

• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

•  Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).

Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of Class A ordinary shares on the share register and applicable to transfers of Class A ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

•

the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, ADSs and ADRs; and

•	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act or Exchange Act liability is intended by any provision of the deposit agreement.

•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

•

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class A ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class A ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depository for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation, reimbursement and indemnification of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an legal counsel or an opinion of a tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer’s certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

Notice of such a redemption of debt securities shall be given to the holders of the debt securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of debt securities or the indenture. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

All payments of principal, premium, if any, and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

(v)

in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

(vi)

to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii)	in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

(ix)	in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officer’s certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer’s certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officer’s certificate. The trustee and each paying agent may rely on the fact that any officer’s certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer’s certificate furnished pursuant to this paragraph or on the fact that any officer’s certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

(i)

any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

we have delivered to the trustee an officer’s certificate and an opinion of legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture will contain provisions permitting us and the trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the indenture or to change or modify in any manner the rights of the holders of the debt securities. The trustee and we may not, however, without the consent of each holder of such series of debt securities:

(i)	change the Stated Maturity of the principal or premium, if any, or any installment of interest of such debt securities;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on such debt securities;

(iii)	change any obligation of ours to pay Additional Amounts with respect to such debt securities;

(iv)	change the currency of payment of the principal of, premium (if any) or interest on such debt securities;

(v)	impair the right to institute suit for the enforcement of any payment due on or with respect to such debt securities;

(vi)	reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

(vii)

reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(viii)	modify the provisions of the indenture with respect to modification and waiver;

(ix)

amend, change or modify any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders of such series of debt securities; or

(x)

reduce the amount of the premium payable upon the redemption or repurchase any of such series of debt securities or change the time at which any of the debt securities of such series may be redeemed or repurchased as described above under the heading “Tax Redemption.”

The holders of not less than a majority in principal amount of the debt securities of a series may on behalf of all holders of the debt securities of such series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the debt securities of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of such series, whether or not they have given consent to such waivers, and on all future holders of debt securities of such series, whether or not notation of such waivers is made upon the debt securities of such series. Any instrument given by or on behalf of the debt securities of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the debt securities of such series.

Notwithstanding the foregoing, without the consent of any holder of the debt securities of such series, the trustee and we may amend the indenture and the debt securities of such series to, among other things:

(i)

cure any ambiguity, omission, defect or inconsistency contained in the indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of debt securities;

(ii)

evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under “Consolidation, Merger and Sale of Assets,” or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of debt securities and in the indenture;

(iii)	comply with the rules of any applicable depository;

(iv)	secure such series of debt securities;

(v)

add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company;

(vi)	make any change in such series debt securities that does not adversely affect the legal rights under the indenture of any holder of the debt securities in any material respect;

(vii)

evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)

conform the text of the indenture or any series of debt securities to any provision of this “Description of the Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or debt securities as evidenced by an officer’s certificate;

(ix)

make any amendment to the provisions of the indenture relating to the transfer and legending of such series of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of such series of debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in such series of debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities of such series;

(x)	make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

(xi)

establish the form and terms of and to provide for the issuance of any additional debt securities permitted under the indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

(xii)	add guarantors or co-obligors with respect to the debt securities of such series; and

(xiii)	conform the provisions of the indenture to the “Description of Debt Securities” section in this prospectus.

The consent of the holders of the debt securities of such series is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders of such series of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following will be defined as an “Event of Default” under the indenture with respect to the applicable series of debt securities:

(i)	failure to pay principal or premium in respect of the debt securities when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

(ii)	failure to pay interest on the debt securities (including any additional interest) within 30 days after such interest becomes due and payable;

(iii)	default in the performance of or breach our obligations under “Consolidation, Merger and Sale of Assets”;

(iv)

default in the performance of or breach any covenant or agreement in the indenture or under the debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

(v)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy,

(vi)

insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(vii)

the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

(viii)	the debt securities or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than as permitted by the indenture.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by written notice may declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of the debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of the debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the debt securities on or after the applicable due date specified in the debt securities.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

(1)	either:

a.

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

b.

all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the debt securities of such series not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

(4)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:

(1)

the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)

our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consent”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such debt securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, we must deliver to the trustee an opinion of legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of legal counsel will confirm that, the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of legal counsel reasonably acceptable to the trustee confirming that the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)

we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)

we must deliver to the trustee an officer’s certificate and an opinion of legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the trustee or its affiliates in the future in the normal course of business. In addition, the trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Company” means Burning Rock Biotech Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Group” means the Company and our Controlled Entities.

“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the debt security.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Paying Agent” means the initial paying agent under the indenture or its successor as paying agent under the indenture.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of our Controlled Entities.

(i)	as to which one or more of the following conditions is/are satisfied:

a.

its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 10% of the Group’s consolidated total revenue;

b.

its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 10% of the Group’s consolidated net profit (before taxation and exceptional items); or

c.

its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group’s consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)

that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officer’s certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

“Stated Maturity” means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“trustee” means the initial paying agent under the indenture or its successor as trustee under the indenture.

“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

PLAN OF DISTRIBUTION

We or any selling security holder may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling security holder or any dealers acting for us or on our behalf or a selling security holder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us or any selling security holder;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling security holders;

•	the public offering price of the securities; and

•	any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the securities offered through this prospectus, we or any selling security holder will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We or any selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, any selling security holder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling security holder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or any selling security holder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us or any selling security holder, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SECURITY HOLDERS

Selling security holders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders (if any) may sell the Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders (if any) may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling security holder (if any), the number of Class A ordinary shares beneficially owned by such selling security holder and the number of the Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling security holders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•	the Cayman Islands has a less developed body of securities laws as compared to the U.S.; and these securities laws provide significantly less protection to investors as compared to the U.S.; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the U.S.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents in China, and most of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these individuals, or to bring an action against us or against these individuals in the U.S., in the event that you believe that your rights have been infringed under the securities laws of the U.S. or any state in the U.S. In particular, residence in China may make it even more difficult to enforce any judgments obtained from foreign courts (including from a U.S. state or federal court) against such persons compared to the circumstance of residence in another non-U.S. and non-China jurisdiction.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or the securities laws of any State in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or

(ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. We have also been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions, as well as public policy considerations and conditions set forth in applicable provisions of other PRC laws relating to the enforcement of civil liability. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or the Cayman Islands.

Judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. In other words, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Burning Rock Biotech Limited appearing in Burning Rock Biotech Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Burning Rock Biotech Limited’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Ernst & Young Hua Ming LLP is located at 18th Floor, EY Tower, 13 Zhujiang East Road, Tianhe District, Guangzhou, PRC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.brbiotech.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website